Filed Pursuant to Rule 424(b)(4)

Registration No. 333-227898

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated November 8, 2018)

5,000,000 Ordinary Shares

Tecnoglass Inc.

This is a public offering of 5,000,000 ordinary shares of Tecnoglass Inc.

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “TGLS.” On March 20, 2019, the last reported sales price of our ordinary shares, as reported by the NASDAQ Capital Market, was $7.30 per share.

Investing in the ordinary shares involves risks that are described in the “Risk Factors” section beginning on page S-22 of this prospectus supplement and on page 4 of the accompanying prospectus.

	Per Share	Total
Public Offering Price	$7.00	$35,000,000
Underwriting Discounts(1)	$0.42	$2,100,000
Proceeds to us, before expenses	$6.58	$32,900,000

(1) We refer you to “Underwriting” beginning on page S-89 for additional information regarding underwriting compensation.

Our ordinary shares have also traded on the Colombia Stock Exchange, the Bolsa de Valores de Colombia, since January 6, 2016 under the symbol “TGLSC.” The Colombia listing is secondary to Tecnoglass’ primary listing on the NASDAQ Capital Market. No new shares were issued in connection with the admission to trading on the Bolsa de Valores de Colombia.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

The underwriters may also exercise an option to purchase up to an additional 750,000 ordinary shares from us at the public offering price less the underwriting discount for 30 days after the date of this prospectus supplement.

The ordinary shares will be ready for delivery on or about March 25, 2019.

Joint Book-Running Managers

Baird		Raymond James

B. Riley FBR

Co-Managers

D.A. Davidson & Co.		Dougherty & Company LLC

The date of this prospectus supplement is March 21, 2019

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying prospectus in one or more offerings with a maximum aggregate offering price of up to $200 million. The accompanying prospectus provides you with a general description of us and the securities we may offer, some of which do not apply to this offering. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying prospectus.

This prospectus supplement provides specific details regarding this offering of ordinary shares by us, including the public offering price per share. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read this prospectus supplement together with the more detailed information regarding our company, our securities and our financial statements and the notes to those statements that appear elsewhere in this prospectus supplement, the prospectus, and the documents that we incorporate herein and therein by reference.

Neither we nor the underwriters have authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are offering to ordinary shares and seeking offers to buy ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date.

We have proprietary rights to trademarks and trade names used in this prospectus supplement, including, among others, “TecnoAir,” “TecnoBend” and “Eli.” Solely for our convenience, trademarks and trade names referred to in this prospectus supplement may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus supplement is the property of its respective holder.

NON-GAAP FINANCIAL MEASURES

We prepare our audited financial statements on a yearly basis and quarterly unaudited financial statements, each in accordance with accounting principles generally accepted in the United States (“GAAP”). In accordance with Regulation G, we also disclose and discuss certain non-GAAP financial measures. Currently, the non-GAAP financial measures that we disclose are Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Margin.

Adjusted EBITDA is calculated by adding net income (loss), income (loss) attributable to non-controlling interest, income taxes, interest expense, depreciation and amortization, loss (gain) from change in fair value of warrant liability and earnout shares, extinguishment of debt, certain non-recurring / non-cash expenses and foreign currency transaction losses (gains), as further adjusted for the other line items reflected in the reconciliation table set forth in footnote 2 of “Prospectus Supplement Summary—Summary Historical Consolidated Financial Data”. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by our net revenues.

Adjusted Net Income is calculated by adding net income (loss), income (loss) attributable to non-controlling interest, foreign currency transaction losses (gains), cashless deferred cost of financing, loss (gain) from change in fair value of warrant liability (as applicable), extinguishment of debt, certain non-recurring expenses and the tax impact of adjustments at statutory rates, as further adjusted for the other line items reflected in the reconciliation table set forth in footnote 3 of “Prospectus Supplement Summary—Summary Historical Consolidated Financial Data”. Adjusted Net Income Margin is calculated by dividing Adjusted Net Income by our net revenues.

Our use of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Net Income Margin may not be comparable to similarly titled measures reported by other companies because not all companies and analysts calculate these metrics in the same manner. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

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We believe that the GAAP financial measure most directly comparable to Adjusted EBITDA and Adjusted Net Income is net income. In calculating Adjusted EBITDA and Adjusted Net Income, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted Net Income are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), operating income, or as an indicator of any other measure of performance derived in accordance with GAAP. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of each of Adjusted EBITDA and Adjusted Net Income to net income set forth in footnotes 2 and 3 of “Prospectus Supplement Summary—Summary Historical Consolidated Financial Data”.

Adjusted EBITDA and Adjusted Net Income are used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We believe the disclosure of Adjusted EBITDA and Adjusted Net Income helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted Net Income are measures of our ongoing operating performance because the isolation of non-cash charges, such as depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other peer companies over time. In evaluating Adjusted EBITDA and Adjusted Net Income, you should be aware that in the future we may incur expenses such as those used in calculating Adjusted EBITDA and Adjusted Net Income in the future. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA and Adjusted Net Income to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations include:

●	they do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments or foreign exchange gain/loss;

●	they do not reflect changes in, or cash requirements for, working capital;

●	they do not reflect significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt;

●	they do not reflect payments made or future requirements for income taxes; and

●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or paid in the future and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect cash requirements for such replacements or payments.

Investors are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis.

Management compensates for the above-described limitations of using non-GAAP measures by using non-GAAP measures only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business. See our historical consolidated financial statements included and incorporated elsewhere in this prospectus supplement for our GAAP results.

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MARKET AND INDUSTRY DATA

In this prospectus supplement, we refer to information and statistics regarding our industry, the size of certain markets and our position within the sectors in which we compete. Some of the market and industry data contained in this prospectus supplement is based on independent industry and trade publications or other publicly available information, or information published by our customers, that we believe to be reliable sources, while other information is based on our good-faith estimates, which are derived from our review of internal surveys, as well as independent sources listed in this prospectus supplement, the knowledge and experience of our management in the markets in which we operate. The estimates contained in this prospectus supplement have also been based on information obtained from our customers, suppliers and other contacts in the markets in which we operate. Although we believe that these independent sources and internal data are reliable as of their respective dates, the information contained in them has not been independently verified from the data obtained from our external sources, nor sought consent to refer to their reports, and we cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data and the market share estimates set forth in this prospectus supplement, and beliefs and estimates based thereon, may not be reliable. We have made rounding adjustments to reach some of the figures included in this prospectus supplement, for ease of presentation. As a result, amounts shown as totals in some tables may not be arithmetic aggregations of the amounts that precede them.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains statements that are forward-looking statements within the meaning of the federal securities laws, including statements about our expectations, beliefs, intentions and strategies for the future. We have identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “project,” “plan,” “estimates,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology.

These forward-looking statements are primarily based on current expectations and projections about future events and financial trends that affect, or may affect, our business, financial condition, results of operations, liquidity and prospects, and include, without limitation, statements regarding our expectations and estimates concerning our future financial performance. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that could cause our actual results to differ materially from results anticipated in these forward-looking statements. Although we believe that these forward-looking statements are based upon reasonable assumptions, because of these uncertainties, prospective investors should not rely on these forward-looking statements. Most of these factors are outside of our control and are difficult to predict or anticipate. Important factors, further discussed under “Risk Factors”, that could cause actual results to differ materially from the forward-looking statements include but are not limited to:

●	inability to realize the expected benefits of the joint venture with Saint-Gobain or the planned construction of a new plant as part of the joint venture;
●	inability to realize the expected benefits of our growth and efficiency capital expenditure plan;
●	downward pricing pressures;
●	possible expenses from any product performance, reliability or quality problems;
●	limited availability and costs of raw materials;
●	changes in governmental regulation and taxation;
●	changes in accounting practices or policies;
●	impact of equipment failures or loss at sole production facility
●	complex manufacturing processes may cause personal injury or property damage resulting in losses or other disruptions of operations which may not be covered by insurance;
●	results may not match our provided guidance or expectations of securities analysts or investors;
●	general economic conditions or cyclical factors affecting the construction industry or our business such as a downturn in the real estate industry that results in lower construction activity;
●	changes in weather and seasonality;
●	the impact of natural phenomena on our ability to fulfill customer orders and requirements;
●	international hostilities and terrorism;
●	dependence of certain of our businesses on certain key customers or the effects of customers canceling or modifying orders;
●	failure to maintain adequate internal controls and remediate the material weakness previously identified;
●	our and our subsidiaries’ ability to attract and retain qualified professionals;
●	product liabilities in excess of insurance;
●	possible future inability to comply with an environmental regulation or future liability due to remediation of contamination on certain properties or environmental liabilities arising out of past or present operations;
●	our ability to continue to successfully integrate acquired businesses and realize the anticipated benefits of such acquisitions;
●	actions taken or conditions imposed by the Colombian, United States and foreign governments including tariffs and other government imposed sanctions;
●	ability to enforce rights outside of the United States;
●	dependence on key personnel or limited availability of new skilled personnel;
●	foreign exchange fluctuations relative to the U.S. dollar or the Colombian peso and potential currency exchange control risks;
●	possibility that transactions we have entered into could give rise to conflicts of interest;
●	effects of any differences in the interests of our controlling shareholder from the interests of our other shareholders;
●	the impact of work stoppages or labor disruptions at our company, our subsidiaries, or at our subsidiaries respective customers or suppliers or their ability to make payments to us;
●	technological developments and technological issues;

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●	reliance on third party transportation;
●	availability of required capital;
●	our level of indebtedness and ability to generate sufficient cash flow to meet our debt service requirements; and
●	costs, expenses, and any liabilities associated with pending or threatened litigation.

We cannot assure you that these forward-looking statements, estimates, assumptions or intentions will prove to be correct or that the information, interpretations and understandings on which they are based will prove to be valid. Our actual results may depend on factors beyond our control.

We base our forward-looking statements on information currently available to us, and, except as required by law, we undertake no obligation to update these statements, whether as a result of changes in underlying factors, new information, future events or other developments except as required by law. We do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed above as well as those discussed under “Risk Factors.”

We undertake no obligation to release publicly any revisions to such forward-looking statements after completion of this offering to reflect later events or circumstances or to reflect the occurrence of unanticipated events even if new information, future events or other circumstances have made them incorrect or misleading. In light of the risks and uncertainties underlying these forward-looking statements, there can be no assurance that the events described or implied in the forward-looking statements contained in this prospectus supplement will in fact transpire. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements.

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DISCLOSURE REGARDING FOREIGN Exchange CONTROLS AND EXCHANGE RATES IN COLOMBIA

Since September 1999, the Central Bank of Colombia has allowed the Colombian peso to float freely, intervening only when there are steep variations in the Colombian peso’s value relative to the U.S. dollar. This intervention mechanism is only used to prevent undesirable fluctuations both in the exchange rate and accumulate or reduce the amount of the international reserves, in accordance with guidelines set forth by the Central Bank’s board of directors. The Colombian Superintendence of Finance, or SFC, calculates the representative market rate based on the weighted averages of the buy/sell foreign exchange rates quoted daily by certain financial institutions for the purchase and sale of foreign currency. Although the Colombian peso is allowed to float freely, the Central Bank of Colombia or the Colombian government may intervene in the exchange market through the following mechanisms: buying and selling foreign currencies in the spot market or through call or put options at market rates through an auction process, and selling foreign currencies through swap agreements through an auction process at the rates determined by the Central Bank.

The general principles of Colombia’s foreign exchange and international investment regulations are contained in Law 9 of 1991, Decree 1068 of 2015 and Decree 119 of 2007, External Resolution 1 of 2018 from the Board of Directors of the Central Bank and External Circular DCIN – 83 of 2018. Law 9 of 1991 and Resolution 1 of 2018 established two types of markets for foreign currency exchange: (1) the free market, which consists of (a) all foreign currencies originated in sales of services, donations, remittances and all other inflows or outflows that do not need to be mandatorily channeled through the FX market (as defined below) and (2) the controlled market, or the FX market, which consists of (a) all foreign currencies originated in operations considered to be operations of the FX market, which may only be transacted through FX intermediaries or registered compensation accounts, or (b) foreign currencies voluntarily channeled through the FX market. Compensation accounts are accounts opened abroad by Colombian residents (individuals and legal entities), which are registered with the Central Bank in order to channel foreign currency originated in controlled operations of the FX market or to receive and/or pay in foreign currencies transactions between Colombian residents (individuals and legal entities).

Under Colombian foreign exchange regulations, FX intermediaries are authorized to enter into foreign exchange transactions, to convert Colombian pesos into foreign currencies or foreign currencies into Colombian pesos. In addition, there are certain requirements and obligations established by Colombian law and by the board of directors of the Central Bank in order to transfer currency into or out of Colombia.

The Colombian government and the Central Bank of Colombia may also limit the remittance of dividends and/or investments of foreign currency received by Colombian residents whenever the international reserves fall below an amount equal to three months of imports or may impose certain mandatory deposit requirements in connection with foreign-currency denominated loans obtained by Colombian residents.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement. Because this is only a summary, it does not contain all of the information you should consider before investing in our ordinary shares. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our consolidated financial statements and related notes included and incorporated elsewhere in this prospectus supplement, and the documents incorporated by reference herein, before making an investment decision.

Some of the statements in this prospectus supplement constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in “Risk Factors” and other sections of this prospectus supplement.

Unless otherwise stated in this prospectus supplement, references to “Tecnoglass”, “our company,” “we,” “us,” “our,” and similar references to refer to Tecnoglass Inc., formerly named Andina Acquisition Corporation, and its subsidiaries. References to “Tecnoglass Holding” are to our wholly owned subsidiary, Tecno Corporation. References to “TG” are to Tecnoglass Holding’s indirect subsidiary, Tecnoglass S.A.S. References to “ES” are to Tecnoglass Holding’s indirect subsidiary C.I. Energía Solar S.A.S E.S. Windows. References to “ESW” are to ES Windows LLC. References to “GM&P” are to Giovanni Monti and Partners Consulting and Glazing Contractors, Inc.

Our Company

We are a vertically integrated manufacturer, supplier and installer of architectural glass, windows and associated aluminum products for the global commercial and residential construction markets. With a focus on innovation, combined with providing highly specified products with the highest quality standards at competitive prices, we have developed a leadership position in each of our core markets. In the United States, which is our largest market, we were ranked as the second largest glass and metal fabricator in 2018 by Glass Magazine. In addition, we believe we are the leading glass transformation company in Colombia. Based on our analysis of third party industry sources, we had an estimated market share of over 45% of the Colombian market in 2017. Our customers, which include developers, general contractors or installers for hotels, office buildings, shopping centers, airports, universities, hospitals and multi-family and residential buildings, look to us as a value-added partner based on our product development capabilities, our high quality products and our unwavering commitment to exceptional service.

We have more than 30 years of experience in architectural glass and aluminum profile structure assembly and transform a variety of glass products, including tempered safety, double thermo-acoustic, and laminated glass. Our finished glass products are installed in a wide variety of buildings across a number of different applications, including floating facades, curtain walls, windows, doors, handrails, interior and bathroom spatial dividers. We also produce aluminum products such as profiles, rods, bars, plates and other hardware used in the manufacturing of windows.

Our products are manufactured in a 2.7 million square foot, state-of-the-art manufacturing complex in Barranquilla, Colombia that provides easy access to North, Central and South America, the Caribbean and the Pacific. Our products can be found on some of the most distinctive buildings in these regions, including El Dorado Airport (Bogota), 50 United Nations Plaza (New York), Trump Plaza (Panama), Icon Bay (Miami), and Salesforce Tower (San Francisco). Our track record of successfully delivering high profile projects has earned us an increasing number of opportunities across the United States, evidenced by our expanding backlog and overall revenue growth.

Our structural competitive advantage is underpinned by our low-cost manufacturing footprint, vertically integrated business model and geographic location. Our integrated facilities in Colombia and distribution and services operations in Florida provide us with a significant cost advantage in both manufacturing and distribution, and we continue to invest in these operations to expand our operational capabilities. Our lower cost manufacturing footprint allows us to offer competitive prices for our customers, while also providing innovative, high quality and high value-added products, together with consistent and reliable service. We have historically generated high margin organic growth based on our position as a value-added solutions provider for our customers.

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We have a strong presence in the Florida market, which represents a substantial portion of our revenue stream and backlog. Our success in Florida has primarily been achieved through sustained organic growth, with further penetration now taking place into other highly populated areas of the United States. As part of our strategy to become a fully vertically integrated company, we have supplemented our organic growth with some recent acquisitions that have allowed us added control over our supply chain. In March 2017, we completed the acquisition of GM&P, a consulting and glazing installation business that was previously our largest installation customer. In 2016, we completed the acquisition of ESW, which gave us control over the distribution of products into the United States from our manufacturing facilities in Colombia. These acquisitions allowed for further vertical integration of our business and will act as a platform for our future expansion in the United States.

The continued diversification of the group’s presence and product portfolio is a core component of our strategy. In particular, we are actively seeking to expand our presence in the United States outside of Florida. We also recently launched a residential windows offering which, we believe, will help us expand our presence in the United States and generate additional organic growth. We believe that the quality of our products, coupled with our ability to price competitively given our structural advantages on cost, will allow us to generate further growth in the future.

Our Competitive Strengths

Our success has been grounded in our ability to offer high quality products at the most competitive prices. We are able to competitively price our products, while still achieving strong margins, due to a number of unique cost advantages. In addition to our vertically integrated business model, we benefit from structural cost advantages in manufacturing and distribution due to our geographic location. Alongside these structural advantages, we are committed to quality, product innovation and customer service. We believe these competitive strengths create a significant barrier to entry, which is underpinned and sustained by the experience of our senior management team and the loyalty of our highly motivated employees.

Vertical Integration

We believe we are unique within the industry in vertically integrating the purchasing of raw materials and the manufacturing, distribution and installation of our products. By vertically integrating each of these functions, we are able to eliminate inefficiencies throughout the supply chain and generate strong margins. These efficiencies are only enhanced as our business grows and we benefit from operating leverage and economies of scale.

This business model also allows us to maintain strict quality control, from the sourcing of input materials to the installation of our finished products. Our vertically integrated business model therefore enables us to provide consistent high quality products to our end-customers. Ownership of the entire production process also reduces our dependence on third parties, allowing us to respond more quickly to our customers’ needs and reducing lead-times for new or customized products.

Cost of Production Advantages

We enjoy significant cost advantages because of our location in Colombia that we would not be able to realize if our production facility was located in the United States. We believe we are able to offer competitive prices, in part, as a result of our low labor and energy costs relative to those in the United States while maintaining efficient transportation costs into the markets we serve. Employees at our manufacturing facilities in Colombia earn above the local minimum wage, yet these wages are typically less than one quarter of the cost of a comparable employee located within the United States. In 2018, we completed a solar panel project with the capacity to generate approximately five megawatts of eco-friendly energy on-site at our manufacturing facilities. This investment has allowed us to reduce energy costs, while also having a positive tax effect due to our ability to deduct the investment from our taxable income in compliance with applicable Colombian tax regulations.

Low-Cost Distribution

Our principal manufacturing facility is located in Barranquilla, Colombia, which is strategically located near three of the country’s major ports: Barranquilla, Cartagena and Santa Marta. These ports provide us with maritime access to all major global markets. The Barranquilla port is just 16 kilometers away from our production facility. From there, our products can be shipped to Miami in three days and New York in four days. In addition, for short lead-time projects, our products can be transported by air from Barranquilla to Houston or Miami within a few hours.

As a result of the significant trade imbalance between Colombia and the United States for goods transported in container ships, we are able to transport our products to the United States in containers that would otherwise return empty to the United States. We are therefore able to distribute our products to the eastern, southern and western regions of the United States at very attractive rates, which are often lower than a comparable domestic land shipment within the United States. Demand for high-specification architectural glass is typically highest in large coastal cities, which we are able to ship to directly, while most of our competitors must utilize relatively expensive land transportation services to deliver finished goods to these sites by land.

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Commitment to Quality and Innovation

Our commitment to quality is evidenced by our significant recent investments in machinery and equipment. Since 2012 we have invested over $270 million in the latest technologies to enhance the efficiency and accuracy of our production lines, and ultimately to improve the quality of the products that we deliver to our customers. We believe these significant investments position us to meet our growth objectives over the next several years. We operate state-of-the-art glass making equipment, glass laminating lines, aluminum presses and high-volume insulating equipment which facilitate more precise manufacturing, enabling us to offer a broader selection of and higher quality products and remain agile in responding to customer demands, while generating less raw material waste.

We believe our investments in technology in recent years have positioned us well for continued growth, improved profitability and enhanced cash generation in the years ahead. Recent examples of our investments include:

●	our acquisition of three aluminum extrusion presses that together added more than 1,000 tons of production capacity per month, alongside associated investments in new aluminum paint lines and foundries;

●	our purchase of equipment used to produce soft-coated, low emissivity glass;

●	our completion of our solar panel project that generates approximately five megawatts of eco-friendly energy at our manufacturing facilities. We estimate these investments will continue to reduce our energy costs, with a total cost reduction target of approximately 6%-8%;

●	our purchase of glass-laminating and tempering furnaces that use state-of the-art technology to produce curved glass in a broad range of easily modifiable curvatures (“TecnoBend”). TecnoBend uses a flexible mold to produce customized shapes for architectural structures; and

●	our investment in a jumbo tempering oven capable of producing extra-large slabs of laminated glass. These products are sought after in high-specification designs, allowing us to supply these high profile projects. For example, our extra-large glass slabs were recently installed in the El Dorado Airport, located in Bogotá, Colombia.

Our quality assurance department maintains rigorous oversight over the production process to ensure the consistent production of high quality products. In addition, we adhere to quality standards that meet all guidelines and requirements for the Insulating Glass Certification Council (IGCC) and Safety Glazing Certification Council (SGCC) certification programs.

Finally, our commitment to quality also extends to our partnerships and alliances. Most notably for certain products, we offer Kuraray Sentryglass®. These laminated glass interlayers are five times stronger than conventional laminating materials.

On September 20, 2018, we entered into an agreement with Schüco USA LLLP (“Schüco”) a division of the Schüco International KG, a worldwide leader of architectural systems headquartered in Germany, with more than 60 years of experience and a presence in over 80 countries. Schüco is known for its expertise in the innovative design of building envelopes, windows, doors and facade systems, for the construction industry. This agreement enables Tecnoglass to manufacture and sell Schüco’s architectural systems to customers in North, Central and South America, alongside our existing ESWindows products. Additionally, Tecnoglass will extrude and paint aluminum profile designs as part of Schüco’s global supply chain primarily for products sold in the United States. This agreement also allows Tecnoglass to expand its portfolio and offer more solutions to its clients with high-end, renowned designs.

Superior Customer Service

In addition to manufacturing high quality products at competitive prices, our customer value proposition is supplemented by short lead-times, on-time delivery and after-sale support. Through the coordinated efforts of our sales teams, product specialists and field service teams, we deliver high quality service to our customers, from the initial order to the delivery and installation of our products. We believe our ability to accompany our clients throughout every phase of their projects’ engineering, consulting, manufacturing and installation services along with our ability to coordinate these efforts as a one-stop-shop is a key differentiator from our competition.

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High Barriers to Entry

The ability of new competitors to enter the markets that we serve is limited due to the technical certifications required on high specification building projects, such as IGCC, IqNet Icontec 14001 and ISO9001. We attribute our success, in large part, to our ability to produce a broad range of sophisticated products, as well as our reputation for delivering high quality, made-to-order architectural glass on time. Our employees have extensive training, knowledge and experience at manufacturing high specification products. We believe the vertically integrated nature of our operations means that there are high barriers to successfully entering our markets and competing with us on price, quality and agility. In addition, the equipment needed to operate in the glass and window industry is expensive, therefore requiring significant upfront capital investment.

Loyal and Highly Motivated Employees

Capitalizing on our various competitive advantages also requires a skilled and dedicated workforce. We actively encourage and facilitate the development of our employees through rolling training programs, with multiple training sessions held every week. These programs increase the skills of our employees and are designed to allow our employees to keep pace with the new technologies being installed at our manufacturing facilities. We are committed to developing our employees and remaining at the forefront of technology in our industry. These investments have also helped us manage workplace injuries, with our rate of one accident per 24 workers per year, being substantially lower than the average of one accident per 12 workers per year for manufacturing companies in Colombia. We believe our robust training programs and low turnover rate provide us with an advantage in not having to retrain new employees to produce our specialized products.

We value our employees and invest in them and their communities. For several decades, we have committed resources to improving the quality of life of our employees and local communities. Our local foundation, “Fundación Tecnoglass”, provides local communities with assistance purchasing or improving homes and facilitating higher education scholarships. During 2018, over 160 families benefited from these initiatives. Fundación Tecnoglass also provides funding for different local schools looking to improve social transformation and community development. Vive Bailando, a program recently developed in the Las Flores neighborhood (a local community near Tecnoglass’ headquarters) has positively impacted more than 100 families in less than a year. Additionally, we donate our recyclable glass to the foundation, which sells it to local recycling cooperatives and uses the proceeds to fund scholarships for Company employees. We believe these initiatives have allowed us to maintain a strong relationship with our employees, which in turn has ensured a skilled, motivated and loyal workforce with low levels of turnover. We have remained union-free since our incorporation in 1984.

Our Business Strategy

We have identified the following strategic priorities that we believe are important in advancing our business:

Further Geographic Penetration in the United States

We have successfully established a leading reputation in the Florida construction market by providing high value, impact-resistant architectural glass products. Our products have become widely regarded in Florida for their quality and are certified to be in compliance with all U.S. regulations. Since 2016, the United States has grown from 67% to 80% of our backlog as of December 31, 2018. Of our total backlog in the United States, approximately 23% is in locations identified for expansion.

Backlog by geographic presence

In recent years, we have begun to successfully grow our geographic presence in the United States outside of Florida, particularly into markets along the east coast. Sales from Florida comprised 82% of our cumulative 2016, 2017, and 2018 United States revenue. Coastal markets are particularly attractive to us as they can be directly accessed by ship, resulting in transportation costs from our manufacturing facilities that are similar to our transportation costs to Florida. These regions are also affected by hurricanes, significant temperature fluctuations and other extreme forms of weather that foster demand for our products. We are actively expanding our sales presence in these markets and have already successfully completed several projects in large U.S. markets such as New York, Boston, Washington D.C. and Baltimore as well as cities along the U.S. Gulf Coast, such as Houston.

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We intend to continue growing the business organically outside of Florida. As we explore growth opportunities in new U.S. markets, we intend to leverage the strong reputation we have developed with national commercial construction contractors, architects and designers for providing high quality products at the most competitive prices.

Our relative financial performance for the three months ended December 31, 2018 compared to the three months ended December 31, 2017 is not materially different from the comparison of full year 2018 and 2017 financial results.

Penetrate the U.S. Residential Market

In April 2017 we launched “ES Windows: Elite Collection” and “ES Windows: Prestige Collection” to target the U.S. residential new and replacement sectors. We have received positive interest for the new products to date and positive reactions from our customers. Our recent focus on the U.S. residential housing market has produced a 400% year over year growth in residential sales for the year ended December 31, 2018. Although residential sales represent a relatively small portion of our sales today, we believe it will be a significant source of growth for us in the future. Our U.S. residential market sales represent 10% of our total sales for the year ended December 31, 2018. The U.S. residential housing construction market exceeded $544 billion in spending during the twelve months ended November 30, 2018 according to the United States Census Bureau. Deutsche Bank published a research report estimating that new residential housing starts in the United States will grow at an annual rate of 5% in each of 2019 and 2020. We believe that our core strengths that have facilitated our success to date, namely the quality of our products and the structural cost advantages that allows us to price our products competitively, will similarly contribute to our success in residential window sales.

Continued Investment in Technology to Meet Evolving Demands

We have a track record of developing innovative new products, and we intend to continue our focus on new product opportunities in the future. We are constantly identifying shifts in global trends and customer needs, and designing new products to meet those changes in demand. In order to continue this success, it is critical that we invest in the latest technologies available in our industry. For example, with the installation of our soft-coating facility, we are now able to manufacture low emissivity glass that is energy efficient and will allow us to meet growing demand for “green” products.

Our recent investment in new tempering equipment, which uses air cushion technology to offer greater transparency and less distortion, further boosts the quality of our products. Further investments are planned to expand our offering of value-added glass products, such as soft-coated, low-emissivity window panes that minimize the effects of solar heat. We are committed to investing in technology and remaining at the forefront of the industry.

We operate state-of-the-art architectural glass making equipment, glass laminating lines, aluminum presses and high-volume insulating equipment, which facilitate more precise manufacturing and generate less raw material waste. We will seek to leverage this platform of cutting-edge equipment to adapt our products to evolving demands in both current and new markets. We expect that our focus on innovation, which is founded upon our investments in technology, will position us well to take advantage of new opportunities.

Rigorous Adherence to Quality Standards

Maintaining the high quality standards for which we have become known is essential to the execution of our strategy. All of our internal processes are continually and independently supervised by Tecnoglass’ Quality Assurance department. The Quality Assurance department maintains rigorous oversight of optimization indicators covering energy, water, recyclable waste and other facets of the production process. Constant monitoring of these indicators is integral to ensuring that we consistently produce high quality products. Between 5% and 10% of our production is randomly selected to verify compliance with a variety of quality standards, such as water leaks, functionality, manufacturing and accessories, according to ASTM International (ASTM) and American Architectural Manufacturers Association (AAMA) rules.

These measures allow us to effectively detect issues and take specific actions to mitigate their reoccurrence. As we grow and our use of technology evolves, our Quality Assurance team must also evolve its tests, controls and remedies. We believe this rigorous adherence to quality control will ensure that we will continue to provide the highest quality products and, ultimately, promote customer satisfaction.

S-11

Our Industry

The glass construction market in North, Central and South America was estimated to be approximately $17.9 billion in 2018, according to the Technavio Global Construction Glass Market Report. The glass construction market is expected to grow at a CAGR of 5.46% and reach $21.5 billion by 2021, fueled by the expansion of the commercial and residential end-markets. Our primary end-markets are the commercial construction market and residential construction sectors in the United States and Colombia (80% and 17% of revenue for the year ended December 31, 2018, respectively). We estimate that, for the twelve months ended December 31, 2018, approximately 90% of our revenue was derived from commercial construction projects and approximately 10% of our revenue was derived from residential construction projects. Between 2013 and 2018, our revenue growth was approximately 2.3x the growth rate of the construction market generally as reported by the FMI Overview Report.

United States

The U.S. market for architectural glass in both commercial and residential construction has been robust, supported by positive macroeconomic tailwinds including strong consumer confidence, record levels of employment, widespread availability of credit, corporate tax cuts, increased disposable incomes and a positive overall economic outlook. Our core end-market, commercial construction, has expanded at a 7% CAGR since 2010, reaching over $450 billion in spending during the twelve months ended November 30, 2018 according to U.S. Census Bureau data. Deutsche Bank published a research report that forecast that new U.S. commercial construction will grow at an annual rate of 8% and 7% in 2019 and 2020, respectively. Based on IBIS World Industry Reports, we believe our addressable market within the U.S. construction glass and aluminum market was approximately $29.3 billion in 2018 and will grow at a CAGR of 3% till 2023. The U.S. commercial window and door market was an estimated $8.4 billion according to Freedonia’s United States Commercial Windows & Doors Report. The U.S. residential market for windows and doors is expected to reach $24.0 billion by 2021, based on an expected CAGR of 7% according to Freedonia’s United States Residential Windows and Doors Report. The U.S. residential flat glass market is expected to reach $2.2 billion in 2021 based on based on an expected CAGR of 6% according to Freedonia’s United States Flat Glass Report.

Additional research and macroeconomic indicators suggest continued commercial construction expansion in the United States. The Architectural Billing Index indicates a positive non-residential construction outlook. The index has a lead time of 9 to 12 months and has consistently held above 50, the threshold indicating a positive construction outlook, since late 2012.

Source: American Institute of Architects.

Note: An index score over 50 indicates an increase in billings from the previous month.

We also serve the U.S. residential housing construction market, which exceeded $544 billion in spending during the twelve months ended November 30, 2018 according to the U.S. Census Bureau. Deutsche Bank published a research report estimating that new residential housing starts in the United States will grow at an annual rate of approximately 5% in each of 2019 and 2020.

Colombia

We believe we are the market leader in the Colombian glass market. Based on our analysis of third party industry sources, we had an estimated market share of over 45% of the Colombian market in 2017. According to BMI research, Colombia’s construction industry is expected to grow at a CAGR of 4.6% to 2027, driven by supportive economic tailwinds such as interest rate cuts, increases in real income, government subsidies and stimulus.

S-12

Recent Developments

Joint Venture and Cost Savings Initiative: On January 11, 2019, we entered into a joint venture agreement with Saint-Gobain, a world leader in the production of float glass, a key component of our manufacturing process, whereby we will acquire an approximately 25% minority ownership interest in Vidrio Andino Holdings S.A.S, or Vidrio Andino, a Colombia-based subsidiary of Saint-Gobain. The purchase price for our interest in this entity is $34.1 million in cash and land worth $10.9 million near our facility in Barranquilla, which will be contributed on our behalf by our Chief Executive Officer and Chief Operating Officer, José M. Daes and Christian T. Daes. Vidrio Andino’s float glass plant located in the outskirts of Bogota, Colombia, had been one of our main suppliers of raw glass. We believe this transaction will solidify our vertical integration strategy by acquiring an interest in the first stage of our production chain, while securing ample glass supply for our expected production needs.

Additionally, the joint venture agreement includes plans to build a new plant in Galapa, Colombia that will be located approximately 20 miles from our primary manufacturing facility in which we will also have a 25% interest. The new plant will be funded with the original cash contribution made by the Company, operating cashflows from the Bogota plant, debt incurred at the joint venture level that will not consolidate into the Company and an additional contribution by us of approximately $12.5 million to be paid between 2020 and 2021. Under the joint venture agreement, Saint-Gobain will retain a majority ownership position and will have control over the operations of both plants and therefore, the transaction will be accounted for under the equity participation method, and recorded under the minority interest line. The acquisition will be consummated on or before May 3, 2019 once the original cash and land contributions have been completed and the shares of Vidrio Andino have been contributed.

We believe that the joint venture transaction with Saint-Gobain will allow us to realize cost synergies and take advantage of certain cost saving opportunities. The new plant is expected to bring significant efficiencies in terms of procurement, transportation and glass waste costs. We estimate that once the Galapa plant becomes operational we will realize approximately $5 million of cost synergies per year, based primarily on expected manufacturing benefits through optimizing certain manufacturing processes associated with the reduction of raw material waste, and supply chain synergies, including purchasing raw materials at more advantageous prices.

There can be no assurance that the anticipated joint venture cost synergies, or increases in capacity or production will be achieved, or that they might not be significantly and materially less, or that the completion of the joint venture with Saint-Gobain will be timely or effectively accomplished. In addition, our ability to realize the anticipated cost synergies and production capacity increases are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control, such as changes to government regulation governing or otherwise impacting our industry, operating difficulties, client preferences, changes in competition and general economic or industry condition.

Cost Savings Initiative: We have a $20.2 million growth and efficiency capital expenditure plan meant to enhance operations, which is currently anticipated to start in the second quarter of 2019. We currently plan to invest $9.9 million in an automated glass sorting and processing system, which will increase the capacity of two of our ten production lines by over 160% (or 10% of our total production capacity) while reducing employee headcount, and reduce process lead time. In addition, we currently plan to invest $5.1 million in a vertical paint line and in an additional extrusion press, which we expect to expand our aluminum production capacity in tons by roughly 29%. We also currently intend to invest $5.2 million to create a new automated aluminum warehouse, which we expect will further reduce process lead times in the assembly of our curtain wall systems.

There can be no assurance that the anticipated cost saving initiatives will be achieved, or that they will not be significantly and materially less than anticipated, or that the completion of such cost savings initiatives will be effectively accomplished. In addition, our ability to realize the anticipated cost savings are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control, such as changes to government regulation governing or otherwise impacting our industry, operating difficulties, client preferences, changes in competition and general economic or industry condition.

S-13

History

We are an exempted company incorporated under the laws of the Cayman Islands. We were founded in 2013 in connection with a business combination between Tecnoglass subsidiaries TG and ES, and Andina Acquisition Corporation. TG and ES are corporations formed under the laws of Colombia and founded in 1994 and 1984, respectively, by José M. Daes, our Chief Executive Officer, and Christian T. Daes, our Chief Operating Officer.

Although TG and ES have been in operation since 1994 and 1983, respectively, we were originally formed on September 21, 2011, under the name “Andina Acquisition Corporation” as an exempted company incorporated in the Cayman Islands in order to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Tecnoglass changed its name to Tecnoglass Inc. on December 20, 2013 and registered under incorporation number 262514.

From the consummation of our initial public offering until August 17, 2013, we sought out suitable target businesses to acquire. On August 17, 2013, we entered into an agreement and plan of reorganization, which agreement, as amended, we sometimes refer to as the “business combination agreement,” with Tecnoglass Holding, TG and ES, pursuant to which we acquired TG and ES as wholly-owned indirect subsidiaries, or the Business Combination. Pursuant to the Business Combination, our wholly-owned subsidiary was merged with and into Tecnoglass Holding, with Tecnoglass Holding surviving as our wholly-owned subsidiary. In connection with the Business Combination, our business became the business of Tecnoglass Holding, TG and ES, and we changed our name to Tecnoglass Inc.

S-14

Corporate Structure

The following is a chart setting forth our organizational structure:

Other Shareholders (1)
Energy Holding Corporation
Cayman Islands
36.3%
63.7%
Tecnoglass Inc.
Cayman Islands
100%
100%
100%
91.95%
62.67%
Tecno RE LLC.
United States
Tecno LLC.
United States
GM&P Inc.
United States
C.I. Energía Solar S.A.S.
Colombia
37.33%
8.05%
Tecnoglass S.A.S.
Colombia
85.06%
14.94%
50%
50%
60%
ESW LLC.
United States
100%
100%
Energía Solar ESWindows Paraguay S.A.
Paraguay
Componenti
USA LLC.
United States
ESWindows Europe SRL
Italy
C.I.Energía Solar S.A.S. ESWindows Sucursal Bolivia
Bolivia

(1) Represents shares held by all holders other than Energy Holding Corporation, including our officers and directors.

Company Information

Our principal executive office is located at Avenida Circunvalar a 100 metros de la Via 40, Barrio Las Flores Barranquilla, Colombia and our telephone number is +57 (5) 373-4000. We maintain a website on the internet at www.tecnoglass.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference into, this prospectus supplement.

S-15

The Offering

Ordinary Shares Offered:	5,000,000 ordinary shares.

Option to Purchase Additional Ordinary Shares from Us	750,000 ordinary shares.

Number of Ordinary Shares to be Outstanding After this Offering:	43,631,356 ordinary shares (44,381,356 ordinary shares if the underwriters exercise in full their option to purchase additional ordinary shares from us).

Use of Proceeds:

We estimate that the net proceeds to us from this offering will be approximately $32.5 million, or approximately $37.5 million if the underwriters’ option to purchase additional ordinary shares is exercised in full, in each case after deducting the estimated underwriting discounts and estimated offering expenses payable by us.

We intend to use a portion of the net proceeds from this offering to consummate the joint venture transaction with Vidrio Andino. Additionally, we intend to use a portion of the net proceeds to purchase new equipment to increase efficiency and capacity in the production process. See “Prospectus Supplement Summary – Recent Developments” above for more information regarding the joint venture transaction and the planned equipment investments. To the extent we do not use the proceeds from this offering to consummate the joint venture transaction and purchase the equipment as described above, or have excess proceeds after completing such transactions, we intend to use the proceeds from this offering for working capital and for general corporate purposes. For a more complete description of our anticipated use of the net proceeds from this offering, see “Use of Proceeds.”

NASDAQ Capital Market Symbol:	“TGLS.”

Dividend Policy

Prior to August 2016, we had not paid any cash dividends on our ordinary shares. On August 4, 2016, our Board of Directors authorized the payment of regular quarterly dividends through the second quarter of 2017 to holders of our ordinary shares at a quarterly rate of $0.125 per share (or $0.50 per share on an annual basis). Our Board of Directors subsequently authorized an increase in the dividends to $0.14 per share (or $0.56 per share on an annual basis) commencing with the quarterly dividend for the third quarter of 2017 through the dividend for the fourth quarter of 2018. The dividends are paid in cash or ordinary shares, at the option of holders of ordinary shares during an election period. The value of the ordinary shares used to calculate the number of shares to be issued with respect to that portion of the dividend payable in ordinary shares was the average of the closing price of our ordinary shares on the NASDAQ Capital Market during a set period. If no choice was made during the election periods, the dividend was paid in ordinary shares.

We currently intend to continue to pay dividends on our ordinary shares for at least the short term, subject to our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, restrictions in our debt agreements and in any preferred stock, business prospects and other factors that our Board of Directors may deem relevant. Our bond indenture currently restricts the type of dividend we can make while the bonds are outstanding. However, the payment of any dividends is solely at the discretion of our Board of Directors and there can be no assurance that we will continue to pay dividends in the future. The payment of dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and our general financial condition and limitations imposed by our outstanding indebtedness. See “Dividend Policy”.

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Controlled Company Exemption:	We are considered a “controlled company” for the purposes of the NASDAQ Capital Market listing requirements. Status as a controlled company generally exempts a listed company from certain corporate governance requirements. Because of Energy Holding Corp.’s ownership of a portion of our ordinary shares described above, we meet the requirements to be deemed a controlled company. However, we have determined not to take advantage of this designation and comply with all the corporate governance rules applicable to listed companies that are not controlled companies.

Smaller Reporting Company	We are considered a “smaller reporting company” as defined under Rule 405 of the Securities Act. Status as a smaller reporting company generally allows for scaled disclosure under Regulation S-K. We intend to take advantage of this determination with scaled disclosure with respect to Item 402 of Regulation S-K.

Risk Factors:	An investment in our ordinary shares involves risks. You should consider carefully all of the information set forth in this prospectus supplement with respect to this offering filed by us with the SEC. In particular, you should evaluate the specific risks set forth in the section entitled “Risk Factors” beginning on page S-22 and the other information included in this prospectus supplement for a discussion of risk factors you should carefully consider before deciding to invest in our ordinary shares.

Unless otherwise noted, all information in this prospectus supplement:

●	assumes the underwriters do not exercise their option to purchase additional ordinary shares; and

●	is based on the number of ordinary shares outstanding as of December 31, 2018.

●	excludes, as of December 31, 2018, 1,593,917 ordinary shares reserved for future issuance under our equity compensation plans.

S-17

Summary Historical Consolidated Financial Data

The following table sets forth certain summary financial information as of the dates and for each of the periods indicated. The consolidated historical financial information as of and for each of the fiscal years ended December 31, 2018, 2017 and 2016 is derived from our audited consolidated financial statements for such periods and the notes thereto included and incorporated elsewhere in this prospectus supplement. Our historical results are not necessarily indicative of our future results. This information is only a summary and should be read in conjunction with the “Risk Factors,” “Capitalization,” and “Management Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus supplement and our financial statements and the notes thereto.

($ in thousands, other than per share data)	Years ended December 31,
	2018	2017	2016

Operating revenue:
Customers	$365,646	$309,375	$295,274
Related Parties	5,338	5,081	9,742
Total Operating Revenue	370,984	314,456	305,016

Cost of sales	250,767	215,274	192,369
Gross profit	120,217	99,182	112,647

Operating expenses:
Selling	(39,390)	(33,784)	(36,953)
General and administration	(33,632)	(31,034)	(27,846)
Operating expenses	(73,022)	(64,818)	(64,799)

Operating income	47,195	34,364	47,848

Change in fair value of warrant liability and earnout shares	-	-	5,450
Non-operating income, net	2,915	3,190	4,155
Foreign currency transaction gains (losses)	(14,461)	(3,028)	(1,387)
Loss on extinguishment of debt	-	(3,136)	-
Interest expense	(21,187)	(19,872)	(16,814)

Income before taxes	14,462	11,518	39,252

Income tax provision	5,976	5,793	16,072
Net income (loss)	$8,486	$5,725	$23,180

Less: Net income attributable to non-controlling interest	545	(276)	-
Net income (loss) attributable to parent	9,031	5,449	23,180

Comprehensive income:
Net income (loss)	$8,486	$5,725	$23,180
Foreign currency translation adjustments	8,407	549	1,969
Total comprehensive income (loss)	$16,893	$6,274	$25,149
Comprehensive (income) loss attributable to non-controlling interest	545	(276)	-
Total comprehensive income attributable to parent	17,438	5,998	25,149

Basic income (loss) per share	$0.23	$0.16	$0.71
Diluted income (loss) per share	$0.22	$0.15	$0.69
Basic weighted average common shares outstanding	37,511,851	36,836,075	32,864,628
Diluted weighted average common shares outstanding	38,062,635	37,386,858	33,415,412

S-18

	As of December 31,
Balance Sheet Data	2018	2017	2016
Cash and cash equivalents	$33,040	$40,923	$26,918
Total assets	489,774	$468,000	394,730
Total debt, including current portion	242,315	224,258	199,597
Stockholders’ equity	$133,228	$121,665	$113,565

	Years ended December 31,
Cash Flow Data	2018	2017	2016

Cash provided by (Used in)
Operating Activities	$(5,031)	$14,209	$(3,085)
Investing Activities	(18,726)	(14,929)	(24,709)
Financing Activities	17,026	14,761	31,542
Effect of foreign currency exchange	(1,152)	(36)	499
Total cash flows	$(7,883)	$14,005	$4,247

Capital Expenditures
Assets acquired with cash	13,117	7,027	22,906
Assets acquired with issuance of debt, and accounts payable	447	1,751	19,641
Total capital expenditures	$13,564	$8,778	$42,547

	Years ended December 31,
Additional Operating Data	2018	2017	2016
Revenue by geography:
Colombia	$62,445	$63,539	$98,758
United States	296,534	238,529	189,985
Panama	4,248	4,259	9,444
Other	7,757	8,129	6,829
Total revenues	$370,984	$314,456	$305,016

Revenue by product
Glass and framing components	104,032	67,311	89,850
Windows and architectural systems	266,952	247,145	215,166
Total revenues	$370,984	$314,456	$305,016

Other Financial Data	Years ended December 31,
	2018	2017	2016

Gross profit margin (1)	32%	32%	37%
Adjusted EBITDA (2)	$80,780	$62,019	$72,034
Adjusted EBITDA Margin (2)	22%	20%	24%
Adjusted Net Income (3)	$32,319	$11,395	$23,448
Adjusted Net Income Margin (3)	9%	4%	8%

(1) Gross profit margin is calculated by dividing gross profit over operating revenues.

S-19

(2) Calculation of Adjusted EBITDA and Adjusted EBITDA Margin are set forth above in the section titled “Non-GAAP Financial Measures.” Adjusted EBITDA is calculated by adding net income, non-controlling interest, income taxes, interest expense, depreciation and amortization, loss (gain) from change in fair value of warrant liability, loss (gain) from change in fair value of warrant liability and earnout shares, extinguishment of debt, non recurring / non cash expenses and foreign currency transaction loss (gain). Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by our net revenues. The following table provides a reconciliation of our Net income (loss) to Adjusted EBITDA for the periods indicated:

	Years ended December 31,
Reconciliation of Net income (loss) to Adjusted EBITDA	2018	2017	2016
Net income (loss)	$8,486	$5,725	$23,180
Less: Income (loss) attributable to non-controlling interest	545	(276)	-
Net income (loss) attributable to parent	9,031	5,449	23,180
Income taxes	5,976	5,793	16,072
Interest expense	21,187	19,872	16,814
Depreciation and Amortization	23,157	20,969	15,522
Change in fair value of warrant liability and earnout shares (a)	-	-	(5,450)
Extinguishment of Debt	-	3,136	-
Non Recurring / Non Cash expenses (Stock based compensation, bond issuance costs, provision for bad debt, acquisition related costs and other)(b)	6,968	3,772	4,509
Foreign currency transaction loss (gain)(c)	14,461	3,028	1,387
Adjusted EBITDA	$80,780	$62,019	$72,034

(a) Related to the changes in the fair value of outstanding warrants and earnout shares at the measurement date. The change in fair value of the warrants is associated with external market factors such as the market price of our shares and the volatility index of comparable companies and as such, is not a measurement of our operations. The earnout shares are associated with shares that were originally issued in connection with our initial public offering but not outstanding as they were placed in an escrow account pending their release. The release of such shares from escrow was contingent upon meeting certain Adjusted EBITDA targets during 2014, 2015 and 2016. The fair value of the earnout shares changes in response to market factors such as the market price of our shares and the volatility index of comparable companies and our forecasted Adjusted EBITDA. There are no outstanding warrants, as the warrants have either been fully exchanged into equity or had expired by their terms as of December 20, 2016. The totality of the earnout shares were awarded as of December 3, 2016, as such, we do not expect to have any effect of changes in the fair value of earnout shares going forward.

(b) Includes certain items that management does not believe are related to our core operating performance and are non-recurring or non-cash. For the year ended December 31, 2016, the amount includes $1,288 in ESW acquisition related expenses and a one-time $3,221 inventory provision related to a change of scope within a large project as part of a commercial agreement. For the year ended December 31, 2017, the amount includes GM&P acquisition-related expenses, $282 director stock-based compensation, $82 inventory provision and an accounts receivable write-off related to the same specific project impacted in 2016. For the year ended December 31, 2018, the amount includes $3,606 related to the extinguishment of GM&P’s acquisition settlement, $1,013 of accounts receivable provision, $282 director stock-based compensation, and other non-recurring expenses related charitable contributions and transaction specific fees.

(c) Associated with the changes in value under our functional currency of monetary balance sheet accounts. These changes are mainly associated with foreign exchange fluctuations between the Colombian peso and the U.S. dollar and not associated with our operations. As a result, it is excluded from our Adjusted EBITDA.

S-20

(3) Calculation of Adjusted Net Income and Adjusted Net Income Margin are set forth above in the section titled “Non-GAAP Financial Measures.” Adjusted Net Income is calculated by adding net income (loss), income (loss) attributable to non-controlling interest, foreign currency transaction losses (gains), cashless deferred cost of financing, loss (gain) from change in fair value of warrant liability, certain non-recurring expenses and the tax impact of adjustments at statutory rates. Adjusted Net Income Margin is calculated by dividing Adjusted Net Income by our net revenues. The following table provides a reconciliation of Net income (loss) to Adjusted Net Income for the periods indicated:

	Years ended December 31,
Reconciliation of Net income (loss) to Adjusted Net Income	2018	2017	2016
Net income (loss)	$8,486	$5,725	$23,180
Less: Income (loss) attributable to non-controlling interest	545	(276)	-
Net income (loss) attributable to parent	9,031	5,449	23,180
Foreign currency transactions losses (gains) (a)	14,461	3,028	1,387
Deferred cost of financing	1,468	338	-
Extinguishment of debt	-	3,136	-
Non-Recurring expenses (bond issuance costs, provision for bad debt, acquisition related costs and other) (b)	6,686	3,408	4,509
Change in fair value of warrant liability and earnout shares (c)	-	-	(5,450)
Tax impact of adjustments at statutory rate	673	(3,964)	(178)
Adjusted Net Income	$32,319	$11,395	$23,448

(a) Related to the changes in the fair value of outstanding warrants and earnout shares at the measurement date. The change in fair value of the warrants is associated with external market factors such as the market price of our shares and the volatility index of comparable companies and as such, is not a measurement of our operations. The earnout shares are associated with shares that were originally issued in connection with our initial public offering but not outstanding as they were placed in an escrow account pending their release. The release of such shares from escrow was contingent upon meeting certain Adjusted EBITDA targets during 2014, 2015 and 2016. The fair value of the earnout shares changes in response to market factors such as the market price of our shares and the volatility index of comparable companies and our forecasted Adjusted EBITDA. There are no outstanding warrants, as the warrants have either been fully exchanged into equity or had expired by their terms as of December 20, 2016. The totality of the earnout shares were awarded as of December 3, 2016, as such, we do not expect to have any effect of changes in the fair value of earnout shares going forward.

(b) Includes certain items that management does not believe are related to our core operating performance and are non-recurring. For the year ended December 31, 2016, the amount includes $1,288 in ESW acquisition related expenses and a one-time $3,221 inventory provision related to a change of scope within a large project as part of a commercial agreement. For the year ended December 31, 2017, the amount includes GM&P acquisition-related expenses, an accounts receivable write-off related to the same specific project impacted in 2016. For the year ended December 31, 2018, the amount includes $3,606 related to the extinguishment of GM&P’s acquisition settlement, $1,013 of accounts receivable provision, and other non-recurring expenses related charitable contributions and transaction specific fees.

(c) Associated with the changes in value under our functional currency of monetary balance sheet accounts. These changes are mainly associated with foreign exchange fluctuations between the Colombian peso and the U.S. dollar and not associated with our operations. As a result, it is excluded from our Adjusted Net Income.

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RISK FACTORS

An investment in our ordinary shares involves significant risks. Before purchasing any ordinary shares, you should carefully consider and evaluate all of the information included in this prospectus supplement, the accompanying prospectus, including the risk factors and uncertainties set forth below, as updated by annual, quarterly and other reports and documents we file with the U.S. Securities and Exchange Commission, or SEC, after the date of this prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us, which we cannot adequately evaluate, or that we currently deem immaterial may also impair our business or operations.

Risks Related to Our Business Operations

We may not realize the anticipated benefit through our joint venture with Saint-Gobain and the planned construction of a new plant as part of the joint venture may not be completed as planned.

We entered into a joint venture agreement with Saint-Gobain to acquire an approximately 25% minority interest in Vidrio Andino’s float glass plant in the outskirts of Bogota, Colombia. We believe this transaction will solidify our vertical integration strategy by acquiring the first stage of our production chain while securing ample glass supply for our expected production needs. However, we may be unable to realize the planned synergies and fail to integrate the facility’s production capacity into our manufacturing process, which may have a negative impact on our financial condition. Additionally, the joint venture agreement includes plans to build a new plant in Galapa, Colombia that will be located approximately 20 miles from our primary manufacturing facility in which we will also have a 25% interest. The new plant will be funded with the original cash contribution made by the Company, operating cashflows from the Bogota plant, debt incurred at the joint venture level that will not consolidate into the Company and an additional contribution by us of approximately $12.5 million to be paid between 2020 and 2021.

There can be no assurance that the anticipated joint venture cost synergies, increases in capacity or production and optimization of certain manufacturing processes associated with the reduction of raw material waste, and supply chain synergies, including purchasing raw materials at more advantageous prices, will be achieved, or that they might not be significantly and materially less than anticipated, or that the completion of the joint venture with Saint-Gobain will be timely or effectively accomplished. In addition, our ability to realize the anticipated cost synergies and production capacity increases are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control, such as changes to government regulation governing or otherwise impacting our industry, operating difficulties, client preferences, changes in competition and general economic or industry condition.

Constructing a new manufacturing facility involves risks, including financial, construction and governmental approval risks. If Vidrio Andino’s plant fails to produce the anticipated cash flow, if we are unable to allocate the required capital to the new plant, if we are unable to secure the necessary permits, approvals or consents or if we are unable to enter into a contract for the construction of the plant on suitable terms, we will fail to realize the expected benefits of the joint venture.

We may not be able to realize the expected return on our growth and efficiency capital expenditure plan.

We have a $20.2 million growth and efficiency capital expenditure plan meant to enhance operations, which is currently anticipated to start in the second quarter of 2019. We currently plan to invest $9.9 million in an automated glass sorting and processing system, which will increase the capacity of two of our ten production lines by over 160% (or 10% of our total production capacity) while reducing employee headcount, and reduce process lead time. In addition, we currently plan to invest $5.1 million in a vertical paint line and in an additional extrusion press, which we expect to expand our aluminum production capacity in tons by roughly 29%. We also currently intend to invest $5.2 million to create a new automated aluminum warehouse, which we expect will further reduce process lead times in the assembly of our curtain wall systems.

There can be no assurance that the anticipated cost saving initiatives will be achieved, or that they will not be significantly and materially less than anticipated, or that the completion of such cost savings initiatives will be effectively accomplished. In addition, our ability to realize the anticipated cost savings are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control, such as changes to government regulation governing or otherwise impacting our industry, operating difficulties, client preferences, changes in competition and general economic or industry condition. If we fail to realize the anticipated cost savings it could have a negative impact on our financial position.

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We operate in competitive markets, and our business could suffer if we are unable to adequately address potential downward pricing pressures and other factors that may reduce operating margins.

The principal markets that we serve are highly competitive. Competition is based primarily on the precision and range of achievable tolerances, quality, price and the ability to meet delivery schedules dictated by customers. Our competition comes from companies of various sizes, some of which have greater financial and other resources than we do and some of which have more established brand names in the markets that we serve. We currently compete with companies such as Viracon (a subsidiary within the Apogee Enterprises Inc. Group), PGT, Cardinal Glass and Oldcastle Glass among others in the United States and companies such as Vidrio Andino, Vitro, Vitelco and others in Colombia and Latin America. Any of these competitors may foresee the course of market development more accurately than we will, develop products that are superior to ours, have the ability to produce similar products at a lower cost than us or adapt more quickly than we can to new technologies or evolving customer requirements. Increased competition could force us to lower our prices or to offer additional services at a higher cost to us, which could reduce gross profit and net income. Accordingly, we may not be able to adequately address potential downward pricing pressures and other factors, which may adversely affect our financial condition and results of operations.

Failure to maintain the performance, reliability and quality standards required by our customers could have a materially negative impact on our financial condition and results of operation.

If our products or services have performance, reliability or quality problems, or products are installed with incompatible glazing materials, we may experience additional warranty and service expenses, reduced or canceled orders, diminished pricing power, higher manufacturing or installation costs or delays in the collection of accounts receivable. Additionally, performance, reliability or quality claims from our customers, with or without merit, could result in costly and time-consuming litigation that could require significant time and attention of management and involve significant monetary damages that could negatively affect our financial results.

The volatility of the cost of raw materials used to produce our products could materially adversely affect our results of operations in the future.

The cost of raw materials included in our products, including aluminum extrusion and polyvinyl butyral, are subject to significant fluctuations derived from changes in price or volume. A variety of factors over which we have no control, including global demand for aluminum, fluctuations in oil prices, speculation in commodities futures and the creation of new laminates or other products based on new technologies, impact the cost of raw materials which we purchase for the manufacture of our products. We quote our prices of aluminum products based on the price of aluminum in the London Metal Exchange plus a premium, and our suppliers of glass and polyvinyl butyral provide us with price lists that are updated annually, thus reducing the risk of changing prices for orders in the short term. While we may attempt to minimize the risk from severe price fluctuations by entering into aluminum forward contracts to hedge these fluctuations in the purchase price of aluminum extrusion we use in production, substantial, prolonged upward trends in aluminum prices could significantly increase the cost of our aluminum needs and have an adverse impact on our results of operations. If we are not able to pass on significant cost increases to our customers, our results in the future may be negatively affected by a delay between the cost increases and price increases in our products. Accordingly, the price volatility of raw materials could adversely affect our financial condition and results of operations in the future.

We depend on third-party suppliers for our raw materials and any failure of such third-party suppliers in providing raw materials could negatively affect our ability to manufacture our products.

Our ability to offer a wide variety of products to our customers depends on receipt of adequate material supplies from manufacturers and other suppliers. It is possible in the future that our competitors or other suppliers may create products based on new technologies that are not available to us or are more effective than our products at surviving hurricane-force winds and wind-borne debris or that they may have access to products of a similar quality at lower prices. Although in some instances we have agreements with our suppliers, these agreements are generally terminable by us or the supplier counterparties on limited notice. We have a fixed set of maximum price rates, and from those prices we negotiate with the supplier of the material depending on the project. We source raw materials and glass necessary to manufacture our products from a variety of domestic and foreign suppliers. During the year ended December 31, 2018, three suppliers individually accounted for more than 10% of total raw material purchases, which in aggregate represent 37% of raw material purchases, including Vidrio Andino SAS, from which we purchased $14.8 million, or 12% of our raw material purchases, and with whom we entered into a joint venture agreement in January 2019 further described in the Recent Developments section. Failures of third-party suppliers to provide raw materials to us in the future could have an adverse impact on our operating results or our ability to manufacture our products.

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The home building industry and the home repair and remodeling sector are regulated and any increased regulatory restrictions could negatively affect our sales and results of operations.

The home building industry and the home repair and remodeling sector are subject to various local, state and federal statutes, ordinances, rules and regulations concerning zoning, building design and safety, hurricane and floods, construction, and similar matters, including regulations that impose restrictive zoning and density requirements in order to limit the number of homes that can be built within the boundaries of a particular area. Increased regulatory restrictions could limit demand for new homes and home repair and remodeling products, which could negatively affect our sales and results of operations. We may not be able to satisfy any future regulations, which consequently could have a negative effect on our sales and results of operations.

Changes in building codes could lower the demand for our impact-resistant windows and doors.

The market for our impact-resistant windows and doors depends in large part on our ability to satisfy state and local building codes that require protection from wind-borne debris. If the standards in such building codes are raised, we may not be able to meet such requirements, and demand for our products could decline. Conversely, if the standards in such building codes are lowered or are not enforced in certain areas, demand for impact-resistant products may decrease. If we are unable to satisfy future regulations, including building code standards, it could negatively affect our sales and results of operations. Further, if states and regions that are affected by hurricanes but do not currently have such building codes fail to adopt and enforce hurricane protection building codes, our ability to expand our business in such markets may be limited.

Equipment failures, delays in deliveries and catastrophic loss at our manufacturing facility could lead to production curtailments or shutdowns that prevent us from producing our products.

An interruption in production capabilities at any of our facilities because of equipment failure or other reasons could result in our inability to produce our products, which would reduce our sales and earnings for the affected period. In addition, we generally manufacture our products only after receiving the order from the customer and thus do not hold large inventories. If there is a stoppage in production at our manufacturing facilities, even if only temporarily, or if they experience delays because of events that are beyond our control, delivery times could be severely affected. Any significant delay in deliveries to our customers could lead to increased product returns or cancellations and cause us to lose future sales. Our manufacturing facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions or violent weather conditions. If we experience plant shutdowns or periods of reduced production because of equipment failure, delays in deliveries or catastrophic loss, it could have a material adverse effect on our results of operations or financial condition. Further, we may not have adequate insurance to compensate for all losses that result from any of these events.

Our reliance on a single facility subjects us to concentrated risks.

We currently operate the vast majority of our business from a single production facility in Barranquilla, Colombia, which we believe is in material compliance with applicable laws, regulations, licenses, permits and approvals. Due to the lack of diversification in our assets and geographic location, an adverse development at or impacting our facility or in local or regional economic or political conditions, could have a significantly greater impact on our results of operations and financial condition than if we maintained more diverse assets and locations. While we implement preventative and proactive maintenance at our facility, it is possible that we could experience prolonged periods of reduced production and increased maintenance and repair costs due to equipment failures. In addition, because of our single facility and location, in certain cases we rely on limited or single suppliers for significant inputs, such as electricity. We are also reliant on the adequacy of the local skilled labor force to support our operations. Supply interruptions to or labor shortages or stoppages at our facility could be caused by any of the aforementioned factors, many of which are beyond our control, and would adversely affect our operations and we would not have any ability to offset this concentrated impact with activities at any alternative facilities or locations.

Our business involves complex manufacturing processes that may cause personal injury or property damage, subjecting us to liabilities and possible losses other disruptions of our operations in the future, which may not be covered by insurance.

Our business involves complex manufacturing processes. Some of these processes involve high pressures, temperatures, hot metal and other hazards that present certain safety risks to workers employed at our manufacturing facilities. The potential exists for accidents involving death or serious injury. Although our management is highly committed to health and safety, since January 2014, two fatalities have occurred at our operations. The potential liability resulting from any such accident, to the extent not covered by insurance, could result in unexpected cash expenditures, thereby reducing the cash available to operate our business. Such an accident could disrupt operations at any of our facilities, which could adversely affect our ability to deliver products to our customers on a timely basis and to retain our current business.

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Operating hazards inherent in our business, some of which may be outside of our control, can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage. We maintain insurance coverage in amounts and against the risks we believe are consistent with industry practice, but this insurance may not be adequate or available to cover all losses or liabilities we may incur in our operations. Our insurance policies are subject to varying levels of deductibles. Losses up to our deductible amounts accrue based upon our estimates of the ultimate liability for claims incurred and an estimate of claims incurred but not reported. However, liabilities subject to insurance are difficult to estimate due to unknown factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents not reported and the effectiveness of our safety programs. If we were to experience insurance claims or costs above our estimates, we might also be required to use working capital to satisfy these claims.

Our results may not match our provided guidance or the expectations of securities analysts or investors, which likely would have an adverse effect on the market price of our securities.

Our results may fall below provided guidance and the expectations of securities analysts or investors in future periods. Our results may vary depending on a number of factors, including, but not limited to, fluctuating customer demand, delay or timing of shipments, construction delays or cancellations due to lack of financing for construction projects or market acceptance of new products. Manufacturing or operational difficulties that may arise due to quality control, capacity utilization of our production equipment or staffing requirements may also adversely affect annual net sales and operating results. Moreover, where we participate in fixed-price contracts for installation services, changes in timing of construction projects or difficulties or errors in their execution caused by us or other parties, could result in a failure to achieve expected results. In addition, competition, including new entrants into our markets, the introduction of new products by competitors, adoption of improved technologies by competitors and competitive pressures on prices of products and services, could adversely affect our results. Finally, our results may vary depending on raw material pricing, the potential for disruption of supply and changes in legislation that could have an adverse impact on labor or other costs. Our failure to meet our provided guidance or the expectations of securities analysts or investors would likely adversely affect the market price of our securities.

If new construction levels and repair and remodeling markets decline, such market pressures could negatively affect our results of operations.

The architectural glass industry is subject to the cyclical market pressures of the larger new construction and repair and remodeling markets. In turn, these larger markets may be affected by adverse changes in economic conditions such as demographic trends, employment levels, interest rates, commodity prices, availability of credit and consumer confidence, as well as by changing needs and trends in the markets, such as shifts in customers’ preferences and architectural trends. Any future downturn or any other negative market pressures could negatively affect our results of operations in the future, as margins may decrease as a direct result of an overall decrease in demand for our products. Additionally, we may have idle capacity, which may have a negative effect on our cost structure.

We may be adversely affected by disruptions to our manufacturing facilities or disruptions to our customer, supplier or employee base.

Any disruption to our facilities resulting from weather-related events, fire, an act of terrorism or any other cause could damage a significant portion of our inventory, affect our distribution of products and materially impair our ability to distribute products to customers. We could incur significantly higher costs and longer lead times associated with distributing our products to customers during the time that it takes for us to reopen or replace a damaged facility. In addition, if there are disruptions to our customer and supplier base or to our employees caused by weather-related events, acts of terrorism or any other cause, our business could be temporarily adversely affected by higher costs for materials, increased shipping and storage costs, increased labor costs, increased absentee rates and scheduling issues. Any interruption in the production or delivery of our supplies could reduce sales of our products and increase costs.

Customer concentration and related credit, commercial and legal risk may adversely impact our future earnings and cash flows.

Our ten largest third-party customers worldwide collectively accounted for 38% of our total sales revenue for the year ended December 31, 2018, though no single customer accounted for more than 10% of annual revenues. We also do not have any long-term requirements contracts pursuant to which we would be required to fulfill customers on an as-needed basis.

Although the customary terms of our arrangements with customers require a significant upfront payment ranging between 30% and 50% of the cost of an order, if a large customer were to experience financial difficulty, or file for bankruptcy or similar protection, or if we were unable to collect amounts due from customers that are currently under bankruptcy or similar protection, it could adversely impact our results of operations, cash flows and asset valuations. Therefore, the risk we face in doing business with these customers may increase. Financial problems experienced by our customers could result in the impairment of our assets, a decrease in our operating cash flows and may also reduce or curtail our customers’ future use of our products and services, which may have an adverse effect on our revenues.

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Disagreements between the parties can arise as a result of the scope and nature of the relationship and ongoing negotiations. Although we do not have any disputes with any major customers as of the date hereof that are expected to have a material adverse effect on our financial position, results of operations or cash flows, we cannot predict whether such disputes will arise in the future.

The nature of our business exposes each of our subsidiaries to product liability and warranty claims that, if adversely determined, could negatively affect our financial condition and results of operations and the confidence of customers in our products.

Our subsidiaries are, from time to time, involved in product liability and product warranty claims relating to the products they manufacture and distribute that, if adversely determined, could adversely affect our financial condition, results of operations and cash flows. In addition, they may be exposed to potential claims arising from the conduct of homebuilders and home remodelers and their sub-contractors. We may not be able to maintain insurance on acceptable terms or insurance may not provide adequate protection against potential liabilities in the future. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for significant periods, regardless of the ultimate outcome. Claims of this nature could also have a negative impact on customer confidence in our products and us. We are not aware of any such claims at this time.

We are subject to potential exposure to environmental liabilities and are subject to environmental regulation and any such liabilities or regulation may negatively affect our costs and results of operations in the future.

Our subsidiaries are subject to various national, state and local environmental laws, ordinances and regulations that are frequently changing and becoming more stringent. Although we believe that our facilities are materially in compliance with such laws, ordinances and regulations, we cannot be certain that we will, at all times, be able to maintain compliance. Furthermore, as owners of real property, our subsidiaries can be held liable for the investigation or remediation of contamination on such properties, in some circumstances, without regard to whether we knew of or were responsible for such contamination. Remediation may be required in the future because of spills or releases of petroleum products or hazardous substances, the discovery of unknown environmental conditions, or more stringent standards regarding existing residual contamination. Environmental regulatory requirements may become more burdensome, increase our general and administrative costs, and increase the risk that our subsidiaries incur fines or penalties or be held liable for violations of such regulatory requirements.

Weather can materially affect our business and we are subject to seasonality.

Seasonal changes and other weather-related conditions can adversely affect our business and operations through a decline in both the use and production of our products and demand for our services. Adverse weather conditions, such as extended rainy and cold weather in the spring and fall, can reduce demand for our products and reduce sales or render our distribution operations less efficient. Major weather events such as hurricanes, tornadoes, tropical storms and heavy snows with quick rainy melts could adversely affect sales in the near term.

Construction materials production and shipment levels follow activity in the construction industry, which typically occurs in the spring, summer and fall. Warmer and drier weather during the second and third quarters typically result in higher activity and revenue levels during those quarters. The first quarter typically has lower levels of activity partially due to inclement weather conditions. The activity level during the second quarter varies greatly with variations in temperature and precipitation.

Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance existing products and services through product development initiatives and technological advances; any failure to make such improvements could harm our future business and prospects.

We have continuing programs designed to develop new products and to enhance and improve our existing products. We are expending resources for the development of new products in all aspects of our business, including products that can reach a broader customer base. Some of these new products must be developed due to changes in legislative, regulatory or industry requirements or in competitive technologies that render certain of our existing products obsolete or less competitive. The successful development of our products and product enhancements are subject to numerous risks, both known and unknown, including unanticipated delays, access to significant capital, budget overruns, technical problems and other difficulties that could result in the abandonment or substantial change in the design, development and commercialization of these new products. The events could have a materially adverse impact on our results of operations.

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Given the uncertainties inherent with product development and introduction, including lack of market acceptance, we cannot provide assurance that any of our product development efforts will be successful on a timely basis or within budget, if at all. Failure to develop new products and product enhancements on a timely basis or within budget could harm our business and prospects. In addition, we may not be able to achieve the technological advances necessary for us to remain competitive, which could have a materially negative impact on our financial condition.

We are dependent on sales to customers outside Colombia and any failure to make these sales may adversely affect our operating results in the future.

In the year ended December 31, 2018, 83% of our sales were to customers outside Colombia, including to the United States and Panama, and we expect sales into the United States and other foreign markets to continue to represent a significant portion of our net sales. Foreign sales and operations are subject to changes in local government regulations and policies, including those related to tariffs and trade barriers, investments, property ownership rights, taxation, exchange controls and repatriation of earnings. An increase in tariffs on products shipped to countries like the United States, which President Trump has indicated is possible, or changes in the relative values of currencies occur from time to time and could affect our operating results. This risk and the other risks inherent in foreign sales and operations could adversely affect our operating results in the future.

We are dependent on certain key personnel, the loss of whom could materially affect our financial performance and prospects in the future.

Our continued success depends largely upon the continued services of our senior management and certain key employees. Each member of our senior management teams has substantial experience and expertise in his or her industry and has made significant contributions to our growth and success. We face the risk that members of our senior management may not continue in their current positions and the loss of the services of any of these individuals could cause us to lose customers and reduce our net sales, lead to employee morale problems and the loss of other key employees or cause disruptions to production. In addition, we may be unable to find qualified individuals to replace any senior executive officers who leave our employ or that of our subsidiaries.

We are subject to labor, and health and safety regulations, and may be exposed to liabilities and potential costs for lack of compliance.

We are subject to labor, and health and safety laws and regulations that govern, among other things, the relationship between us and our employees, and the health and safety of our employees. If an adverse final decision that we violated any labor or health and safety laws, we may be exposed to penalties and sanctions, including the payment of fines. In particular, most of our employees are hired through temporary staffing companies and are employed under one-year fixed-term employment contracts. According to applicable labor law regarding temporary staffing companies, if we exceed the limits for hiring temporary employees and the Colombian Ministry of Labor identifies the existence of illegal outsourcing, sanctions may be imposed along with probable lawsuits by employees claiming the existence of a labor relationship. Our subsidiaries could also be subject to work stoppages or closure of operations.

The above, notwithstanding cancellation or suspension of governmental registrations, authorizations and licenses issued by other authorities, any one of which may result in interruption or discontinuity of business, and, could, consequently, materially and adversely affect our business, financial condition or results of operation.

Our results of operations could be significantly affected by foreign currency fluctuations and currency regulations.

We are subject to risks relating to fluctuations in currency exchange rates that may affect our sales, cost of sales, operating margins and cash flows. During the year ended December 31, 2018, approximately 17% of our revenues and 51% of our expenses were in Colombian pesos. The remainder of our expenses and revenues were denominated, priced and realized in U.S. dollars. In the future, and especially as we further expand our sales in other markets, our customers may increasingly make payments in non-U.S. currencies. In addition, currency devaluation can result in a loss to us if we hold monetary assets in that currency. Hedging foreign currencies can be difficult and costly, especially if the currency is not actively traded. We cannot predict the effect of future exchange rate fluctuations on our operating results.

In addition, we are subject to risks relating to governmental regulation of foreign currency, which may limit our ability to:

●	transfer funds from or convert currencies in certain countries;
●	repatriate foreign currency received in excess of local currency requirements; and
●	repatriate funds held by foreign subsidiaries to the United States at favorable tax rates.

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Furthermore, the Colombian government and the Colombian Central Bank intervene in the country’s economy and occasionally make significant changes in monetary, fiscal and regulatory policy, which may include the following measures:

●	controls on capital flows;
●	international investments and exchange regime.

For a more detailed description of foreign exchange regulations in Colombia, see “Disclosure Regarding Foreign Exchange Controls and Exchange Rates in Colombia” and “Risk factors – Risks Related to Colombia and Other Countries Where We Operate – The Colombian government and the Central Bank exercise significant influence on the Colombian economy”.

As we continue to increase our operations in foreign countries, there is an increased risk that foreign currency controls may create difficulty in repatriating profits from foreign countries in the form of taxes or other restrictions, which could restrict our cash flow.

We have entered into significant transactions with affiliates or other related parties, which may result in conflicts of interest.

We have entered into transactions with affiliates or other related parties in the past and may do so again in the future. While we believe such transactions have been and will continue to be negotiated on an arm’s length basis and in compliance with accepted transfer pricing guidelines when applicable, giving us a competitive advantage with vertical integration, there can be no assurance that such transactions could not give rise to conflicts of interest that could adversely affect our financial condition and results of operations.

The interests of our controlling shareholders could differ from the interests of our other shareholders.

Energy Holding Corporation exercises significant influence over us as a result of its majority shareholder position and voting rights. As of December 31, 2018, Energy Holding Corporation beneficially owned approximately 63.7% of our outstanding ordinary shares. Energy Holding Corporation, in turn, is controlled by members of the Daes family, who together own 100% of the shares of Energy Holding Corporation. See “Principal Securityholders.” Accordingly, our controlling shareholders would have considerable influence regarding the outcome of any transaction that requires shareholder approval. In addition, if we are unable to obtain requisite approvals from Energy Holding Corporation, we may be prevented from executing critical elements of our business strategy.

We conduct all of our operations through our subsidiaries, and will rely on payments from our subsidiaries to meet all of our obligations and may fail to meet our obligations if our subsidiaries are unable to make payments to us.

We are a holding company and derive substantially all of our operating income from our subsidiaries. All of our assets are held by our subsidiaries, and we rely on the earnings and cash flows of our subsidiaries to meet our debt service obligations or dividend payments. The ability of our subsidiaries to make payments to us will depend on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization including Colombian foreign exchange regulations (which may limit the amount of funds available for distributions to us), the terms of existing and future indebtedness and other agreements of our subsidiaries, including their credit facilities, and the covenants of any future outstanding indebtedness we or our subsidiaries incur. See “Disclosure Regarding Foreign Exchange Controls and Exchange Rates in Colombia” and “Risk Factors – Risks Related to Colombia and Other Countries Where We Operate – The Colombian government and the Central Bank exercise significant influence on the Colombian economy.” If our subsidiaries are unable to declare dividends, our ability to meet debt service or dividend payments may be impacted. The ability of our subsidiaries in Colombia to declare dividends up to the total amount of their capital is not restricted by current laws, covenants in debt agreements or other agreements but could be restricted pursuant to applicable law in the future or if our Colombian subsidiaries undergo a transformation to other types of corporate entities.

We may be adversely affected by any disruption in our information technology systems. Our operations are dependent upon our information technology systems, which encompass all of our major business functions.

Increased global information technology security requirements, vulnerabilities, threats and a rise in sophisticated and targeted cybercrime pose a risk to the security of our systems, our information networks, and to the confidentiality, availability and integrity of our data, as well as to the functionality of our manufacturing process. Furthermore, we must comply with data protection regulations of the jurisdictions where our affiliates are incorporated or where they carry out personal data processing. A disruption in our information technology systems for any prolonged period could result in delays in executing certain production activities, logging and processing operational and financial data, communication with employees and third parties or fulfilling customer orders resulting in potential liability, sanctions or reputational damage or otherwise adversely affect our financial results.

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We rely on third party transportation, which subjects us to risks and costs that we cannot control, and which risks and costs may materially adversely affect our operations.

We rely on third party trucking companies to transport raw materials to the manufacturing facilities used by each of our businesses and, to a lesser degree, to ship finished products to customers. These transport operations are subject to various hazards and risks, including extreme weather conditions, work stoppages, theft and operating hazards, as well as interstate transportation regulations. In addition, the methods of transportation we utilize may be subject to additional, more stringent and more costly regulations in the future. If we are delayed or unable to ship finished products or unable to obtain raw materials as a result of any such new regulations or public policy changes related to transportation safety, or these transportation companies fail to operate properly, or if there were significant changes in the cost of these services due to new or additional regulations, or otherwise, we may not be able to arrange efficient alternatives and timely means to obtain raw materials or ship goods, which could result in a material adverse effect on our revenues and costs of operations. Transportation costs represent a significant part of our cost structure. If our transportation costs increased substantially, due to prolonged increases in fuel prices or otherwise, we may not be able to control them or pass the increased costs onto customers, and our profitability would be negatively impacted.

The success of our business depends, in part, on our ability to execute on our acquisition strategy, to successfully integrate acquisitions and to retain key employees of our acquired businesses.

A significant portion of our historical growth has occurred through acquisitions and we will likely enter into acquisitions in the future. We may at any time be engaged in discussions or negotiations with respect to possible acquisitions, including transactions that would be significant to us. We regularly make, and we expect to continue to make, acquisition proposals, and we may enter into letters of intent for acquisitions. We cannot predict the timing of any contemplated transactions. To successfully finance such acquisitions, we may need to raise additional equity capital and indebtedness, which could increase our leverage level above our leverage level at the time of, and prior to the contemplated use of proceeds of, this offering. We cannot assure you that we will enter into definitive agreements with respect to any contemplated transactions or that transactions contemplated by any definitive agreements will be completed on time or at all. Our growth has placed, and will continue to place, significant demands on our management and operational and financial resources. Acquisitions involve risks that the businesses acquired will not perform as expected and that business judgments concerning the value, strengths and weaknesses of acquired businesses will prove incorrect.

Acquisitions may require integration of acquired companies’ sales and marketing, distribution, purchasing, finance and administrative organizations, as well as exposure to different legal and regulatory regimes in jurisdictions in which we have not previously operated. We may not be able to integrate successfully any business we may acquire or have acquired into our existing business, and any acquired businesses may not be profitable or as profitable as we had expected. Our inability to complete the integration of new businesses in a timely and orderly manner could increase costs and lower profits. Factors affecting the successful integration of acquired businesses include, but are not limited to, the following:

●	We may become liable for certain liabilities of any acquired business, whether or not known to us. These risks could include, among others, tax liabilities, product liabilities, asbestos liabilities, environmental liabilities, pension liabilities and liabilities for employment practices, and they could be significant.

●	Substantial attention from our senior management and the management of the acquired business may be required, which could decrease the time that they have to service and attract customers.

●	The complete integration of acquired companies depends, to a certain extent, on the full implementation of our financial systems and policies.

●	We may actively pursue a number of opportunities simultaneously and we may encounter unforeseen expenses, complications and delays, including difficulties in employing sufficient staff and maintaining operational and management oversight.

Increasing interest rates could materially adversely affect our ability to generate positive cashflows and secure financing required to carry out our strategic plans.

Historically, portions of our debt have been indexed to variable interest rates. A variety of factors over which we have no control. A rise in interest rates could negatively impact the cost of financing for a portion of our debt with variable interest rates which could negatively impact our cash flow generation. Furthermore, a rise in interest rates could limit our ability to obtain financing required to support our growth through our continuing programs designed to develop new products, the expand of the installed capacity of our manufacturing facilities and execute our acquisition strategy. While we may mitigate the risk derived from interest rate fluctuations by entering into derivative contracts or by obtaining fixed rate financing, general increases in interest rates would still have an impact on the cost of financing and our ability to obtain appropriate funding.

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Furthermore, the architectural glass industry is directly impacted by general construction activity trends. In turn, these markets may be affected by adverse changes in economic conditions such as interest rates, and availability of credit. Any future downturn or any other negative market pressures could negatively affect our results of operations in the future, as margins may decrease as a direct result of an overall decrease in demand for our products.

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations.

We have a significant amount of indebtedness. As of December 31, 2018, we and our subsidiaries on a consolidated basis had $242.1 million principal amount of USD denominated debt outstanding. Our substantial indebtedness could have important consequences to our financial health. For example, it could:

●	make it more difficult for us to satisfy our obligations with respect to the notes of our other debt;
●	increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;
●	require us to dedicate a portion of our cash flow from operations to debt service, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;
●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;
●	place us at a competitive disadvantage compared to our competitors that are not as highly leveraged;
●	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds; and
●	result in an event of default if we fail to satisfy our obligations under the notes or our other debt or fail to comply with the financial and other restrictive covenants contained in the indenture or our other debt instruments, which event of default could result in all of our debt becoming immediately due and payable and could permit certain of our lenders to foreclose on our assets securing such debt.

Any of the above listed factors could have a material adverse effect on our business, financial condition and results of operations. Further, the terms of our existing debt agreements do not, and any future debt may not, fully prohibit us from incurring additional debt. If new debt is added to our current debt levels, the related risks that we now face could intensify.

Risks Related to Colombia and Other Countries Where We Operate

Our operations are located in Colombia, which may make it more difficult for U.S. investors to understand and predict how changing market and economic conditions will affect our financial results.

Our operations are located in Colombia and, consequently, are subject to the economic, political and tax conditions prevalent in that country. The economic conditions in Colombia are subject to different growth expectations, market weaknesses and business practices than economic conditions in the U.S. market. We may not be able to predict how changing market conditions in Colombia will affect our financial results.

As of the date of this annual report, Colombia’s long-term foreign currency sovereign credit ratings were affirmed “Baa2” by Moody’s, “BBB-” by S&P and “BBB” by Fitch, three of the main rating agencies worldwide. The Colombian economy is expected to experience a modest recovery in growth in 2019, along with a decrease in the current account deficit and a marginal increase in debt in the coming three years. The stable outlook reflects their expectation that Colombia’s established political institutions and track record of consensus on key economic policies will contribute to economic stability and continuity over the coming two to three years.

Colombia’s economy, just like most of Latin-American countries, continues suffering from the effects of lower commodity prices, mainly oil, reflected in its elevated level of external debt. Even though the country has taken measures to stabilize the economy, it is uncertain how will these measures be perceived and if the intended goal of increasing investor’s confidence, achieved.

Economic and political conditions in Colombia may have an adverse effect on our financial condition and results of operations.

Our financial condition and results of operations depend significantly on macroeconomic and political conditions prevailing in Colombia to the extent that such changes affect the economic policies, growth, stability, outlook or regulatory environment. Decreases in the growth rate, periods of negative growth, increases in inflation, changes in law, regulation, policy, or future judicial rulings and interpretations of policies involving exchange controls and other matters such as (but not limited to) currency depreciation, foreign exchange regulations, inflation, interest rates, taxation, employment and labor laws, banking laws and regulations and other political or economic developments in or affecting Colombia may affect the overall business environment and may, in turn, adversely impact our financial condition and results of operations in the future. Colombia’s fiscal deficit and growing public debt could adversely affect the Colombian economy. See “Disclosure Regarding Foreign Exchange Controls and Exchange Rates in Colombia” and “Risk Factors – Risks Related to Colombia and Other Countries Where We Operate – The Colombian government and the Central Bank exercise significant influence on the Colombian economy.”

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The Colombian government frequently intervenes in Colombia’s economy and from time to time makes significant changes in monetary, fiscal and regulatory policy. Our business and results of operations or financial condition may be adversely affected by changes in government or fiscal policies, and other political, diplomatic, social and economic developments that may affect Colombia. We cannot predict what policies the Colombian government will adopt and whether those policies would have a negative impact on the Colombian economy or on our business and financial performance in the future. We cannot assure you as to whether current stability in the Colombian economy will be sustained. If the conditions of the Colombian economy were to deteriorate, our financial conditions and results of operations would be adversely affected.

In addition, Colombia held presidential elections in May 2018 with runoffs in June. Iván Duque Márquez was elected president and took office in August 2018. President Duque’s administration inherited high levels of spending, and if they fail to make significant reductions in investments, Colombia may be unable to meet its fiscal deficit targets. On December 28, 2018, Colombian Congress enacted a tax reform, effective as of 1 January 2019, which is focused on a reduction of corporate taxes, strengthening the mechanisms to prevent tax evasion, encouraging investment and economic growth and which introduced other substantial changes to the then-existing tax legal framework. The reform could have a mixed effect on the corporate sector, given that the proposal also includes an increase in taxes on individuals with high-income and dividends received, as well as a greater reduction in expenses, which could have a negative impact on consumption in 2019. See “Business- New Colombian Tax Reform” and “Risk Factors – Risks Related to Colombia and Other Countries Where We Operate – New or higher taxes resulting from changes in tax regulations or the interpretation thereof in Colombia could adversely affect our results of operations and financial condition in the future.”

The Colombian government has historically exercised substantial influence on the local economy, and governmental policies are likely to continue to have an important effect on companies operating in Colombia like our Colombian subsidiaries, market conditions and the prices of the securities of local issuers. The President of Colombia has considerable power to determine governmental policies and actions relating to the economy and may adopt policies that may negatively affect us. We cannot predict which policies will be adopted by the new government and whether those policies would have a negative impact on the Colombian economy in which we operate or our business and financial performance.

We cannot provide any assurances that political or social developments in Colombia over which we have no control, will not have an adverse effect on our economic situation and will not adversely affect the business, financial condition and results of operations of our subsidiaries and their ability to pay dividends or make other distributions to us.

Pursuant to the peace agreements negotiated between the FARC and the Colombian Government in 2016, the FARC occupies five seats in the Colombian Senate and five seats in the Colombian House of Representatives. We cannot predict which policies will be adopted by the Colombian Government and whether the policies would have a negative impact on the Colombian economy or our business, financial condition and results of operations.

Furthermore, recent political and economic actions in the Latin American region, including the corruption investigations and proceedings in Brazil may negatively affect international investor perception of the region. For example, on December 21, 2016, the United States Department of Justice announced that Odebrecht S.A., or Odebrecht, a global construction conglomerate based in Brazil, pleaded guilty and agreed to pay a monetary penalty to resolve charges with authorities in the United States, Brazil and Switzerland arising out of their schemes to pay approximately $800 million dollars in bribes to government officials in twelve countries around the world, including $11.5 million dollars in Colombia, where the company admitted to offering bribes in order to obtain and extend infrastructure contracts. Odebrecht further admitted to effecting these payments directly from its Brazilian headquarters through its division of structured operations.

On January 12, 2017, the Colombian Fiscalía General de la Nación initiated a corruption investigation into the activities of Odebrecht. While the investigation is still ongoing, the Colombian Fiscalía General de la Nación has expanded its investigation to include politicians, public officials and private industry members and, to date, several individuals, including former public officials. On September 14, 2018, the Superintendencia de Industria y Comercio initiated a corruption investigation in Colombia into Odebrecht’s actions in relation to the awarding of the Ruta del Sol II highway concession. Allegations and ongoing investigations of alleged improper payments or corruption involving the Colombian government, politicians and private industry participants could create economic and political uncertainty, which in turn could adversely affect our results of operation and financial condition.

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We are subject to anti-bribery laws, rules and regulations in jurisdictions in which we operate. These laws, rules and regulations generally prohibit covered entities and their intermediaries from engaging in bribery or making other prohibited payments, offers or promises to officials for the purpose of obtaining or retaining business or other advantages. We face significant risks if we fail to comply with anti-bribery laws. Despite our training and compliance programs, our internal control policies and procedures may not always protect us from violating anti-corruption laws or from acts committed by our employees or by third parties. Therefore, there can be no assurance that our employees and agents, and those companies to which we outsource certain of our business operations, have not and will not take actions that violate our policies or applicable laws, for which we may be ultimately held responsible. Any violation of anti-bribery laws or allegation of such violations could result in severe criminal or civil sanctions, which could have a material adverse effect on our reputation, business, results of operations and financial condition.

The Colombian Government and the Central Bank exercise significant influence on the Colombian economy.

Although the Colombian government has not imposed foreign exchange restrictions since 1990, Colombia’s foreign currency markets have historically been extremely regulated. Colombian law permits the Central Bank to impose foreign exchange controls to regulate the remittance of dividends and/or foreign investments in the event that the foreign currency reserves of the Central Bank fall below a level equal to the value of three months of imports of goods and services into Colombia. An intervention that precludes our Colombian subsidiaries from possessing, utilizing or remitting U.S. Dollars would impair our financial condition and results of operations, and would impair the Colombian subsidiary’s ability to convert any dividend payments to U.S. dollars.

The Colombian government and the Central Bank may also seek to implement new policies aimed at controlling further fluctuation of the Colombian peso against the U.S. dollar and fostering domestic price stability. The Central Bank may impose certain mandatory deposit requirements in connection with foreign-currency denominated loans obtained by Colombian residents, including TG and ES. We cannot predict or control future actions by the Central Bank in respect of such deposit requirements, which may involve the establishment of a different mandatory deposit percentage. The U.S. dollar/Colombian peso exchange rate has shown some instability in recent years. Please see “Disclosure Regarding Foreign Exchange Controls and Exchange Rates in Colombia” for actions the Central Bank could take to intervene in the exchange market.

The Colombian Government and the Central Bank have considerable power to shape the Colombian economy and can intervene in Colombia’s economy and make significant changes in monetary, fiscal and regulatory policy, which could result in currency devaluation and changes in international reserves. Consequently, the operations and financial performance and condition of businesses may be adversely affected by changes in government or fiscal policies, and other political, diplomatic, social and economic developments that may affect Colombia or the international markets. The Colombian Government may seek to implement new policies aimed at controlling further fluctuation of the Colombian peso against the U.S. dollar and fostering domestic price stability. The president of Colombia has considerable power to determine governmental policies and actions relating to the economy and may adopt policies that are inconsistent with those of the prior government or that negatively affect us.

Factors such as Colombia’s growing public debt and fluctuating exchange rates could adversely affect the Colombian economy.

Colombia’s fiscal deficit and growing public debt could adversely affect the Colombian economy. The fiscal rules impose on the Colombian government the need to reduce the fiscal deficit from 3.6% of GDP in 2017 to 3.1% and 2.4% of GDP in 2018 and 2019, respectively, and have thereby prevented the Colombian government from taking counter-cyclical measures to stimulate the economy. In addition, public indebtedness represented 49.4% of GDP in 2017.

Although the country has gone through three tax reforms in the last five years, the Colombian government continues to face serious budgetary constraints and pressure from rating agencies that could lead to future tax reforms, with potential adverse consequences on our financial results.

Since 2016, the Colombian currency had shown relative stability vis-à-vis the U.S. dollar, appreciating by 4.72% in 2016 and 0.56% in 2017. However, The Colombian peso depreciated by 9.3% vis-à-vis the U.S. dollar in 2018. Any international conflicts or related events have the potential to create an exchange mismatch, given the vulnerability and dependence of the Colombian economy on external financing and its vulnerability to any disruption in its external capital flows and its trade balance.

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We cannot assure you that any measures taken by the Colombian government and the Central Bank would be sufficient to control any resulting fiscal or exchange imbalances. Any further disruption in Colombia’s fiscal and trade balance may therefore cause Colombia’s economy to deteriorate and adversely affect our business, financial condition and results of operations.

We are subject to regional and national economic conditions in the United States.

The economy in Florida and throughout the United States could negatively impact demand for our products as it has in the past, and macroeconomic forces such as employment rates and the availability of credit could have an adverse effect on our sales and results of operations. Our U.S. business is concentrated geographically in Florida, which optimizes manufacturing efficiencies and logistics, but further concentrates our business, and another prolonged decline in the economy of the state of Florida or of nearby coastal regions, a change in state and local building code requirements for hurricane protection, or any other adverse condition in the state or certain coastal regions, could cause a decline in the demand for our products, which could have an adverse impact on our sales and results of operations. Our strategy of continued geographic diversification seeks to reduce our exposure to such region-specific risks.

If the United States imposes sanctions on Colombia in the future, our business may be adversely affected.

Colombia is among several nations whose eligibility to receive foreign aid from the United States is dependent on its progress in stemming the production and transit of illegal drugs, which is subject to an annual review by the President of the United States. Although Colombia is currently eligible for such aid, Colombia may not remain eligible in the future. A finding by the President of the United States that Colombia has failed demonstrably to meet its obligations under international counter-narcotic agreements may result in the imposition of economic and trade sanctions on Colombia which could result in adverse economic consequences in Colombia including potentially threatening our ability to obtain necessary financing to develop our business and could further heighten the political and economic risks associated with our operations.

Economic instability in Colombia could negatively affect our ability to sell our products.

A significant decline in economic growth of any of Colombia’s major trading partners - in particular, the United States, China, and Mexico - could have a material adverse effect on each country’s balance of trade and economic growth. In addition, a “contagion” effect, where an entire region or class of investments becomes less attractive to, or subject to outflows of funds by, international investors could negatively affect the Colombian economy.

The 2008 global economic and financial crisis, which began in the U.S. financial system and spread to different economic sectors and countries around the world, had negative effects on the Colombian economy, although not as severe in other countries. During 2009, the economies of the United States and most major European countries contracted, which, in turn, affected the Colombian economy. The economic recovery in the United States since 2013 has been fragile and at lower rates than in the past recoveries. Several European Union countries have been obliged to severely reduce their public expenditures due to their high indebtedness, which has severely affected the Eurozone’s economic growth. The ability of governments and companies in certain countries, such as Greece, Italy, Portugal, and Spain to repay their debt obligations or remain in the euro currency system remains uncertain. In addition, certain events, such as the outbreak of civil and political unrest in several countries in Africa and the Middle East, including, Libya, Syria, Iraq, and Yemen, might further strain and adversely affect the global economy and the global financial system.

Due to financial and economic crises that may occur in countries around the world and recent turmoil in emerging markets economies, such as Turkey, South Africa and Argentina, investors may view investments in emerging markets with heightened caution. As a result of such financial and economic crises, flows of investments into Colombia may be reduced. Crises in other countries may hamper investors’ enthusiasm for securities of Colombian issuers, which may, in turn, adversely affect market prices for the Securities and make it difficult for us and our subsidiaries to access the international capital markets and finance its operations and capital expenditures.

Even though exports from Colombia, principally petroleum and petroleum products, and gold, have grown in recent years, fluctuations in commodity prices pose a significant challenge to their contribution to the country’s balance of payments and fiscal revenues. Unemployment continues to be high in Colombia compared to other economies in Latin America. Furthermore, recent political and economic actions in the Latin American region, including actions taken by the Argentine and Venezuelan governments, may negatively affect international investor perception of the region. We cannot assure you that growth achieved over the past decade by the Colombian economy will continue in future periods. The long-term effects of the global economic and financial crisis on the international financial system remain uncertain. In addition, the effect on consumer confidence of any actual or perceived deterioration of household incomes in the Colombian economy may have a material adverse effect on our results of operations and financial condition.

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Global trade tensions and political conditions in the United States, as well as the U.S. government’s approach to NAFTA and/or other trade agreements, treaties or policies, may adversely affect our results of operations and financial condition.

Our operations are located in Colombia and may be, to varying degrees, affected by economic and market conditions in other countries. Furthermore, economic conditions in Colombia are correlated with economic conditions in the United States as a result, among other things, of the United States-Colombia Free Trade Agreement, or the USCOFTA, and increased economic activity between the two countries. Trade barriers being erected by major economies may limit our ability to sell products in other markets and execute our growth strategies. Economic conditions in Colombia are correlated with economic conditions in the United States. As a result, any downturn in economic activity, could have a negative impact on our business in the United States, which at the year ended December 31, 2018, accounted for 80% of our net operating revenues.

In 2018, the United States levied a steel and aluminum tariff under which certain aluminum products we manufacture in Colombia are subject to a 10% tariff. Most of our imports to the United States of assembled architectural systems are not subject to the tariff, however our extruded aluminum products are subject to this tariff. The tariff resulted in an expense of $1.5 million as of the end of the latest reportable period at December 31, 2018. For the time being, the burden of this tax is being passed on to our clients through increased sales prices.

Additionally, the U.S. government has indicated its intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements and treaties with foreign countries. On September 30, 2018, the United States Trade Representative announced that the United States has agreed to a new trade deal between the member countries of the North American Free Trade Agreement, the United States-Mexico-Canada Agreement, or USMCA. It remains unclear what the U.S. Administration or U.S. Congress will or will not do with respect to USMCA or other international trade agreements, treaties and policies. If the U.S. government takes action to materially modify the USMCA or other international trade agreements, treaties or policies, it has the potential to adversely impact our business, customers and/or suppliers directly by disrupting trade and commercial transactions and/or indirectly by adversely affecting the U.S. economy or certain sectors thereof, thereby impacting demand for our customers’ products, and in turn negatively affecting demand for our products. Key building materials for our customers could be negatively impacted by a withdrawal from or significant change to USMCA or other international trade agreements. As such, if the United States withdraws from or negotiates material modifications to the terms of USMCA or other significant trade agreements and/or treaties, or makes significant changes to its trade policies, such actions could materially adversely affect our sales, financial results and cash flows.

Additionally, if the U.S. government takes action to materially modify USCOFTA, it has the potential to adversely impact our business by increasing the costs of selling our product into the U.S. market. As such, if the United States withdraws from or negotiates material modifications to the terms of USCOFTA, such actions could materially adversely affect our sales, financial results and cash flows.

The termination or re-negotiation of free trade agreements or other related events could also indirectly have an adverse effect on the Colombian economy. Although economic conditions in other emerging market countries and in the United States may differ significantly from economic conditions in Colombia, investors’ reactions to developments in other countries may have an adverse effect on the market value of securities of Colombian companies. There can be no assurance that future developments in other emerging market countries and in the United States, over which we have no control, will not have a material adverse effect on our liquidity.

Further, on March 8, 2018, the Trump administration announced that it will implement trade actions against unfairly traded steel and impose a 25% tariff on steel imports from all countries in connection with Section 232 of the Trade Expansion Act of 1962. The tariff is expected to decrease the volume of steel imports in the United States, which may have a negative impact on construction projects in the United States and could materially adversely affect our sales, financial results and cash flow.

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Colombia has experienced and continues to experience internal security issues that have had or could have a negative effect on the Colombian economy and our financial condition.

Colombia has experienced and continues to experience internal security issues, primarily due to the activities of guerrilla groups, such as dissidents from the former Revolutionary Armed Forces of Colombia (Fuerzas Armadas Revolucionarias de Colombia, or “FARC”) and the National Liberation Army (Ejercito de Liberación Nacional, or “ELN,”) paramilitary groups, drug cartels and criminal bands knows as Bacrim. These groups have exerted influence over the local population and funded their activities by protecting, and rendering services to, drug traffickers. Even though the Colombian government’s policies have reduced guerilla presence and criminal activity, particularly in the form of terrorist attacks, homicides, kidnappings and extortion, such activity persists in Colombia, and possible escalation of such activity and the effects associated with them have had and may have in the future a negative effect on the Colombian economy and on us, including on our customers, employees, results of operations and financial condition. Furthermore, such internal security issues may lead to proceedings in which the Colombian government acquires the domain over private real estate properties due to any illicit activities conducted in such properties. Likewise, owners may lose their property rights if there were displacements of victims in such properties between 1991 to 2021. The Colombian government commenced peace talks with the FARC in August 2012, and peace negotiations with the ELN began in November 2016. The Colombian government and the FARC signed a peace deal on September 26, 2016, which was amended after voters rejected it in the referendum held on October 2, 2016. The new agreement was signed on November 24, 2016 and was ratified by the Colombian Congress on November 30, 2016 and is being implemented after four years of negotiations. Pursuant to the peace agreements negotiated between the FARC and the Colombian Government in 2016, the FARC occupies five seats in the Colombian Senate and five seats in the Colombian House of Representatives. The new deal clarifies protection to private property, is expected to increase the government’s presence in rural areas, and bans former rebels from running for office in certain newly created congressional districts in post-conflict zones. As a result, during the transition process, Colombia may experience an increase in internal security issues, drug-related crime and guerilla and paramilitary activities, which may have a negative impact on the Colombian economy. Our business or financial condition could be adversely affected by rapidly changing economic or social conditions, including the Colombian government’s response to implementation of the agreement with FARC and ongoing peace negotiations, if any, which may result in legislation that increases the tax burden of Colombian companies.

Despite efforts by the Colombian government, drug-related crime, guerrilla paramilitary activity and criminal bands continue to exist in Colombia, and allegations have surfaced regarding members of the Colombian congress and other government officials having ties to guerilla and paramilitary groups. Although the Colombian government and ELN have been in talks since February 2017 to end a five-decade war, the Colombian government has suspended the negotiations after a series of rebel attacks. On January 17, 2019, a car with explosives burst through the gates at a police academy in Bogotá resulting in 21 people dead and many injured. The Colombian Defense Minister confirmed that the terrorist attack was perpetrated by the ELN. Any possible escalation in the violence associated with this terrorist attack and/or these activities may have a negative impact on the Colombian economy in the future or on us, which may affect our customers, employees, assets or projects. In addition, the current administration has not honored the peace protocols to be applied in the event of a suspension of peace negotiations entered into by the prior administration, on the grounds that these protocols are only binding to the administration that agreed to them. This situation could result in escalated violence by the ELN and may have a negative impact on the credibility of the Colombian government which could in turn have a negative impact on the Colombian economy.

Tensions with neighboring countries, including Venezuela and other Latin American countries may affect the Colombian economy and, consequently, our results of operations and financial condition in the future.

Diplomatic relations with Venezuela, and neighboring countries, have from time to time been tense and affected by events surrounding the Colombian armed forces, particularly on Colombia’s borders with Venezuela. Political tensions in Venezuela have risen in January 2019, as a number of Countries, including Colombia, have not recognized the legitimacy of Nicolás Maduro as Venezuelan head of state. In addition, on January 25, 2019, President Trump signed an Executive Order amending prior economic sanctions targeting the Maduro government. Moreover, in November 2012, the International Court of Justice placed a sizeable area of the Caribbean Sea within Nicaragua’s exclusive economic zone. Until then, Colombia had deemed this area as part of its own exclusive economic zone. Any future deterioration in relations with Venezuela and Nicaragua may result in the closing of borders, risk of financial condition.

Government policies and actions, and judicial decisions, in Colombia could significantly affect the local economy and, as a result, our results of operations and financial condition in the future.

Our results of operations and financial condition may be adversely affected by changes in Colombian governmental policies and actions, and judicial decisions, involving a broad range of matters, including interest rates, exchange rates, exchange controls, inflation rates, taxation, banking and pension fund regulations and other political or economic developments affecting Colombia. The Colombian government has historically exercised substantial influence over the economy, and its policies are likely to continue to have a significant effect on Colombian companies, including our subsidiaries. The President of Colombia has considerable power to determine governmental policies and actions relating to the economy, and may adopt policies that negatively affect our subsidiaries. Future governmental policies and actions, or judicial decisions, could adversely affect our results of operations or financial condition.

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We are subject to money laundering and terrorism financing risks.

Third parties may use us as a conduit for money laundering or terrorism financing. If we were to be associated with money laundering (including illegal cash operations) or terrorism financing, our reputation could suffer or we could be subject to legal enforcement (including being added to “blacklists” that would prohibit certain parties from engaging in transactions with us). Our Colombian subsidiaries could also be sanctioned pursuant to criminal anti-money laundering rules in Colombia.

We have adopted a Compliance Manual which includes policies and procedures as a best practice for avoiding these kinds Dividend declarations and the establishment of future record of risks. However, such measures, procedures and compliance may not be completely effective in preventing third parties from using us as a conduit for money laundering or terrorism financing without our knowledge, which could have a material adverse effect on our business, financial condition and results of operations.

Changes in Colombia’s customs, import and export laws and foreign policy, may have an adverse effect on our financial condition and results of operations.

Our business depends significantly on Colombia’s customs and foreign exchange laws and regulations, including import and export laws, as well as on fiscal and foreign policies. In the past we have benefited from, and now currently benefit from, certain customs and tax benefits granted by Colombian laws, such as free trade zones, and Plan Vallejo which incentivizes the import of machinery and equipment by providing tax breaks, as well as from Colombian foreign policy, such as free trade agreements with countries like the United States. As a result, our business and results of operations or financial condition may be adversely affected by changes in government or fiscal policies, foreign policy or customs and foreign exchange laws and regulations. We cannot predict what policies the Colombian government will adopt and whether those policies would have a negative impact on the Colombian economy or on our business and financial performance in the future.

It may be difficult or impossible to enforce judgments of courts of the United States and other jurisdictions against our Colombian subsidiaries or any of their directors, officers and controlling persons.

Most of our assets are located in Colombia. As such, it may be difficult or impossible for you to effect service of process on, or to enforce judgments of United States courts against our Colombian subsidiaries and/or against their directors and officers based on the civil liability provisions of the U.S. federal securities laws.

Colombian courts will enforce a U.S. judgment predicated on the U.S. securities laws through a procedural system known under Colombian law as exequatur. Colombian courts will enforce a foreign judgment, without reconsideration of the merits, only if the judgment satisfies the requirements set out in Articles 605 through 607 of Law 1564 of 2012, or the Colombian General Code of Procedure (Código General del Proceso), which provides that the foreign judgment will be enforced if certain conditions are met.

New or higher taxes resulting from changes in tax regulations or the interpretation thereof in Colombia could adversely affect our results of operations and financial condition in the future.

New tax laws and regulations, and uncertainties with respect to future tax policies pose risks to us. In recent years, the Colombian Congress approved different tax reforms imposing additional taxes and enacted modifications to existing taxes related to financial transactions, dividends, income, value added tax (VAT), and taxes on net worth. On December 28, 2018, a tax reform was implemented by means of Law 1943 intended to strengthen the mechanisms to prevent tax evasion, reduce corporate taxes, and encourage investment and economic growth and introduced other substantial changes to the then-existing tax legal framework.

As a result, the corporate income tax rate decreased to 33% for fiscal year 2019, 32% for fiscal year 2020, 31% for fiscal year 2021 and 30% for fiscal year 2022. Law 1943 also includes increased withholding tax rates resulting from payments made to foreign entities to a general rate of 20% (from the current 15%), however this general rate does not apply to foreign indebtedness exceeding one year, in which case the applicable income tax withholding remains at 15%.

Dividends paid out of profits that were subject to corporate income tax are now subject to a withholding tax of 7.5% (from 5%) and dividends paid out of profits that were not subject to corporate income tax are now subject to a withholding tax of 33% for 2019, 32% for 2020, 31% for 2021 and 30% for 2022 etc., plus the foregoing 7.5%, which applies to the amount remaining after the 33%, 32%, 31% or 30% withholding is applied, in accordance with the applicable taxable year. As a result, withholding taxes on dividends paid by our Colombian subsidiaries increased. See “Business- New Colombian Tax Reform.” Changes in tax-related laws and regulations, and interpretations thereof, can create additional tax burdens on us and our businesses by increasing tax rates and fees, creating new taxes, limiting tax deductions, and/or eliminating tax-based incentives and non-taxed income. In addition, tax authorities and competent courts may interpret tax regulations differently than us, which could result in tax litigation and associated costs and penalties in part due to the novelty and complexity of new regulation.

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We are subject to various U.S. export controls and trade and economic sanctions laws and regulations that could impair our ability to compete in international markets and subject us to liability if we are not in full compliance with applicable laws.

Our business activities are subject to various U.S. export controls and trade and economic sanctions laws and regulations, including, without limitation, the U.S. Commerce Department’s Export Administration Regulations and the U.S. Treasury Department’s Office of Foreign Assets Control’s (“OFAC”) trade and economic sanctions programs (collectively, “Trade Controls”). Such Trade Controls may prohibit or restrict our ability to, directly or indirectly, conduct activities or dealings in or with certain countries that are the subject of comprehensive embargoes (presently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine (collectively, “Sanctioned Countries”)), as well as with individuals or entities that are the target of Trade Controls-related prohibitions and restrictions (collectively, “Sanctioned Parties”). These Trade Controls may also restrict our activities involving other countries that are not the subject of complete embargoes but are nonetheless considered to present heighted sanctions-related risks, such as Venezuela.

Although we have implemented compliance measures designed to prevent unauthorized transactions with Sanctioned Countries and Sanctioned Parties and ensure compliance with applicable Trade Controls, our failure to successfully comply therewith may expose us to negative legal and business consequences, including civil or criminal penalties, government investigations, and reputational harm.

Natural disasters in Colombia could disrupt our business and affect our results of operations and financial condition in the future.

Our operations are exposed to natural disasters in Colombia, such as earthquakes, volcanic eruptions, tornadoes, tropical storms and hurricanes. Heavy rains in Colombia, attributable in part to the La Niña weather pattern, have resulted in severe flooding and mudslides. La Niña is a recurring weather phenomenon, and it may contribute to flooding, mudslides or other natural disasters on an equal or greater scale in the future. In the event of a natural disaster, our disaster recovery plans may prove to be ineffective, which could have a material adverse effect on its ability to conduct our businesses. In addition, if a significant number of our employees and senior managers were unavailable because of a natural disaster, our ability to conduct our businesses could be compromised. Natural disasters or similar events could also result in substantial volatility in our results of operations for any fiscal quarter or year.

Risks Related to Us and Our Securities

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or substantial portions of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our third amended and restated memorandum and articles of association, the Companies Law (2018 Revision) of the Cayman Islands (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are largely governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder’s derivative action in a Federal court of the United States.

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We have been advised by our Cayman Islands legal counsel, Maples and Calder, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements could be impaired, which could adversely affect our business.

Our financial reporting obligations as a public company place a significant strain on our management, operational and financial resources, and systems. We may not be able to implement effective internal controls and procedures to detect and prevent errors in our financial reports, file our financial reports on a timely basis in compliance with SEC requirements, or prevent and detect fraud. Our management may not be able to respond adequately to changing regulatory compliance and reporting requirements. We are a “smaller reporting company” as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and no longer qualify as an “emerging growth company.” Our auditors are required to attest to our evaluation of internal controls over financial reporting. If we are not able to adequately implement the requirements of Section 404, we may not be able to assess whether internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence, the market price of our ordinary shares and our ability to raise additional capital.

We identified deficiencies in our internal controls over financial reporting related the completeness, accuracy, existence, valuation and presentation of the balances of income tax related accounts. These deficiencies in internal control over financial reporting could have resulted in a material misstatement of our annual or interim financial statements that would not be prevented or detected on a timely basis. Accordingly, our management determined that these control deficiencies constituted a material weakness related to the accounting for income taxes.

Management intends to implement a remediation plan to address the control deficiencies that led to the material weakness. The remediation plan includes implementing specific review procedures designed to enhance our income tax control and strengthening our income tax control with improved documentation standards, technical oversight and training. We currently plan to have our enhanced review procedures and documentation standards in place and operating in the first quarter of 2019. Our main objective is to remediate this material weakness by the end of fiscal year 2019, to allow for sufficient time to conclude, through our testing, that the enhanced control is operating effectively.

Anti-takeover provisions in our organizational documents and Cayman Islands law may discourage or prevent a change of control, even if an acquisition would be beneficial to our shareholders, which could depress the price of our ordinary shares and prevent attempts by our shareholders to replace or remove our current management.

Our memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. Our board of directors is divided into three classes with staggered, three year terms. Our board of directors has the ability to designate the terms of and issue preferred shares without shareholder approval. We are also subject to certain provisions under Cayman Islands law that could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our ordinary shares. See “Description of Share Capital.”

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Risks Related to this Offering and Ownership of our Ordinary Shares

Our ordinary share price may change significantly following the offering, and you may not be able to resell shares of our ordinary shares at or above the price you paid or at all, and you could lose all or part of your investment as a result.

The stock market recently has experienced significant volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at or above the offering price due to a number of factors such as those listed in “—Risks Related to Our Business and Our Industry” and the following:

●	results of operations that vary from the expectations of securities analysts and investors;
●	results of operations that vary from those of our competitors;
●	changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;
●	announcements by us or our competitors of significant contracts, new products, acquisitions, joint marketing relationships, joint ventures, other strategic relationships or capital commitments;
●	changes in general economic or market conditions or trends in our industry or markets;
●	future sales of our ordinary shares or other securities;
●	changes in business or regulatory conditions;
●	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
●	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
●	the development and sustainability of an active trading market for our stock; and
●	other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of our ordinary shares, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our ordinary shares is low.

In the past, following periods of market volatility, stockholders of public companies have often instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

We are a “controlled company,” controlled by Energy Holding Corp., whose interest in our business may be different from ours or yours.

We are a “controlled company” within the meaning of the NASDAQ Capital Market listing standards. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements of the NASDAQ Capital Market, including (i) the requirement that a majority of the board of directors consist of independent directors, (ii) the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (iii) the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Although we meet the definition of a “controlled company,” we have determined at this time not to take advantage of this designation and comply with all the corporate governance rules applicable to listed companies that are not controlled companies. We may determine however, to take advantage of these exemptions in the future. If we did, you would not have the same protections afforded to stockholders of companies subject to all of the corporate governance requirements of the NASDAQ Capital Market.

We cannot assure you that we will continue to pay dividends on our ordinary shares, and our indebtedness, future investments or cashflow generation could limit our ability to continue to pay dividends on our ordinary shares.

Prior to August 2016, we had not paid any cash dividends on our ordinary shares. Since such time, we have paid regular quarterly dividends. We currently intend to continue to pay cash or stock dividends on our ordinary shares for at least the short term, subject to our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, restrictions in our debt agreements and in any preferred stock, business prospects and other factors that our Board of Directors may deem relevant. However, the payment of any future dividends will be solely at the discretion of our Board of Directors and there can be no assurance that we will continue to pay dividends in the future. For more information, see “Dividends” contained in Item 5 below.

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Our shareholders will experience immediate and substantial dilution of their ownership in our Company as a result of this offering, which may have a material adverse effect on the market price of our ordinary shares. If we engage in additional equity offerings in the future it may further dilute our shareholders and may have a negative impact on the market price of our ordinary shares.

As of March 8, 2019, we had 38,631,356 ordinary shares issued and outstanding. Following the completion of this offering, assuming the issuance of 5,000,000 additional ordinary shares, we will have 43,631,356 ordinary shares outstanding, or, if the underwriters’ option to purchase 750,000 additional ordinary shares is exercised, 44,381,356 ordinary shares outstanding. As a result of this offering, our stockholders will experience immediate and substantial dilution of their ownership in our company. This may have a material adverse effect on the market price of our ordinary shares.

Additionally, in connection with our joint venture agreement with Saint-Gobain, we may issue ordinary shares in connection with the contribution of land worth $10.9 million on our behalf by José M. Daes and Christian T. Daes. Any additional issuances of ordinary shares after this offering could dilute the interests of our shareholders and could substantially decrease the trading price of our ordinary shares. We may issue equity or equity-linked securities in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions and other transactions), to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of then-outstanding options or other equity-linked securities, if any, or for other reasons. Issuance of such additional securities may significantly dilute the ownership interests of investors in this offering.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

The trading market for our ordinary shares relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of us or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

If a United States person is treated as owning at least 10% of the value or voting power of our shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a United States person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our shares, such person may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group (if any). While our parent company owns one or more U.S. subsidiaries, we, and certain of our non-U.S. subsidiaries, could be treated as controlled foreign corporations. Furthermore, while our group includes one or more U.S. subsidiaries, certain of our non-U.S. subsidiaries could be treated as controlled foreign corporations (regardless of whether or not we are treated as a controlled foreign corporation). A United States shareholder of a controlled foreign corporation generally is required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether such United States shareholder receives any actual distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. We cannot provide any assurances that we will assist investors in determining whether any of our non-U.S. subsidiaries are treated as a controlled foreign corporation or whether any investor is treated as a United States shareholder with respect to any of such controlled foreign corporations or furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. There is substantial uncertainty as to the application of each of the foregoing rules as well as the determination of any relevant calculations in applying the foregoing rules. United States persons are strongly advised to avoid acquiring, directly, indirectly or constructively, 10% or more of the value or voting power of our shares. A United States investor should consult its advisors regarding the potential application of these rules to an investment in the ordinary shares.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be $32.5 million (or $37.5 million assuming the underwriters’ option to purchase additional ordinary shares is exercised in full), after deducting estimated underwriting discounts and an aggregate of approximately $400,000 in estimated offering expenses payable by us for this offering.

We intend to use a portion of the net proceeds from this offering to consummate the joint venture transaction with Vidrio Andino. Additionally, we intend to use a portion of the net proceeds to purchase new equipment to increase efficiency and capacity in the production process.

To the extent we do not use the proceeds from this offering to consummate the joint venture transaction and purchase the equipment as described above, or have excess proceeds after completing such transactions, we intend to use the net proceeds from this offering for working capital and for general corporate purposes.

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PRICE RANGE OF ORDINARY SHARES

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol TGLS. Effective January 6, 2016, the Company’s shares also commenced trading on the Bolsa de Valores de Colombia (“BVC”), the principal stock exchange of Colombia, under the symbol TGLSC. The listing of the Company’s shares on the BVC is secondary to the primary listing on the NASDAQ Market. No new shares were issued in connection with the admission to trading on the BVC.

The following table sets forth the high and low sales prices (as reported by the NASDAQ Capital Market) for our ordinary shares for the periods indicated below and starting from the first quarter of 2017.

	Ordinary
	Shares
Period	High	Low
Fiscal 2019:
First Quarter*	$9.12	$7.30

Fiscal 2018:
Fourth Quarter	$10.08	$7.36
Third Quarter	$10.29	$8.28
Second Quarter	$9.54	$7.56
First Quarter	$9.88	$7.06

Fiscal 2017:
Fourth Quarter	$8.34	$6.70
Third Quarter	$9.55	$5.50
Second Quarter	$11.00	$9.00
First Quarter	$12.34	$10.57

* Through March 20, 2019.

Holders

As of December 31, 2018, there were 331 holders of record of our ordinary shares.

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CAPITALIZATION

The following table sets forth our cash and capitalization on:

●	An actual basis as of December 31, 2018; and

●	An As Adjusted basis as of December 31, 2018, giving effect to the sale and issuance of 5,000,000 ordinary shares by us in this offering, at the public offering price of $7.00 per share, after deducting estimated underwriting discounts and estimated offering expenses payable by us.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information in this prospectus supplement and the accompanying prospectus.

	December 31, 2018
	Actual	As adjusted
	(audited)	(unaudited)
Cash and cash equivalents	$33,040	65,540

Long term debt:
Revolving lines of credit	19,146	19,146
Unsecured senior note	204,985	204,985
Other Loans (1)	17,804	17,804
Capital lease	380	380
Total Indebtedness	$242,315	$242,315

Shareholders’ Equity
Preferred shares, $0.0001 par value, 1,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2018	-	-
Ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 38,092,996 shares issued and outstanding at December 31, 2018	4	4
Legal reserves	1,367	1,367
Additional paid in capital	157,604	190,104
Retained earnings	10,439	10,439
Accumulated other comprehensive income (loss)	(37,058)	(37,058)
Shareholders’ equity attributable to controlling interest	$132,356	164,856
Total Capitalization	$374,671	407,171

(1) Represents other loans having maturities ranging from sixty days to 11 years and are comprised of: $14.6 million of borrowings under an export credit agency covered facility with BBVA Spain for the acquisition of equipment in 2015 that matures in 2025 and bears interest at a rate of 4.3%, a mortgage for $3.2 million borrowed from TD Bank for the acquisition of real property in Florida in 2014 that matures in 2029 and bears interest at a rate of 4.6%, other small unsecured loans with local banks and credit cards.

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DIVIDEND POLICY

Prior to August 2016, we had not paid any cash dividends on our ordinary shares. On August 4, 2016, our Board of Directors authorized the payment of regular quarterly dividends to holders of our ordinary shares at a quarterly rate of $0.125 per share (or $0.50 per share on an annual basis). Our Board of Directors subsequently authorized an increase in the dividends to $0.14 per share (or $0.56 per share on an annual basis) beginning in the third quarter of 2017 through the dividend for the fourth quarter of 2018. The dividends are paid in cash or ordinary shares, at the option of holders of ordinary shares during an election period. The value of the ordinary shares used to calculate the number of shares issued with respect to that portion of the dividend payable in ordinary shares was the average of the closing price of our ordinary shares on the NASDAQ Capital Market during a set period. If no choice was made during the election periods, the dividend was paid in ordinary shares.

We intend to continue to pay dividends on our ordinary shares, subject to our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, restrictions in our debt agreements and in any preferred stock, business prospects and other factors that our Board of Directors may deem relevant. Our bond indenture currently restricts the type of dividend we can make while the bonds are outstanding. See “Description of Indebtedness” below for further information. The payment of any dividends is ultimately within the discretion of our Board of Directors. The payment of dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and our general financial condition and limitations imposed by our outstanding indebtedness.

Dividend declarations and the establishment of future record and payment dates are subject to the Board of Directors’ continuing determination that the dividend policy is in the best interests of the Company and its shareholders. The dividend policy may be changed or cancelled at the discretion of the Board of Directors at any time.

Because we are a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their jurisdictions of organization, agreements of our subsidiaries or covenants under any existing and future outstanding indebtedness we or our subsidiaries incur. Pursuant to Colombian laws, our Colombian subsidiaries may be subject to certain legal restrictions in respect of the distribution of dividends to us (e.g. a Colombian company cannot distribute dividends if the shareholders’ equity is less than 50% of its subscribed share capital (capital suscrito)).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and related notes included and incorporated elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. The following discussion contains forward-looking statements based upon our current plans, expectations and beliefs that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in “Risk Factors” and other sections of this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein.

Overview

We are a vertically integrated manufacturer, supplier and installer of architectural glass, windows and associated aluminum products for the global commercial and residential construction markets. With a focus on innovation, combined with providing highly specified products with the highest quality standards at competitive prices, we have developed a leadership position in each of our core markets. In the United States, which is our largest market, we were ranked as the second largest glass and metal fabricator in 2018 by Glass Magazine. In addition, we believe we are the leading glass transformation company in Colombia. Based on our analysis of third party industry sources, we had an estimated market share of over 45% of the Colombian market in 2017. Our customers, which include developers, general contractors or installers for hotels, office buildings, shopping centers, airports, universities, hospitals and multi-family and residential buildings, look to us as a value-added partner based on our product development capabilities, our high quality products and our unwavering commitment to exceptional service.

We have more than 30 years of experience in architectural glass and aluminum profile structure assembly and transform a variety of glass products, including tempered safety, double thermo-acoustic, and laminated glass. Our finished glass products are installed in a wide variety of buildings across a number of different applications, including floating facades, curtain walls, windows, doors, handrails, interior and bathroom spatial dividers. We also produce aluminum products such as profiles, rods, bars, plates and other hardware used in the manufacturing of windows.

Our products are manufactured in a 2.7 million square foot, state-of-the-art manufacturing complex in Barranquilla, Colombia that provides easy access to North, Central and South America, the Caribbean and the Pacific. Our products can be found on some of the most distinctive buildings in these regions including El Dorado Airport (Bogota), 50 United Nations Plaza (New York), Trump Plaza (Panama), Icon Bay (Miami), and Salesforce Tower (San Francisco). Our track record of successfully delivering high profile projects has earned us an increasing number of opportunities across the United States, evidenced by our expanding backlog and overall revenue growth.

Our structural competitive advantage is underpinned by our low-cost manufacturing footprint, vertically integrated business model and geographic location. Our integrated facilities in Colombia and distribution and services operations in Florida provide us with a significant cost advantage in both manufacturing and distribution, and we continue to invest in these operations to expand our operational capabilities. Our lower cost manufacturing footprint allows us to offer competitive prices for our customers, while also providing innovative, high quality and high value-added products, together with consistent and reliable service. We have historically generated high margin organic growth based on our position as a value-added solutions provider for our customers.

We have a strong presence in the Florida market, which represents a substantial portion of our revenue stream and backlog. Our success in Florida has primarily been achieved through sustained organic growth, with further penetration now taking place into other highly populated areas of the United States. As part of our strategy to become a fully vertically integrated company, we have supplemented our organic growth with some recent acquisitions that have allowed us added control over our supply chain. Most recently, in March 2017, we completed the acquisition of GM&P, a consulting and glazing installation business that was previously our largest installation customer. In 2016, we completed the acquisition of ESW, which gave us control over the distribution of products into the United States from our manufacturing facilities in Colombia. These acquisitions allowed for further vertical integration of our business and will act as a platform for our future expansion in the United States.

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The continued diversification of the group’s presence and product portfolio is a core component of our strategy. In particular, we are actively seeking to expand our presence in United States outside of Florida. We also launched a residential windows offering which, we believe, will help us expand our presence in the United States and generate additional organic growth. We believe that the quality of our products, coupled with our ability to price competitively given our structural advantages on cost, will allow us to generate further growth in the future.

How We Generate Revenue

We are a leading manufacturer of hi-spec architectural glass and windows for the western hemisphere residential and commercial construction industries, operating through our direct and indirect subsidiaries. Headquartered in Barranquilla, Colombia, we operate out of a 2.7 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to North, Central and South America, the Caribbean, and the Pacific.

Our glass products include tempered glass, laminated glass, thermo-acoustic glass, curved glass, silk-screened glass, and digital print glass as well as mill finished, anodized, painted aluminum profiles and produces rods, tubes, bars and plates. Window production lines are defined depending on the different types of windows: normal, impact resistant, hurricane-proof, safety, soundproof and thermal. We produce fixed body, sliding windows, projecting windows, guillotine windows, sliding doors and swinging doors. ES produces facade products, which include floating facades, automatic doors, bathroom dividers and commercial display windows.

We sell to over 1,000 customers using several sales teams based out of Colombia and the United States to specifically target regional markets in South, Central and North America. The United States accounted for 80%, 76% and 62% of our combined revenues in 2018, 2017 and 2016, respectively, while Colombia accounted for approximately 17%, 20% and 32%, and Panama accounted for approximately 1%, 1% and 3% in those years, respectively.

We sell our products through our main offices/sales teams based out of Colombia and the United States. The Colombia sales team is our largest sales group, which has deep contacts throughout the construction industry. The Colombia sales team markets both our products as well as our installation services. In the United States, we sell out of subsidiaries established in Florida, which have an expanding customer base and provide installation service in addition to our products. Sales forces in Panama are not via subsidiaries but under agreements with sales representatives. In 2017 we established two branches in Bolivia and Italy to expand geographical reach into South America, Europe and the Middle East. We have two types of sales operations: (i) contract sales, which are the high-dollar, customer tailored projects, and (ii) standard form sales, which reflect low-value installations that are of short duration.

We expect to benefit from growth in both of our largest markets, the United States and Colombia. One indicator of the non-residential construction outlook, the Architectural Billing Index, has generally pointed towards an improved construction outlook since late 2012. Deutsche Bank published a research report estimating that new residential housing starts in the United States will grow at an annual rate of 5% in each of 2019 and 2020. We believe our United States business will grow with this increase in construction spending.

In Colombia, despite the slow-down in the overall economy, construction spending continues to experience growth, offsetting the impact of the weak commodity price environment. Colombia’s GDP grew 2.7% in as of the third quarter of 2018, with residential and non-residential building construction outpacing that growth and expanding 4.1%. According to EMIS research, the Colombian construction industry is expected to grow at a compound annual rate of 9.2% through 2021.

As part of our strategies to grow our United States business and further vertically integrate our operations, we acquired ESW and GM&P. ESW has served as one of our key importers and distributors in the United States. ESW is also a member of the American Architectural Manufacturers Association, a technical information center for the architecture industry with some of the highest industry standards. We also consummated a purchase agreement with Giovanni Monti, the owner of 100% of the outstanding shares of GM&P. GM&P is a consulting and glazing contracting company located in Miami, Florida. GM&P has over 15 years of experience in the design and installation of building enclosure systems such as curtain walls. GM&P also has a long-standing relationship with us, working alongside us on different projects across the United States by providing engineering and installation services.

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Liquidity

As of December 31, 2018 and 2017, we had cash and cash equivalents of approximately $33.0 million and $40.9 million, respectively. During the year ended December 31, 2018, the main sources of cash were cash available at the beginning of period and cash provided from financing activities, which generated $17.0 million, mostly from short term debt to finance the working capital required to support 18% sales growth. A discussion of our cash flow from operations is included below in the sub-section headed “Cash Flow From Operations, Investing and Financing Activities” under the “Results of Operations” section of this management discussion and analysis.

As of December 31, 2018, the Company had $18.3 million of borrowings available under its bank facilities as most of the outstanding balances under such lines were fully repaid with the Senior Notes issued on January 30, 2017.

Capital Resources

We transform glass and aluminum into high specification architectural glass and custom-made aluminum profiles which require significant investments in state of the art technology. During the years ended December 31, 2018, 2017 and 2016, we made investments primarily in building and construction, and machinery and equipment in the amounts of $13.6 million, $8.8 million and $42.5 million, respectively.

On January 11, 2019, we entered into a joint venture agreement with Saint-Gobain, a world leader in the production of float glass, a key component of our manufacturing process, whereby we will acquire an approximately 25% minority ownership interest in Vidrio Andino Holdings S.A.S, a Colombia-based subsidiary of Saint-Gobain. The purchase price for our interest in this entity is $34.1 million in cash and land worth $10.9 million near our facility in Barranquilla which will be contributed on our behalf by José M. Daes and Christian T. Daes. Vidrio Andino’s float glass plant located in the outskirts of Bogota, Colombia, had been one of our main suppliers of raw glass. We believe this transaction will solidify our vertical integration strategy by acquiring an interest in the first stage of our production chain, while securing ample glass supply for our expected production needs.

Additionally, the joint venture agreement includes plans to build a new plant in Galapa, Colombia that will be located approximately 20 miles from our primary manufacturing facility in which we will also have a 25% interest. The new plant will be funded with the original cash contribution made by the Company, operating cashflows from the Bogota plant, debt incurred at the joint venture level that will not consolidate into the Company and an additional contribution by us of approximately $12.5 million to be paid between 2020 and 2021. Under the joint venture agreement, Saint-Gobain will retain a majority ownership position and will have control over the operations of both plants and therefore, the transaction will be accounted for under the equity participation method, and recorded under the minority interest line. The acquisition will be consummated on or before May 3, 2019 once the original cash and land contributions have been completed and the shares of Vidrio Andino have been contributed.

We have a $20.2 million growth and efficiency capital expenditure plan meant to enhance operations, which is currently anticipated to start in the second quarter of 2019. We currently plan to invest $9.9 million in an automated glass sorting and processing system, which will increase the capacity of two of our ten production lines by over 160% (or 10% of our total production capacity) while reducing employee headcount, and reduce process lead time. In addition, we currently plan to invest $5.1 million in a vertical paint line and in an additional extrusion press, which we expect to expand our aluminum production capacity in tons by roughly 29%. We also currently intend to invest $5.2 million to create a new automated aluminum warehouse, which we expect will further reduce process lead times in the assembly of curtain wall systems.

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Results of Operations (Amounts in thousands)

	For the Years ended
	December 31,
	2018	2017	2016

Net operating revenue	$370,984	$314,456	$305,016
Cost of sales	250,767	215,274	192,369
Gross Profit	120,217	99,182	112,647
Operating expenses	73,022	64,818	64,799
Operating income	47,195	34,364	47,848
Change in fair value of warrant liability	-	-	776
Change in fair value of earnout share liability	-	-	4,674
Non-operating income, net	2,915	3,190	4,155
Foreign currency transaction gains (losses)	(14,461)	(3,028)	(1,387)
Interest expense	(21,187)	(19,872)	(16,814)
Loss on extinguishment of debt	-	(3,136)	-
Income before taxes	14,462	11,518	39,252
Income tax provision	5,976	5,793	16,072
Net income (loss)	8,486	5,725	23,180
Non-controlling interest	545	(276)	-
Total comprehensive income attributable to parent	$9,031	$5,449	$23,180

Comparison of years ended December 31, 2018 and December 31, 2017

Revenues

Our operating revenue increased $56.5 million, or 18%, from $314.5 million in the year ended December 31, 2017 to $371.0 million in the year ended December 31, 2018. The increase was mostly driven by executing our strategy to further penetrate the U.S. market, which continues to be key for us. We are mainly focused on the South Florida region, but we are continuously diversifying into other regions.

Sales in the United States market increased $58.0 million, or 24%, from $238.5 million in in the year ended December 31, 2017, to $296.5 million in in the year ended December 31, 2018, and represent 80% and 76% of our consolidated sales during the years ended December 31, 2018 and 2017, respectively.

Sales in the Colombian market decreased $1.1 million, or 2%, from $63.5 million in the year ended December 31, 2017, to $62.4 million in the year ended December 31, 2018. Despite an increase during early 2018 after pent up demand from 2017, a slow construction market and sales comprised mainly of smaller projects with only few medium-to-large projects being executed led to the moderate decrease.

Gross Profit

Cost of sales increased $35.5 million, or 16%, from $215.3 million in the year ended December 31, 2017, to $250.8 million for the year ended December 31, 2018. This increase was driven primarily by an increase in cost of raw materials of $17.8 million, or 19%, from $93.2 million in the year ended December 31, 2017 to $111.1 million in the year ended December 31, 2018, largely proportional with the increase in sales. Additionally, labor cost increased $8.0 million, or 19%, from $42.2 million in the year ended December 31, 2017 to $50.1 million in the year ended December 31, 2018, as a result of increased operations and including GM&P’s labor cost for the full year during 2018, whereas 2017 results only include GM&P’s expense since the date of the acquisition in March 2017.

As a result, gross profit increased $21.0 million, or 21%, from $99.2 million in the year ended December 31, 2017, to $120.2 million for the year ended December 31, 2018. The increase was the result of a robust fixed costs structure put in place during 2017 over a higher amount of sales. Gross profit margins, calculated by dividing the gross profit by operating revenues, increased from 31.5% to 32.4% between the years ended December 31, 2017 and 2018.

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Expenses

Operating expenses increased $8.2 million, or 13%, from $64.8 million in the year ended December 31, 2017 to $73.0 million in the year ended December 31, 2018, improving as a percentage of sales from 20.6% to 19.7%. Selling expense increased $5.6 million, or 17%, from $33.8 million in the year ended December 31, 2017 to $39.4 million in the year ended December 31, 2018. The increase was driven by an increase in shipping expense of $5.5 million, or 42%, from $13.1 million in the year ended December 31, 2017 to $18.6 million in the year ended December 31, 2018 as a result of higher United States land transportation costs and higher exports of architectural systems from Colombia into farther regions of United States. Additionally, the increase was also related to the United States aluminum and steel tariff implemented in 2018, which resulted in an expense of $1.5 million related to the importation of aluminum product manufactured in Colombia (fully offset by an equal amount of revenues related to a pass-through on to clients), as well as an increase in sales commissions of $0.9 million, partially offset by a reduction in accounts receivable provisions of $2.8 million, from $3.1 million in the year ended December 31, 2017 to $0.4 million in the year ended December 31, 2018.

General and Administrative expenses increased $2.6 million, or 8%, from $31.0 million in the year ended December 31, 2017 to $33.6 million in the year ended December 31, 2018. The increase was related to personnel expenses, which increased $1.7 million, and professional fees for engineering consulting and accounting, which increased $0.5 million, or 12%. Additionally, we recorded $0.5 million higher depreciation and amortization expense related to the intangible assets acquired through the acquisition of GM&P in March of 2017. These increases were partially offset by a decrease in bank charges.

Interest Expense

Interest expense increased $1.3 million, or 7%, from $19.9 million in the year ended December 31, 2017 to $21.2 million in the year ended December 31, 2018. Interest expense includes amortization of deferred cost of financing resulting primarily from a $210 million senior note issued during the first quarter of 2017, which increased $0.3 million, or 22%, from $1.2 million in the year ended December 31, 2017 to $1.5 million in the year ended December 31, 2018 as a result of the debt refinancing. The additional $1.0 million increase in interest expense is related to rising interest rates in the United States during the year and a nominal increase in our gross debt as of December 31, 2018 relative to December 31, 2017.

Non-Operating Income and Foreign Currency Transaction Gains and Losses

Non-operating income decreased $0.3 million, or 9%, from $3.2 million in the year ended December 31, 2017 to $2.9 million in the year ended December 31, 2018. Non-operating income is primarily comprised of interest income, commissions and recoveries.

During the years ended December 31, 2018 and 2017, the Company recorded a foreign currency transaction loss of $14.5 million and $3.0 million, respectively, related to the Company’s Colombian subsidiaries ES and TG, which have the Colombian Peso as functional currency but a substantial portion of their monetary assets and liabilities denominated in US Dollars. Foreign currency transaction losses during the year ended December 31, 2018 were associated with a net US Dollar liability position of the Colombian subsidiaries, which coupled with an approximately 9% devaluation of the Colombian Peso during the year, ended up signifying a higher amount of liabilities in Pesos when compared against the US Dollar.

Income Tax Expense

Income tax expense increased $0.2 million, or 3%, from $5.8 million in the year ended December 31, 2017 to $6.0 million in the year ended December 31, 2018. Despite an increase of $2.9 million, or 26%, in income before tax in the year ended December 31, 2018, income tax expense increased only slightly as a result of a reduction of corporate income tax rates in Colombia from 40% in 2017 to 37% in 2018, as well as the effect of the passage of the Tax Cuts and Jobs Act in December 2017, which reduced United States federal corporate income tax rate to 21%. Additionally, the Company obtained a clean energy income tax deduction for $2.6 million associated with the installation of solar panels with the capacity to generate approximately five megawatts of eco-friendly energy on-site at our manufacturing facilities, of which, however, only a small portion is reflected in the income tax expense for fiscal year 2018 in accordance with US GAAP, and has been capitalized on our balance sheet to be amortized over the next ten years.

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Comparison of years ended December 31, 2017 and December 31, 2016

Revenue

Our operating revenue increased $9.4 million, or 3%, from $305.0 million in the year ended December 31, 2017 to $314.5 million in the year ended December 31, 2016. The increase was mostly driven by the GM&P acquisition and successfully executing our strategy to continue increasing our participation in the U.S. market. Sales in the U.S. market increased $48.5 million, or 26%, from $190.0 million in the year ended December 31, 2017 to $238.5 million in the year ended December 31, 2016.

Our sales in the United States market continue to be key, primarily in the South Florida region but we are continually diversifying into other regions in the United States. Our increase in sales, particularly into the United States market, was partially a result of our acquisition of GM&P, which was acquired and consolidated with our results of operations on March 1, 2017. The acquisition of GM&P is in line with our strategy to strengthen our presence in United States markets.

Sales in the Colombian market decreased $35.2 million, or 36%, from $98.8 million in the year ended December 31, 2017, to $63.5 million in the year ended December 31, 2016. This decrease was partly due to overall market conditions and to the postponements of construction as Colombia underwent a structural tax reform, which was preceded by a period of high inflation and high interest rates. Sales in the Panama market decreased $5.2 million, or 55%, from $9.4 million in the year ended December 31, 2017, to $4.3 million in the year ended December 31, 2016.

Gross Profit

Gross profit decreased $13.5 million, or 12%, from $112.6 million in the year ended December 31, 2017, to $99.2 million in the year ended December 31, 2016. This decrease was due primarily to a more robust fixed cost structure which was put in place based on a higher amount of anticipated sales and by costs associated with the acquisition of GM&P, related to the integration of our installation and design of our products. Gross profit margins decreased from 37% to 32%, for the years ended December 31, 2017 and 2016, respectively.

Expenses

Operating expenses remained stable at $64.8 million for the year ended December 31, 2017, as compared to December 31, 2016. Selling expense decreased $3.2 million, or 9%, from $37.0 million in the year ended December 31, 2017, to $33.8 million in the year ended December 31, 2016. The decrease was mainly caused by a reduction in shipping expense, which decreased $2.5 million, and offset an increase in sales of 3%. The decrease was also the result of added efficiencies in our logistical process. This was partially offset by higher personnel expense associated with the GM&P acquisition and by a higher cost of packaging.

General and Administrative expenses increased $3.2 million, or 11%, from $27.8 million in the year ended December 31, 2017, to $31.0 million in the year ended December 31,2016. The increase was largely related to an increase in personnel expense of $2.7 million, or 34%, as we prepared for higher than realized sales, and $1.1 million personnel expense associated with GM&P. Depreciation and amortization expense increased $2.6 million, or 146%, from $1.8 million in the year ended December 31, 2016, to $4.4 million in the year ended December 31, 2017. This increase was related to the intangible assets acquired through the acquisition of GM&P. These increases were partially offset by a decrease in bank charges and professional fees.

Non-Operating Income

Non-operating income decreased $1.0 million, or 23%, from $4.2 million in the year ended December 31, 2017, to $3.2 million in the year ended December 31, 2016. This decrease was primarily a result of a decrease in interest income and scrap recoveries.

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Foreign Currency Transaction Gains and Losses

We recorded foreign currency transaction loss of $3.0 million for the year ended December 31, 2017, compared to a foreign currency transaction loss of $1.4 million for the year ended December 31, 2016. These losses were related to our Colombian subsidiaries ES and TG, which have the Colombian peso as functional currency but a substantial portion of their monetary assets and liabilities denominated in U.S. dollars.

Interest Expense

Interest expense increased $3.1 million, or 18%, from $16.8 million in the year ended December 31, 2017 to $19.9 million in the year ended December 31, 2016. This increase was associated with an increase in the level of debt we incurred to finance capital expenditures in 2016 and one month of double interest expense between the issuance of the bond discussed below and repayment of previous debt (as we sought favorable exchange rates to repay our local currency debt).

Income Tax Expense

Income tax expense decreased $10.3 million, from $16.1 million in the year ended December 31, 2017, to $5.8 million in the year ended December 31, 2016. This decrease was largely the result of lower taxable income. We also incurred a tax expense of $2.8 million in the year ended December 31, 2017 for a withholding tax, which, under Colombian regulation, is assessed when local companies make certain foreign payments, including interests on foreign debt.

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Cash Flow From Operations, Investing and Financing Activities

During the year ended December 31, 2018 and 2017, $5.0 million and $14.2 million were used in and generated by operating activities, respectively. The use of cash in operating activities during 2018 is related to the working capital required to support the 18% sales growth during the year.

The main use of cash from operating activities in 2018 was inventory purchases, which used $28.1 million as our inventories grew in relation to the short-term expected growth. Inventory turnover increased by 12 days as of December 31, 2018 relative to December 31, 2017, primarily due to an accumulation of work in progress as we continue to grow our vertically integrated operation. While it is expected that we will have working capital needs as we undergo continued growth, management continues to seek ways of optimizing the collection of our receivables and our inventory procurement. The growth in sales during 2018 also caused trade accounts receivable to result in a negative cash flow of $23.7 million albeit with a lower days sales outstanding ratio. This compares with trade accounts receivable providing a $2.5 million positive cash flow in 2017 in contrast to a $26.0 million negative cash flow in 2016 as a result of a more tapered growth during 2017 versus the preceding year. The balance of trade accounts receivable increased as of December 31, 2017 relative to December 31 2016 in part due to $41.8 million receivables acquired from GM&P in March 2017, which amounts do not impact our cash flows. It is expected that given the industry related longer cash cycle, during periods of accelerated growth, accounts receivable may remain a significant use of operating cashflow.

Related to the increase in sales and procurement of inventories, trade accounts payable were the primary source of operating cash flows during 2018, generating $34.6 million of positive cash flow. Trade accounts payable generated a positive cash flow of $13.1 million during the year ended December 31, 2017, compared with a negative cash flow of $1.0 million during the year ended December 31, 2016. The accrual of interest on the $210 million unsecured senior notes as of December 31, 2017 which are payable semi-annually in January and July generated a $3.8 million negative cash flow during the year ended December 31, 2017. During 2017, we had a negative cash flow of $8.5 million for taxes payable.

We used $18.7 million, $14.9 million and $24.7 million in investing activities during the years ended December 31, 2018, 2017 and 2016, respectively. Capital expenditures, including assets acquired with credit or debt (which are not reflected in cash flows from investing activities) have been relatively low during 2018 and 2017, amounting to $13.1 million and $8.8 million, respectively, compared with $42.5 million in 2016. A significant use of cash in investing activities was related to the acquisition of GM&P, for which $6.0 million was paid during each of 2018 and 2017, with the remainder of the purchase price being settled in ordinary shares of the Company and a note payable due in 2022 for $8.5 million.

The main source of cash has been cash provided by financing activities, generating $17.0 million, $14.8 million and $31.5 million during the years ended December 31, 2018, 2107 and 2016, respectively. During 2018 cashflows from financing activities was primarily comprised of $19.7 million net proceeds of debt as the Company used its available lines of credit to finance the working capital required for increasing operations as described above in the discussion of cashflow from operating activities.

Off-Balance Sheet Arrangements

We did not have any material off-balance sheet arrangements as of December 31, 2018.

Contractual Obligations

Future contractual obligations represent an impact to future cash flows as shown in the table as of December 31, 2018:

	Payments Due by Period (In thousands)
Contractual Obligations	TOTAL	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long Term Debt Obligations	$246,950	$21,476	$4,679	$214,720	$6,075
Minimum lease payments	380	130	179	71	-
Interest Obligations	56,616	18,420	35,592	2,164	440
Raw Material Purchase Obligations	31,264	4,500	9,000	9,000	8,764
Total	$335,210	$44,526	$49,450	$225,955	$15,279

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Future interest obligations are estimated assuming constant reference rates for obligations with variable interest rates in addition to stable rates related to fixed interest debt. The average interest rate is approximately 7.65% per annum for long term debt obligations respectively, and varies up or down in accordance with Central Bank rates.

Critical Accounting Policies

The preparation of financial statements in conformity with U.S. GAAP requires management to make significant estimates and assumptions that affect the assets, liabilities, revenues and expenses, and other related amounts during the periods covered by the financial statements. Management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increases, these judgments become more subjective and complex. We have identified the following accounting policies as the most important to the presentation and disclosure of our financial condition and results of operations.

Revenue Recognition

Our principal sources of revenue are derived from product sales, and supply and installation contracts. We identified one single performance obligation for both forms of sales. Revenue is recognized when control is transferred to our customers. For product sales, the performance obligations are satisfied at a point in time and control is deemed to be transferred upon delivery. For supply and installation contracts, the performance obligations are satisfied over time and control is deemed to be transferred when the contract is accepted by our customers. Revenues from supply and installation contracts are recognized using the cost-to-cost method, measured by the percentage of costs incurred to date to total estimated costs for each contract. Contract modifications routinely occur to account for changes in contract specifications or requirements. In most cases, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. Transaction price estimates include additional consideration for submitted contract modifications or claims when the Company believes it has an enforceable right to the modification or claim, the amount can be reliably estimated and its realization is reasonably assured. Amounts representing modifications accounted for as part of the existing contract are included in the transaction price and recognized as an adjustment to sales on a cumulative catch-up basis.

Related party transactions

The Company has related party transactions such as sales, purchases, leases, guarantees, and other payments done during the ordinary course of business and at arm´s length. We perform a related party analysis to identify transactions to be disclosed on a quarterly basis, and depending on those transactions, we aggregate the information by party so the relationship with the Company is properly understood.

Foreign currency transactions

The functional currency of most of the Company’s foreign subsidiaries and branches is the applicable local currency. Assets and liabilities are translated into U.S. dollars using the current exchange rates in effect at the balance sheet date, while revenues and expenses are translated at the average exchange rates during the period. The resulting translation adjustments are recorded as a component of accumulated other comprehensive income within shareholders’ equity. The Company also recognizes gains and losses associated with transactions that are denominated in foreign currencies within non-operating income in the Company’s consolidated statement of operations.

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Income taxes

The Company is subject to income taxes in some jurisdictions. Significant judgment is required when determining the worldwide provision for income taxes. The provision for income taxes is determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. For each tax jurisdiction in which the Company operates, deferred tax assets and liabilities are offset and are presented as a single noncurrent amount within the consolidated balance sheets.

There are many transactions and calculations for which the ultimate tax determination is uncertain. The Company recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current and deferred income tax assets and liabilities in the period in which such determination is made.

The Company recognizes the financial statement effects of uncertain income tax positions when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. The Company accrues for other tax contingencies when it is probable that a liability to a taxing authority has been incurred and the amount of the contingency can be reasonably estimated. Interest accrued related to unrecognized tax and income tax related penalties are included in the provision for income taxes. The uncertain income taxes positions are recorded in “Taxes payable” in the consolidated balance sheets.

Business combinations

We allocate the total purchase price of the acquired tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the business combination date, with the excess purchase price recorded as goodwill. The purchase price allocation process required us to use significant estimates and assumptions, including fair value estimates, as of the business combination date. Although we believe the assumptions and estimates we have made are reasonable and appropriate, they are based in part on historical experience and information obtained from management of the acquired company, in part based on valuation models that incorporate projections of expected future cash flows and operating plans and are inherently uncertain. Valuations are performed by management or third party valuation specialists under management’s supervision. In determining the fair value of assets acquired and liabilities assumed in business combinations, as appropriate, we may use one of the following recognized valuation methods: the income approach (including the cost saving method and the discounted cash flows from relief from royalty), the market approach and/or the replacement cost approach.

Examples of significant estimates used to value certain intangible assets acquired include but are not limited to:

●	sales volume, pricing and future cash flows of the business overall

●	future expected cash flows from customer relationships, and other identifiable intangible assets, including future price levels, rates of increase in revenue and appropriate attrition rate

●	the acquired company’s brand and competitive position, royalty rate, as well as assumptions about the period of time the acquired brand will continue to benefit to the combined company’s product portfolio

●	cost of capital, risk-adjusted discount rates and income tax rates

However, different assumptions regarding projected performance and other factors associated with the acquired assets may affect the amount recorded under each type of assets and liabilities, mainly between property, plant and equipment, intangibles assets, goodwill and deferred income tax liabilities and subsequent assessment could result in future impairment charges. The purchase price allocation process also entails us to refine these estimates over a measurement period not to exceed one year to reflect new information obtained surrounding facts and circumstances existing at acquisition date.

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Acquisitions of entities under common control are recorded retroactively starting from the first date of common control. Instead of using fair value, the Company consolidates the financial statements of the entity acquired using the existing carrying values.

Dividend payments

We account for dividends declared as a liability under ASC 480, Distinguishing Liabilities from Equity, since our shareholders have the option to elect cash or stock. When the dividend is declared, we record the transaction as a reduction to retained earnings and an increase to dividends payable. We then reclassify stock dividends from dividends payable to additional paid-in capital when the shareholder elects a stock dividend instead of cash. The dividend payable is not subject to remeasurement at each balance sheet date since the dividend is a fixed monetary amount known at inception and thus no change in fair value adjustment is necessary.

Long Lived Assets

The Company periodically reviews the carrying values of its long lived assets when events or changes in circumstances would indicate that it is more likely than not that their carrying values may exceed their realizable values, and record impairment charges when considered necessary.

When circumstances indicate that an impairment may have occurred, the Company tests such assets for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of such assets and their eventual disposition to their carrying amounts. If the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss, measured as the excess of the carrying value of the asset over its estimated fair value, is recognized. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Goodwill

We review goodwill for impairment each year on December 31st or more frequently when events or significant changes in circumstances indicate that the carrying value may not be recoverable. Under ASC 350-20-35-4 through 35-8A, the goodwill impairment test requires a comparison of the fair value of the reporting unit with its carrying amount, including goodwill. If the carrying amount of the reporting unit is greater than zero and its fair value exceeds its carrying amount, goodwill of the reporting unit is considered not impaired. The Company has only one reporting unit and as such the impairment analysis was done by comparing the Company’s market capitalization with its book value of equity. As of December 31, 2018, the Company’s market capitalization substantially exceeded its book value of equity and as such no impairment of goodwill was indicated. See Note 9- Goodwill and Intangible Assets for additional information.

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BUSINESS

General

We are a vertically integrated manufacturer, supplier and installer of architectural glass, windows and associated aluminum products for the global commercial and residential construction markets. With a focus on innovation, combined with providing highly specified products with the highest quality standards at competitive prices, we have developed a leadership position in each of our core markets. In the United States, which is our largest market, we were ranked as the second largest glass and metal fabricator in 2018 by Glass Magazine. In addition, we believe we are the leading glass transformation company in Colombia. Based on our analysis of third party industry sources, we had an estimated market share of over 45% of the Colombian market in 2017. Our customers, which include developers, general contractors or installers for hotels, office buildings, shopping centers, airports, universities, hospitals and multi-family and residential buildings, look to us as a value-added partner based on our product development capabilities, our high quality products and our unwavering commitment to exceptional service.

We have more than 30 years of experience in architectural glass and aluminum profile structure assembly and transform a variety of glass products, including tempered safety, double thermo-acoustic, and laminated glass. Our finished glass products are installed in a wide variety of buildings across a number of different applications, including floating facades, curtain walls, windows, doors, handrails, interior and bathroom spatial dividers. We also produce aluminum products such as profiles, rods, bars, plates and other hardware used in the manufacturing of windows.

Our products are manufactured in a 2.7 million square foot, state-of-the-art manufacturing complex in Barranquilla, Colombia that provides easy access to North, Central and South America, the Caribbean and the Pacific. Our products can be found on some of the most distinctive buildings in these regions, including El Dorado Airport (Bogota), 50 United Nations Plaza (New York), Trump Plaza (Panama), Icon Bay (Miami), and Salesforce Tower (San Francisco). Our track record of successfully delivering high profile projects has earned us an increasing number of opportunities across the United States, evidenced by our expanding backlog and overall revenue growth.

Our structural competitive advantage is underpinned by our low-cost manufacturing footprint, vertically integrated business model and geographic location. Our integrated facilities in Colombia and distribution and services operations in Florida provide us with a significant cost advantage in both manufacturing and distribution, and we continue to invest in these operations to expand our operational capabilities. Our lower cost manufacturing footprint allows us to offer competitive prices for our customers, while also providing innovative, high quality and high value-added products, together with consistent and reliable service. We have historically generated high margin organic growth based on our position as a value-added solutions provider for our customers.

We have a strong presence in the Florida market, which represents a substantial portion of our revenue stream and backlog. Our success in Florida has primarily been achieved through sustained organic growth, with further penetration now taking place into other highly populated areas of the United States. As part of our strategy to become a fully vertically integrated company, we have supplemented our organic growth with some recent acquisitions that have allowed us added control over our supply chain. In March 2017, we completed the acquisition of GM&P, a consulting and glazing installation business that was previously our largest installation customer. In 2016, we completed the acquisition of ESW, which gave us control over the distribution of products into the United States from our manufacturing facilities in Colombia. These acquisitions allowed for further vertical integration of our business and will act as a platform for our future expansion in the United States.

The continued diversification of the group’s presence and product portfolio is a core component of our strategy. In particular, we are actively seeking to expand our presence in the United States outside of Florida. We also recently launched a residential windows offering which, we believe, will help us expand our presence in the United States and generate additional organic growth. We believe that the quality of our products, coupled with our ability to price competitively given our structural advantages on cost, will allow us to generate further growth in the future.

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Our Competitive Strengths

Our success has been grounded in our ability to offer high quality products at the most competitive prices. We are able to competitively price our products, while still achieving strong margins, due to a number of unique cost advantages. In addition to our vertically integrated business model, we benefit from structural cost advantages in manufacturing and distribution due to our geographic location. Alongside these structural advantages, we are committed to quality, product innovation and customer service. We believe these competitive strengths create a significant barrier to entry, which is underpinned and sustained by the experience of our senior management team and the loyalty of our highly motivated employees.

Vertical Integration

We believe we are unique within the industry in vertically integrating the purchasing of raw materials and the manufacturing, distribution and installation of our products. By vertically integrating each of these functions, we are able to eliminate inefficiencies throughout the supply chain and generate strong margins. These efficiencies are only enhanced as our business grows and we benefit from operating leverage and economies of scale.

This business model also allows us to maintain strict quality control, from the sourcing of input materials to the installation of our finished products. Our vertically integrated business model therefore enables us to provide consistent high quality products to our end-customers. Ownership of the entire production process also reduces our dependence on third parties, allowing us to respond more quickly to our customers’ needs and reducing lead-times for new or customized products.

Cost of Production Advantages

We enjoy significant cost advantages because of our location in Colombia that we would not be able to realize if our production facility was located in the United States. We believe we are able to offer competitive prices, in part, as a result of our low labor and energy costs relative to those in the United States while maintaining efficient transportation costs into the markets we serve. Employees at our manufacturing facilities in Colombia earn above the local minimum wage, yet these wages are typically less than one quarter of the cost of a comparable employee located within the United States. In 2018, we completed a solar panel project with the capacity to generate approximately five megawatts of eco-friendly energy on-site at our manufacturing facilities. This investment has allowed us to reduce energy costs, while also having a positive tax effect due to our ability to deduct the investment from our taxable income in compliance with applicable Colombian tax regulations.

Low-Cost Distribution

Our principal manufacturing facility is located in Barranquilla, Colombia, which is strategically located near three of the country’s major ports: Barranquilla, Cartagena and Santa Marta. These ports provide us with maritime access to all major global markets. The Barranquilla port is just 16 kilometers away from our production facility. From there, our products can be shipped to Miami in three days and New York in four days. In addition, for short lead-time projects, our products can be transported by air from Barranquilla to Houston or Miami within a few hours.

As a result of the significant trade imbalance between Colombia and the United States for goods transported in container ships, we are able to transport our products to the United States in containers that would otherwise return empty to the United States. We are therefore able to distribute our products to the eastern, southern and western regions of the United States at very attractive rates, which are often lower than a comparable domestic land shipment within the United States. Demand for high-specification architectural glass is typically highest in large coastal cities, which we are able to ship to directly, while most of our competitors must utilize relatively expensive land transportation services to deliver finished goods to these sites by land.

Commitment to Quality and Innovation

Our commitment to quality is evidenced by our significant recent investments in machinery and equipment. Since 2012 we have invested over $270 million in the latest technologies to enhance the efficiency and accuracy of our production lines, and ultimately to improve the quality of the products that we deliver to our customers. We believe these significant investments position us to meet our growth objectives over the next several years. We operate state-of-the-art glass making equipment, glass laminating lines, aluminum presses and high-volume insulating equipment which facilitate more precise manufacturing, enabling us to offer a broader selection of and higher quality products and remain agile in responding to customer demands, while generating less raw material waste.

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We believe our investments in technology in recent years have positioned us well for continued growth, improved profitability and enhanced cash generation in the years ahead. Recent examples of our investments include:

●	our acquisition of three aluminum extrusion presses that together added more than 1,000 tons of production capacity per month, alongside associated investments in new aluminum paint lines and foundries;

●	our purchase of equipment used to produce soft-coated, low emissivity glass;

●	our completion of our solar panel project that generates approximately five megawatts of eco-friendly energy at our manufacturing facilities. We estimate these investments will continue to reduce our energy costs, with a total cost reduction target of approximately 6%-8%;

●	our purchase of glass-laminating and tempering furnaces that use state-of the-art technology to produce curved glass in a broad range of easily modifiable curvatures (“TecnoBend”). TecnoBend uses a flexible mold to produce customized shapes for architectural structures; and

●	our investment in a jumbo tempering oven capable of producing extra-large slabs of laminated glass. These products are sought after in high-specification designs, allowing us to supply these high profile projects. For example, our extra-large glass slabs were recently installed in the El Dorado Airport, located in Bogotá, Colombia.

Our quality assurance department maintains rigorous oversight over the production process to ensure the consistent production of high quality products. In addition, we adhere to quality standards that meet all guidelines and requirements for the Insulating Glass Certification Council (IGCC) and Safety Glazing Certification Council (SGCC) certification programs.

Finally, our commitment to quality also extends to our partnerships and alliances. Most notably for certain products, we offer Kuraray Sentryglass®. These laminated glass interlayers are five times stronger than conventional laminating materials.

On September 20, 2018, we entered into an agreement with Schüco USA LLLP (“Schüco”) a division of the Schüco International KG, a worldwide leader of architectural systems headquartered in Germany, with more than 60 years of experience and a presence in over 80 countries. Schüco is known for its expertise in the innovative design of building envelopes, windows, doors and facade systems, for the construction industry. This agreement enables Tecnoglass to manufacture and sell Schüco’s architectural systems to customers in North, Central and South America, alongside our existing ESWindows products. Additionally, Tecnoglass will extrude and paint aluminum profile designs as part of Schüco’s global supply chain primarily for products sold in the United States. This agreement also allows Tecnoglass to expand its portfolio and offer more solutions to its clients with high-end, renowned designs.

Superior Customer Service

In addition to manufacturing high quality products at competitive prices, our customer value proposition is supplemented by short lead-times, on-time delivery and after-sale support. Through the coordinated efforts of our sales teams, product specialists and field service teams, we deliver high quality service to our customers, from the initial order to the delivery and installation of our products. We believe our ability to accompany our clients throughout every phase of their projects’ engineering, consulting, manufacturing and installation services along with our ability to coordinate these efforts as a one-stop-shop is a key differentiator from our competition.

High Barriers to Entry

The ability of new competitors to enter the markets that we serve is limited due to the technical certifications required on high specification building projects, such as IGCC, IqNet Icontec 14001 and ISO9001. We attribute our success, in large part, to our ability to produce a broad range of sophisticated products, as well as our reputation for delivering high quality, made-to-order architectural glass on time. Our employees have extensive training, knowledge and experience at manufacturing high specification products. We believe the vertically integrated nature of our operations means that there are high barriers to successfully entering our markets and competing with us on price, quality and agility. In addition, the equipment needed to operate in the glass and window industry is expensive, therefore requiring significant upfront capital investment.

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Loyal and Highly Motivated Employees

Capitalizing on our various competitive advantages also requires a skilled and dedicated workforce. We actively encourage and facilitate the development of our employees through rolling training programs, with multiple training sessions held every week. These programs increase the skills of our employees and are designed to allow our employees to keep pace with the new technologies being installed at our manufacturing facilities. We are committed to developing our employees and remaining at the forefront of technology in our industry. These investments have also helped us manage workplace injuries, with our rate of one accident per 24 workers per year, being substantially lower than the average of one accident per 12 workers per year for manufacturing companies in Colombia. We believe our robust training programs and low turnover rate provide us with an advantage in not having to retrain new employees to produce our specialized products.

We value our employees and invest in them and their communities. For several decades, we have committed resources to improving the quality of life of our employees and local communities. Our local foundation, “Fundación Tecnoglass,” provides local communities with assistance purchasing or improving homes and facilitating higher education scholarships. During 2018, over 160 families benefited from these initiatives. Fundación Tecnoglass also provides funding for different local schools looking to improve social transformation and community development. Vive Bailando, a program recently developed in the Las Flores neighborhood (a local community near Tecnoglass’ headquarters) has positively impacted more than 100 families in less than a year. Additionally, we donate our recyclable glass to the foundation, which sells it to local recycling cooperatives and uses the proceeds to fund scholarships for Company employees. We believe these initiatives have allowed us to maintain a strong relationship with our employees, which in turn has ensured a skilled, motivated and loyal workforce with low levels of turnover. We have remained union-free since our incorporation in 1984.

Our Business Strategy

We have identified the following strategic priorities that we believe are important in advancing our business:

Further Geographic Penetration in the United States

We have successfully established a leading reputation in the Florida construction market by providing high value, impact-resistant architectural glass products. Our products have become widely regarded in Florida for their quality and are certified to be in compliance with all U.S. regulations. Since 2016, the United States has grown from 67% to 80% of our backlog as of December 31, 2018. Of our total backlog in the United States, approximately 23% is in locations identified for expansion.

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In recent years, we have begun to successfully grow our geographic presence in the United States outside of Florida, particularly into markets along the east coast. Sales from Florida comprised 81% of our cumulative 2016, 2017, and 2018 United States revenue. Coastal markets are particularly attractive to us as they can be directly accessed by ship, resulting in transportation costs from our manufacturing facilities that are similar to our transportation costs to Florida. These regions are also affected by hurricanes, significant temperature fluctuations and other extreme forms of weather that foster demand for our products. We are actively expanding our sales presence in these markets and have already successfully completed several projects in large U.S. markets such as New York, Boston, Washington D.C. and Baltimore as well as cities along the U.S. Gulf Coast, such as Houston.

We intend to continue growing the business organically outside of Florida. As we explore growth opportunities in new U.S. markets, we intend to leverage the strong reputation we have developed with national commercial construction contractors, architects and designers for providing high quality products at the most competitive prices.

Our relative financial performance for the three months ended December 31, 2018 compared to the three months ended December 31, 2017 is not materially different from the comparison of full year 2018 and 2017 financial results.

Penetrate the U.S. Residential Market

In April 2017 we launched “ES Windows: Elite Collection” and “ES Windows: Prestige Collection” to target the U.S. residential new and replacement sectors. We have received positive interest for the new products to date and positive reactions from our customers. Our recent focus on the U.S. residential housing market has produced a 400% year over year growth in residential sales for the year ended December 31, 2018. Although residential sales represent a relatively small portion of our sales today, we believe it will be a significant source of growth for us in the future. Our U.S. residential market sales represent 10% of our total sales for the year ended December 31, 2018. The U.S. residential housing construction market exceeded $544 billion in spending during the twelve months ended November 30, 2018 according to the United States Census Bureau. Deutsche Bank published a research report estimating that new residential housing starts in the United States will grow at an annual rate of 5% in each of 2019 and 2020. We believe that our core strengths that have facilitated our success to date, namely the quality of our products and the structural cost advantages that allows us to price our products competitively, will similarly contribute to our success in residential window sales.

Continued Investment in Technology to Meet Evolving Demands

We have a track record of developing innovative new products, and we intend to continue our focus on new product opportunities in the future. We are constantly identifying shifts in global trends and customer needs, and designing new products to meet those changes in demand. In order to continue this success, it is critical that we invest in the latest technologies available in our industry. For example, with the installation of our soft-coating facility, we are now able to manufacture low emissivity glass that is energy efficient and will allow us to meet growing demand for “green” products.

Our recent investment in new tempering equipment, which uses air cushion technology to offer greater transparency and less distortion, further boosts the quality of our products. Further investments are planned to expand our offering of value-added glass products, such as soft-coated, low-emissivity window panes that minimize the effects of solar heat. We are committed to investing in technology and remaining at the forefront of the industry.

We operate state-of-the-art architectural glass making equipment, glass laminating lines, aluminum presses and high-volume insulating equipment, which facilitate more precise manufacturing and generate less raw material waste. We will seek to leverage this platform of cutting-edge equipment to adapt our products to evolving demands in both current and new markets. We expect that our focus on innovation, which is founded upon our investments in technology, will position us well to take advantage of new opportunities.

Rigorous Adherence to Quality Standards

Maintaining the high quality standards for which we have become known is essential to the execution of our strategy. All of our internal processes are continually and independently supervised by Tecnoglass’ Quality Assurance department. The Quality Assurance department maintains rigorous oversight of optimization indicators covering energy, water, recyclable waste and other facets of the production process. Constant monitoring of these indicators is integral to ensuring that we consistently produce high quality products. Between 5% and 10% of our production is randomly selected to verify compliance with a variety of quality standards, such as water leaks, functionality, manufacturing and accessories, according to ASTM International (ASTM) and American Architectural Manufacturers Association (AAMA) rules.

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These measures allow us to effectively detect issues and take specific actions to mitigate their reoccurrence. As we grow and our use of technology evolves, our Quality Assurance team must also evolve its tests, controls and remedies. We believe this rigorous adherence to quality control will ensure that we will continue to provide the highest quality products and, ultimately, promote customer satisfaction.

Products

We manufacture and sell the following products:

Low-e Glass – Low emissivity glass manufactured by depositing metal particles on the surface of the glass inside a vacuum chamber. This product offers excellent thermal insulation designed to improve energy efficiency of buildings.

Laminated/Thermo-Laminated Glass - produced by bonding two glass sheets with an intermediate film in-between. As a safety feature, this product fractures into small pieces if it breaks.

Thermo-Acoustic Glass - manufactured with two or more glass sheets separated by an aluminum or micro-perforated steel profile. This product has a double-seal system that ensures the unit’s tightness, buffering noise and improving thermal control. This product serves as an excellent noise barrier, which is used especially in zones close to airports, traffic or wherever there are unpleasant sounds.

Tempered Glass - glass subject to a tempering process through elevated temperatures resulting in greater superficial elasticity and resistance than conventional glass.

Silk-Screened Glass - special paint is applied to glass using automatic machinery and numerical control, which ensures paint homogeneity and an excellent finish.

Curved Glass - produced by bending a flat glass sheet over a mold, using an automated heat process, which maintains the glass’ physical properties.

Digital Print Glass - digital printing allows any kind of appearance required by the client, offering versatility to projects.

Aluminum products - sold through our Alutions brand include bars, plates, profiles, rods and tubes used primarily in the manufacture of architectural glass settings including windows, doors, spatial separators and similar products.

Curtain Wall / Floating facades - a non-structural window screen suspended outside a building and are available in many technical specifications for high performance required in high-rise buildings, resistant to strong winds and ensuring high quality standards.

Stick facade systems – are glass and aluminum facade elements fixed to the structure of the building and the glass and spandrel are inserted in the grid on site available in many combinations to define colors, thickness, glass types and finishes, and types of ventilation and design complements.

Windows and Doors - line of window and door products defined by the different types of glass finish, such as normal, impact resistant, hurricane-proof, safety, soundproof and thermal. Additionally, they are available in numerous structures, including fixed body, sliding windows, casement windows, hung windows, sliding doors and swinging doors.

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Interior dividers and Commercial display windows - commercial and interior display windows with a broad range of profiles, colors and crystal finishes, as well as bathroom stall dividers, office cubicle separators and closets Products combine functionality, aesthetics and elegance and are available in a broad range of structures and materials.

Hurricane-proof windows - combine heavy-duty aluminum or vinyl frames with special laminated glass to provide protection from hurricane-force winds up to 180 mph and wind-borne debris by maintaining their structural integrity and preventing penetration by impacting objects.

Other – awnings, structures, automatic doors and other components of architectural systems.

Brands and Trademarks

Our main brands are Tecnoglass, ESWindows and Alutions. Our registered trademarks include “Alutions by Tecnoglass”, “ECOMAX by ESWINDOWS”, “Tecnobend”, “Tecnoair”, “ESWINDOWS Interiors”, “ESW Windows and Walls”, “Solartec by Tecnoglass”, “Prestige by ESWINDOWS”, “Eli by ESWINDOWS”, “Alessia by ESWINDOWS”.

Sales, Marketing and Customer Service

Sales and Marketing

Our sales strategy primarily focuses on attracting and retaining customers by consistently providing exceptional customer service, leading product quality, and competitive pricing. Our customers also value our shorter lead times, knowledge of building code requirements and technical expertise, which collectively generate significant customer loyalty. Our products are marketed using a combination of internal sales representatives, independent sales representatives and directly to distributors. Our internal sales representatives receive a portion of their performance-based compensation based on sales and profitability metrics. We primarily market our products based on product quality, outstanding service, shorter lead times and on-time delivery.

We employ a highly efficient number of in-house sales employees. Some of our sales and marketing efforts are handled by area sales representatives who work on a commission basis.

We do not rely on significant traditional advertising expenditures to drive net sales. We have established and maintain credibility primarily through the strength of our products, our customer service and quality assurance, the speed at which we deliver finished products and the attractiveness of our pricing. Our advertising expenditures consist primarily of maintaining our subsidiaries’ websites.

Customer Service

We believe that our ability to provide customers outstanding service quality serves as a strong competitive differentiator. Our customer relationships are established and maintained through the coordinated efforts of our sales and production teams. We employ a highly responsive and efficient team of professionals devoted to addressing customer support with the goal of resolving any issue in a timely manner. In order to promote customer loyalty and employee development, we developed an employee training program with the primary objectives of educating our staff to be aware of client and supplier needs and familiarizing them with our strategic goals in order to improve the competitiveness, productivity and quality of all products offered.

Working Capital Requirements

During the year ended December 31, 2018, $5.0 million was used in operating activities related to the working capital required to support the 18% growth in sales. The main use of cash from operating activities in 2018 was inventory purchases, which used $28.1 million as the Company’s inventories grew to address an increased level of activity for project deliveries during the first quarter of 2019. While it is expected that the Company will have working capital needs as it undergoes continued growth, management continues to seek ways of optimizing the collection of its receivables and its inventory procurement. The growth in sales during 2018 required a use $23.7 million in trade account receivables albeit with a lower days sales outstanding ratio given continued efforts on the collection front and the growth in the residential market which carries a shorter cash cycle. On a similar note, also related to the increase in sales and procurement of inventories, trade accounts payable were the primary source of operating cash flows during 2018, generating $34.6 million.

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Customers

Our customers include architects, building owners, general contractors and glazing subcontractors in the commercial construction market. We have over 1,000 customers. Of our 100 most representative customers, which represent over 80% of our sales, about 70% are located in North America, 1% in Central America and the Caribbean, and 29% in South America. Only one customer, GM&P, accounted for more than 10% or more of our net sales during 2016 with 26%. On March 1, 2017, we entered into and consummated a purchase agreement with Giovanni Monti, the owner of 100% of the outstanding shares of GM&P. With the acquisition of GM&P, we have reduced our customer risk concentration as no single customer accounted for more than 10% of our revenues during the years ended December 31, 2018 and 2017.

Backlog

We had a combined backlog of $515 million as of December 31, 2018, $499 million as of December 31, 2017, and $396 million as of December 31 2016. We do not believe that backlog is indicative of our future results of operations or prospects. Although we seek commitments from customers well in advance of shipment dates, actual confirmed orders are typically not received until close to the required shipment dates.

Materials and Suppliers

Our primary manufacturing materials include glass, ionoplast, polyvinyl butyral, and aluminum and vinyl extrusions. Although in some instances we have agreements with our suppliers, these agreements are generally terminable by us or the supplier counterparties on limited notice. Typically, all of our materials are readily available from a number of sources, and no supplier delays or shortages are anticipated.

We source raw materials and glass necessary to manufacture our products from a variety of domestic and foreign suppliers. During the year ended December 31, 2018 three suppliers individually accounted for more than 10% of total raw material purchases, which in aggregate represented 37% of raw material purchases, including Vidrio Andino SAS, from which we purchased $14.8 million, representing 12% of our raw material purchases, and with whom we entered into a joint venture agreement in January 2019 further described in the Recent Developments section. During the year ended December 31, 2017 two suppliers individually accounted for more than 10% of total raw material purchases, which in aggregate represented 30% of raw material purchases. For the year ended December 31, 2016, three suppliers individually accounted for more than 10% of total raw material purchases, which in aggregate represented 38% of raw material purchases.

Warranties

We offer product warranties, which we believe are competitive for the markets in which our products are sold. The nature and extent of these warranties depend upon the product. Our standard warranties are generally from five to ten years for architectural glass, curtain wall, laminated and tempered glass, window and door products. Warranties are not priced or sold separately and do not provide the customer with services or coverages in addition to the assurance that the product complies with original agreed-upon specifications. In the event of a claim against a product for which we have received a warranty from the supplier, we transfer the claim back to the supplier. We evaluated historical information regarding claims for replacements under warranties and concluded that the costs that we have incurred in relation to these warranties have not been material.

Certifications

Among our many designations and certifications, Tecnoglass has earned the Miami-Dade County Notice of Acceptance (“NOA”), one of the most demanding certificates in the industry and a requirement to market hurricane-resistant glass in Florida. Tecnoglass’ products comply with Miami-Dade county’s safety code standards as its laminated anti-hurricane glass resists impact, pressure, water and wind. Tecnoglass is also the only company in Latin America authorized by PPG Industries and Guardian Industries to manufacture floating glass facades.

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Our subsidiaries have received a number of other certifications from other national and international standard-setting bodies.

TG Certifications include:

●	NTC-1578
●	ASTM E774 1997
●	ISO 9001: 2008 Certificate of Quality Assurance
●	ISO 14001: 2004 Certificate of Environmental Management
●	Safety Glazing Certification Council (SGCC) for tempered and laminated glass: ANZI
●	Z97 1-2004
●	International Glass Certification Council (IGCC) for insulated glass: ASTM E774 - 97
●	Pittsburgh Plate Glass (PPG) certified supplier
●	Member of ACOLVISE (Colombia Association of Safety Glass Transformers)
●	OHSAS 18001:2007. Occupational Health and Safety management System

ES Certifications include:

●	NTC-ISO 9001: 2008 Certificate of Quality Assurance
●	NTC-ISO 14001: 2004 Certificate of Environmental Management
●	Member of the American Architectural Manufacturers Association (AAMA)
●	Complies with Miami-Dade County’s stringent safety code regulations for hurricane-proof windows

Competitors

We have local and international competitors that also focus on glass and aluminum transformation, window ensemble and installation and designing in the commercial and residential construction markets. The market in the United States in which we compete is mainly comprised of manufacturers, distributors and installers of glass curtain walls, windows and doors for commercial and residential buildings. Based on our analysis of IBIS World Report, we estimate that we capture 1% of the US consolidated market by revenue (manufacturing and services), which represents an attractive opportunity for further penetration. In Colombia, we believe we are the leading producer of high-end windows, with more than 30 years of experience in the glass and aluminum structure assembly market. We captured over 45% of the Colombian market share by revenue based on our analysis of external industry sources in 2017. The industry has a few well-known players and is mostly atomized and comprised of small competitors.

The key factors on which we and our competitors compete for business include: quality, price, reputation, breadth of products and service offerings, and production speed. We face intense competition from both smaller and larger market players who compete against us in our various markets including glass, window and aluminum manufacturing.

The principal methods of competition in the window and door industry are the development of long-term relationships with window and door distributors and dealers, and the retention of customers by delivering a full range of high-quality customized products on demand with short turnaround times while offering competitive pricing. The vertical integration of our operations, our geographic scope, low labor costs and economies of scale have helped our subsidiaries consolidate their leading position in Colombia and bolstered their expansion in the United States and other foreign markets.

Government Regulations

We are subject to extensive and varied federal, state and local government regulation in the jurisdictions in which we operate, including laws and regulations relating to our relationships with our employees, public health and safety and fire codes. Additionally, certain of the jurisdictions in which we operate require that installation of doors and windows be approved by competent authorities that grant distribution licenses. Although our business and facilities are subject to federal, state and local environmental regulation, environmental regulation does not have a material impact on our operations.

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Also, we are subject to a potential revision of the United States-Colombia Free Trade Agreement (“USCOFTA”), which allows Colombian entities to export to USA without any tariffs. The President of the United States, Mr. Donald Trump, has made public announcements about the intention to re-negotiate certain terms of free trade agreements, which could potentially implement a tariff. However, we can mitigate this risk by transferring the price to our consumers and diversifying business operations.

Employees

As of December 31, 2018, we had a total of 5,852 employees, none of whom is represented by a union. As of December 31, 2017, and 2016 we had a total of 5,326 employees and 5,853 employees, respectively. Most of our employees are hired through seven temporary staffing companies and are employed under one-year fixed-term employment contracts and according to applicable labor law regarding temporary staffing companies, if we exceed the limits for hiring temporary employees and the Colombian Ministry of Labor identifies the existence of illegal outsourcing, sanctions may be imposed along with probable lawsuits by employees claiming the existence of a labor relationship. During 2017 we went through an employee reduction plan related to some projects that were delayed into 2018 since we had overhired to meet those projects. This led to a total reduction in the work force, despite the GM&P acquisition, as GM&P subcontracts a portion of its operational work. However, if it were determined that we exceeded the limits of collective dismissal set forth by Article 67 of Law 50 of 1990 through unilateral terminations without the authorization of the Colombian Ministry of Labor, not only would sanctions be imposed but the obligation to reinstate dismissed employees would be enforceable. Management believes it has good relations with our employees. We provide ongoing training programs to our employees through the self-established programs.

Properties

We own and operate a 2.7 million square foot manufacturing complex located in Barranquilla, Colombia. This manufacturing campus houses a glass production plant, aluminum plant and window and facade assembly plant. The glass plant has eight lamination machines with independent assembly rooms, ten specialized tempering furnaces and glass molding furnaces, a computer numerical-controlled profile bending machine, as well as a coater to produce low emissivity glass with high thermal insulation specifications using soft coat technology. The Alutions plant has an effective installed capacity of 2,100 tons per month and can create a variety of shapes and forms for windows, doors and related products. We also own six natural gas power generation plants with an aggregate capacity of 10 megawatts, which supply the electricity requirements of the entire manufacturing complex and are supported by three emergency generators. We also own and operate a 123,399 square foot light manufacturing and warehousing facility in a 215,908 square foot lot size in Miami-Dade County, Florida, United States. The facility houses light manufacturing and assembly equipment, warehouse space, and administrative and sales offices.

We believe that our existing properties are adequate for the current operating requirements of our business and that additional space will be available as needed.

Legal Proceedings

From time to time, the Company is involved in legal matters arising in the regular course of business. Some disputes are derived directly from our construction projects, related to supply and installation, and even though deemed ordinary, they may involve significant monetary damages. We are also subject to other type of litigations arising from employment practices, worker’s compensation, automobile claims and general liability. It is very difficult to predict precisely what the outcome of these litigations might be. However, with the information at out disposition as this time, there are no indications that such claims will result in a material adverse effect on the business, financial condition or results of operations of the Company.

New Colombian Tax Reform

On December 28, 2018, the Colombian Government enacted a new tax reform (Law 1943 of 2018) amending the Colombian Tax Code (“CTC”). The new tax rules introduced are in force since January 1, 2019.

The tax reform reduces the applicable corporate income tax rate from 33% to 32% in 2020, 31% in 2021 and 30% as of 2022 for income tax purposes.

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Presumptive income tax rate was also reduced from 3.5% to 1.5% in 2019 and 2020 and 0% as of 2021.

Some of the withholding taxes resulting from payments made by Colombian tax residents to foreign non– resident aliens and foreign non– resident entities increased from 15% to a general rate of 20%. The withholding tax rate applicable to interest payments from loans which term is equal or exceeds 1 year, granted to Colombian residents is 15%, while if the term of the loan is less than 1 year, the withholding tax rate is 20%.

The tax reform increased the dividend tax on distributions to foreign nonresident entities and individuals from 5% to 7.5%. Thus, under the new provision dividends paid out of profits that were subject to income tax at the corporate level are subject to income tax -via withholding- at a rate of 7.5%. On the contrary, dividends paid out of profits that were not subject to income tax at the corporate level are subject to income tax -via withholding- at the general income tax rate (33% in 2019, 32% in 2020, 31% in 2021 and 30% as of 2022); plus, the abovementioned 7.5% tax rate, that applies after the general income tax withholding is applied.

In addition, a dividend tax on distributions between Colombian companies was introduced at a general rate of 7.5%. Nonetheless, this tax will be charged only on the first distribution of dividends between Colombian entities and may be credited against the tax due by the ultimate shareholder.

Under the new provisions introduced by the tax reform, VAT paid on imports, acquisitions or construction of productive fixed assets could be treated as a tax credit against income tax in the year that the VAT is paid or in the following years.

An equity tax was created for (i) individuals who are tax residents in Colombia, (ii) individuals who are non-tax residents on their Colombian assets owned directly or indirectly through permanent establishments in Colombia, (iii) inheritance from non-residents, and (iv) non-resident entities in Colombia on their Colombian assets, except for shares held in Colombian entities, account receivables owned in Colombia or portfolio investments. This new equity tax will apply for years 2019, 2020, and 2021.

Indirect transfers of Colombian shares are subject to income tax in Colombia if the Colombian assets/shares account for 20% or more of the book or fair market value of the foreign entity that is being transferred.

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MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
José M. Daes	59	Chief Executive Officer and Director
Christian T. Daes	55	Chief Operating Officer and Director
Santiago Giraldo	43	Chief Financial Officer
A. Lorne Weil	73	Non-Executive Chairman of the Board
Samuel R. Azout	59	Director
Luis Fernando Castro Vergara	52	Director
Martha (Stormy) L. Byorum	70	Director
Julio A. Torres	52	Director

José M. Daes has served as our chief executive officer and a director since December 2013. Mr. Daes has over 30 years’ experience starting and operating various businesses in Colombia and the United States. Mr. Daes served as chief executive officer of C.I. Energia Solar S.A. E.S. Windows (“ES”) since its inception in 1984, responsible for all aspects of ES’s operations. Mr. Daes also co-founded Tecnoglass S.A.S. (“TG”) in 1994. Mr. Daes began his career in textiles, importing textiles from Japan to Colombia and later owned and operated an upscale clothing store with multiple locations in Miami. Mr. Daes is the older brother of Christian T. Daes, our chief operating officer and a director.

We believe Mr. Daes is well-qualified to serve as a member of our board of directors due to his operational experience with ES and TG, our operating subsidiaries, and his knowledge of the industry within which they operate.

Christian T. Daes has served as our chief operating officer and a director since December 2013. Mr. Daes has served as the chief executive officer of TG since its inception in 1994, responsible for all aspects of TG’s operations. Mr. Daes’s philanthropic activities include founding the Tecnoglass-ES Windows Foundation, which promotes local development, health and social programs in Barranquilla, Colombia. Mr. Daes is the younger brother of José M. Daes, our chief executive officer and a director.

We believe Mr. Daes is well-qualified to serve as a member of our board of directors due to his operational experience with ES and TG and his knowledge of the industry within which they operate.

Santiago Giraldo served as our deputy chief financial officer from February 2016 until August 2017 and has served as our chief financial officer since such time. From February 2013 to February 2016, Mr. Giraldo was the Chief Financial Officer and Business Development and Strategy Head of Oleoducto Central S.A., the owner and operator of the Ocensa pipeline in Colombia (subsidiary of the Ecopetrol Group, the National Oil Company). From October 2009 to February 2013, Mr. Giraldo was Vice President of Oil & Gas Corporate Banking at Citibank. Prior to this, Mr. Giraldo was with JPMorgan Chase where he most recently held the position of Vice President of Corporate Banking for diversified industries.

A. Lorne Weil has served as a member of our board of directors and non-executive chairman of the board since our inception. Mr. Weil serves as Executive Chairman of Inspired Entertainment, Inc., a position he has held since December 2016. Previously, Mr. Weil served as Chairman and Chief Executive Officer of Inspired’s predecessor, Hydra Industries Acquisition Corp., from October 2014 to December 2016. Since September 2017, Mr. Weil has also served as Executive Chairman of Leisure Acquisition Corp., a blank check company seeking to consummate an initial business combination. He has also served as a principal of Hydra Management, an investment vehicle formed by Mr. Weil, since September 2014. Mr. Weil has also served as a director of Sportech Plc, one of the largest suppliers and operators of pools/tote (often also referred to as pari-mutuel) betting in the world, since October 2010. From October 1991 to November 2013, Mr. Weil served as chairman of the board of Scientific Games Corporation, a supplier of technology-based products, systems and services to gaming markets worldwide, and served as its chief executive officer from April 1992 until November 2013. Mr. Weil also served as president of Scientific Games from August 1997 to June 2005. From 1979 to November 1992, Mr. Weil was president of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries. Previously, Mr. Weil was vice president of corporate development at General Instrument Corporation, working with wagering and cable systems.

We believe Mr. Weil is well-qualified to serve as a member of our board of directors due to his extensive business experience in strategic planning and corporate development, his contacts he has fostered throughout his career, as well as his operational experience.

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Samuel R. Azout has served on our board of directors since December 2013 and on the board of TG since February 2009. Since March 2013, Mr. Azout has served as an investment manager for Abacus Real Estate. From January 2012 to March 2013, Mr. Azout served as the chief executive officer of the National Agency for Overcoming Extreme Poverty in Colombia, an organization formed by the government of Colombia to assist families in poverty. From September 2010 to January 2012, Mr. Azout was the senior presidential advisor for Social Prosperity, employed by the administration of the President of Colombia. Prior to this, Mr. Azout served as chief executive officer of Carulla Vivero S.A., the second largest retailer in Colombia, for 10 years, until he led its sale to Grupo Exito in 2006.

We believe Mr. Azout is well-qualified to serve as a member of our board of directors due to his contacts and business relationships in Colombia.

Luis Fernando Castro Vergara has served on our board of directors since November 2018. Since 2017, Mr. Castro Vergara has been serving as a fund manager in the agroindustry sector and overseeing his investments in the construction, infrastructure and agroindustry sectors. Mr. Castro Vergara served as the Chief Executive Officer of Banco de Comercio Exterior de Colombia S.A., Colombia’s development bank, from 2013 to 2017. From 2007 to 2008 and 2012 to 2013, Mr. Castro Vergara was the General Manager of Agrodex International SAS, an import and marketing food company. From 2008 to 2012, he was the Regional Development Agency President of the Barranquilla Chamber of Commerce. Previously, he was General Manager of Provyser S.A., a commercialization and logistics services company in the food industry. He is on the board of directors of Unimed Pharmaceuticals Limited, where he also serves as member of the Audit Committee, and of Colombian the Colombian companies Accenorte SAS and Devimed SAS. Mr. Castro Vergara received a B.S. from Fordham University, a B.S. from Columbia University and a M.B.A. from the Universidad de los Andes Bogota in Colombia. He has complementary education in economic development from Harvard University, strategy and leadership from Pennsylvania University and management from Northwestern University.

We believe Mr. Castro Vergara is well-qualified to serve as a member of our board of directors due to his contacts and business relationships.

Martha (Stormy) L. Byorum has served as a member of our board of directors since November 2011. Ms. Byorum is founder and chief executive officer of Cori Investment Advisors, LLC (Cori Capital), a financial services entity that was most recently (January 2005 through August 2013) a division of Stephens Inc., a private investment banking firm founded in 1933. Ms. Byorum was also an executive vice president of Stephens Inc. from January 2005 until August 2013. From March 2003 to December 2004, Ms. Byorum served as chief executive officer of Cori Investment Advisors, LLC, which was spun off from VB&P in 2003. Ms. Byorum co-founded VB&P in 1996 and served as a Partner until February 2003. Prior to co-founding VB&P in 1996, Ms. Byorum had a 24-year career at Citibank, where, among other things, she served as chief of staff and chief financial officer for Citibank’s Latin American Banking Group from 1986 to 1990, overseeing $15 billion of loans and coordinating activities in 22 countries. She was later appointed the head of Citibank’s U.S. Corporate Banking Business and a member of the bank’s Operating Committee and a Customer Group Executive with global responsibilities.

Ms. Byorum is a Life Trustee of Amherst College and a chairman of the finance committee of the board of directors of Northwest Natural Gas, a large distributor of natural gas services in the Pacific Northwest. She also serves on the board of directors of JELD-WEN Holding, Inc., a vertically integrated global manufacturer and distributor of windows and doors, and Opes Acquisition Corp., a blank check company seeking to consummate an initial business combination.

We believe Ms. Byorum is well-qualified to serve as a member of the board of directors due to her operational experience with Cori Capital Advisors, VB&P and Citibank and her financial background, which includes having served on the audit committees of four publicly-traded companies.

Julio A. Torres has served on our board of directors since October 2011. He previously served as our co-chief executive officer from October 2011 through January 2013. Since March 2013, Mr. Torres has served as the managing partner at Multiple Equilibria Capital, a financial advisory firm. From August 2015 to March 2018, Mr. Torres served as Chief Executive Officer and a member of the board of directors of Andina Acquisition Corp. II, a blank check company that consummated an initial business combination with Lazy Days’ R.V. Center, Inc. From March 2008 to February 2013, Mr. Torres served as managing director of Nexus Capital Partners, a private equity firm. From April 2006 to February 2008, Mr. Torres served with the Colombian Ministry of Finance acting as director general of public credit and the treasury. From June 2002 to April 2006, Mr. Torres served as managing director of Diligo Advisory Group, an investment banking firm. From September 1994 to June 2002, Mr. Torres served as vice president with JPMorgan Chase Bank.

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We believe Mr. Torres is well-qualified to serve as a member of our board of directors due to his operational experience with Nexus Capital Partners, his work with the Colombian government and his extensive contacts he has fostered while working at Nexus Capital Partners, JPMorgan Chase Bank and in the Colombian government.

NASDAQ Capital Market Controlled Company Status

Under the NASDAQ Capital Market listing rules, a “controlled company” is generally defined as any company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. Status as a controlled company generally exempts a listed company from certain corporate governance requirements. Because of Energy Holding Corp.’s ownership of our ordinary shares described below under the section titled “Principal Securityholders,” we meet the requirements to be deemed a controlled company. However, we have determined not to take advantage of this designation and comply with all the corporate governance rules applicable to listed companies that are not controlled companies.

Corporate Governance

As part of our constant commitment to improve our corporate governance and entity level controls, in August and December 2017 we made certain adjustments to our guidelines, functions and corporate bodies. As a result, we established Corporate Governance Guidelines which contain Board specific functions, Committee Charters, Officer’s responsibilities and authority delegations, our sustainability policy and ethics and compliance hotline. The Corporate Governance Guidelines are available at http://investors.tecnoglass.com/corporate-governance.cfm.

Audit Committee

We have a standing audit committee of the board of directors, which consists of Martha L. Byorum, Samuel R. Azout and Julio Torres, with Martha L. Byorum serving as chairman. Each of the members of the audit committee is independent under the applicable NASDAQ Capital Market listing standards.

The audit committee has a written charter, a copy of which is included in our compendium of Corporate Governance Guidelines. The purpose of the audit committee is to assist the Board in monitoring the integrity of the Company’s financial statements, to appoint, retain, set compensation of, and supervise our independent accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K, and 10-Qs;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

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●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding its financial statements or accounting policies.

The audit committee has discussed with the independent auditors the matters required by the Public Company Accounting Oversight Board (“PCAOB”) auditing standard No. 16 - Communication with Audit Committees, including independent accountant’s independence.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under the NASDAQ Capital Market listing standards and the rules and regulations of the Securities and Exchange Commission, who are “financially literate,” as defined under the NASDAQ Capital Market’s listing standards. The NASDAQ Capital Market’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, statement of operations and cash flow statement. The board of directors has determined that Martha Byorum satisfies the NASDAQ Capital Market’s definition of financial sophistication and also qualifies as an “audit committee financial expert” as defined under rules and regulations of the Securities and Exchange Commission.

Nominating Committee

We have a standing nominating committee, which consists of A. Lorne Weil, Martha L. Byorum and Samuel R. Azout, with A. Lorne Weil serving as chairperson. Each member of the nominating committee is an “independent director” as defined under the NASDAQ Capital Market listing standards. Pursuant to its written charter, a copy of which is included in our compendium of Corporate Governance Guidelines, our nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors.

Guidelines for Selecting Director Nominees

The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others. Currently, the guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service, that is consistent with the image and reputation of the Company;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

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There have been no material changes to the procedures by which shareholders may recommend nominees to the nominating committee.

Compensation Committee

We have a standing compensation committee consisting of Julio Torres, Samuel R. Azout and Luis F. Castro, with Julio Torres serving as chairperson. Pursuant to the compensation committee charter, a copy of which is included in our compendium of Corporate Governance Guidelines, the compensation committee oversees our compensation and employee benefit plans and practices, including our executive, director and other incentive and equity-based compensation plans. The specific responsibilities of the compensation committee include making recommendations to the board regarding executive compensation of our executive officers and non-employee directors, approving a corporate compensation policy, and preparing and reviewing compensation-related disclosure, including a compensation discussion and analysis and compensation committee report (if required), for our filings with the Securities and Exchange Commission.

Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful fraud, willful misconduct, civil fraud or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful neglect or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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EXECUTIVE AND DIRECTOR COMPENSATION

This section provides a detailed description of our executive compensation philosophy and practices, the factors considered by the compensation committee in setting the compensation of our executive officers, and the compensation decisions that the compensation committee has made. As a “smaller reporting company”, as defined in Rule 12b-2 of the Exchange Act, we are not required to include a Compensation Discussion and Analysis and we have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.

Overview

Compensation Philosophy

Our policies with respect to the compensation of our executive officers are administered by our board in consultation with our compensation committee. Our compensation policies are intended to provide for compensation that:

●	is sufficient to attract and retain executives of outstanding ability and potential;
●	is tailored to the unique characteristics and needs of our company;
●	considers individual value and contribution to our success;
●	is designed to motivate our executive officers to achieve our annual and long-term goals by rewarding performance based on the attainment of those goals;
●	is designed to appropriately take into account risk and reward in the context of our business environment;
●	reflects an appropriate relationship between executive compensation and the creation of shareholder value; and
●	is sensitive to market benchmarks.

The compensation committee is charged with recommending executive compensation packages to our board that meet these goals. In making decisions about executive compensation, the compensation committee relies on the experience of its members as well as subjective considerations of various factors, including individual and corporate performance, our strategic business goals, each executive’s position, experience, level of responsibility, and future potential, and compensation paid by companies of similar size in our industry. The compensation committee does not set specific targets or benchmarks for overall compensation or for allocations between different elements of compensation.

Our compensation committee is charged with performing an annual review of our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies. As part of this review, management submits recommendations to the compensation committee.

We believe it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in our industry. Our compensation committee stays appraised of the cash and equity compensation practices of publicly held companies in the glass and aluminum industries through the review of such companies’ public reports and through other resources. The companies chosen for inclusion in any benchmarking group would have business characteristics comparable to our company, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives, we generally believe that gathering this information is an important part of our compensation-related decision-making process.

Base Salaries

Each of our named executive officers is employed on an at-will basis. Base salaries for our executive officers are individually determined by our compensation committee each year to ensure that each executive’s base salary forms part of a compensation package which appropriately rewards the executive for the value he or she brings to our company. Each executive’s base salary may be increased or decreased in the discretion of the compensation committee in accordance with our compensation philosophy.

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Bonuses

In addition to their base salaries, our named executive officers are entitled to receive annual performance bonuses based on the company’s financial performance and achievement of certain targets throughout the year.

Other Compensation and Benefits

Named executive officers receive additional compensation in the form of vacation, medical, 401(k), and other benefits generally available to all of our employees. We do not provide any other perquisites or other personal benefits to our named executive officers.

Summary Compensation Table

The following table summarizes the total compensation for the years ended December 31, 2018 and 2017 of each of our named executive officers (as defined in Item 402(m) of Regulation S-K).

Name and principal position	Year	Salary	Bonus	Total
Jose M. Daes (1)	2018	$1,020,000	$102,000	$1,122,000
Chief Executive Officer	2017	$965,805	$-	$965,805
Christian T. Daes (2)	2018	$1,020,000	$102,000	$1,122,000

Chief Operating Officer	2017	$873,262	$-	$873,262
Santiago Giraldo (3) (4)	2018	$183,971	$50,000	$233,971
Chief Financial Officer	2017	$160,000	$11,451	$171,451

(1)	Mr. Daes was appointed Chief Executive Officer in December 2013 in connection with the Business Combination. Mr. Daes also serves as Chief Executive Officer of ES.
(2)	Mr. Daes was appointed Chief Operating Officer in December 2013 in connection with the Business Combination. Mr. Daes also serves as Chief Executive Officer of Tecnoglass.
(3)	Mr. Giraldo was appointed Chief Financial Officer in July, 2017. Mr. Giraldo also serves as Chief Financial Officer of TG and ES.
(4)	Mr. Giraldo’s 2018 salary was paid in Colombian pesos. The $183,971 salary represents Mr. Giraldo’s receipt of an aggregate of $588 million pesos, converted to US dollars at an exchange rate of 3,196.15 pesos per dollar, which was the spot rate exchange rate on December 4, 2018.

Compensation Arrangements with Named Executive Officers

On November 29, 2018, our compensation committee approved the following compensation arrangements for 2019 for each of Messrs. Daes, Daes, and Giraldo: (i) with respect to each of Messrs. Daes and Daes, a base salary of $1,200,000 plus a bonus of up to $240,000; and (ii) with respect to Mr. Giraldo, a base salary of approximately $184,000 payable in pesos and a bonus of up to $55,000 per year. Each of the bonuses will be based on our 2019 financial performance and achievement of certain to-be-agreed upon targets throughout the year.

Equity Awards at Fiscal Year End

As of December 31, 2018, we had not granted any share options, share appreciation rights or any other awards under long-term incentive plans to any of our executive officers.

Hedging

We prohibit our named executive officers from engaging in any hedging or publicly-traded derivative transactions in our ordinary shares.

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Director Compensation

Historically, each of our non-employee directors receives an annual award of ordinary shares of the Company with a grant date fair value equal to approximately $50,000. Additionally, our chairwoman of the Audit Committee and each other member of our Audit Committee receives an annual award of ordinary shares of the Company with a grant date fair value equal to approximately $18,000 and $8,000, respectively, for serving on our Audit Committee. Non-employee directors do not receive cash compensation for their service.

On November 29, 2018, our compensation committee approved increases in compensation for our non-employee directors to $52,000 per year, for the Audit Committee chair to $16,640, and for each other member of our Audit Committee to $8,320, all payable annually and in cash.

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2018.

Name	Fees earned or paid in cash	Stock Awards		Total
Samuel R. Azout	$58,000	$8,000	(2)	$58,000
Martha L. Byorum	$68,000	$18,000	(2)	$68,000
Luis Fernando Castro Vergara (1)	$7,692	-		$7,692
Julio A. Torres	$58,000	$8,000	(2)	$58,000
Juan Carlos Vilariño	$50,000	-		$50,000
A. Lorne Weil	$50,000	-		$50,000

(1)	Reflects the pro-rated non-executive director compensation owed to Mr. Castro Vergara for his service as a director beginning on November 6, 2018. Director compensation is paid annually in cash.
(2)	Represents the grant date fair value of shares issued in 2018 for committee fees owed for 2017 computed in accordance with FASB ASC Topic 718, as described in Note 2 to our audited financial statements included in this prospectus supplement.

Compensation Committee Interlocks and Insider Participation

During 2018, each of Julio Torres, Samuel R. Azout, Juan Carlos Vilariño (through November 6, 2018), and Luis Fernando Castro Vergara (beginning on November 6, 2018) served on our compensation committee. No member of the compensation committee during 2018 was an officer, employee or former officer of ours or any of our subsidiaries or had any relationship that would be considered a compensation committee interlock and would require disclosure pursuant to SEC rules and regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure pursuant to SEC rules and regulations.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018 with respect to ordinary shares that may be issued under our existing equity compensation plans.

Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column
Equity compensation plans approved by security holders	-	-	1,593,917

Equity compensation plans not approved by security holders	-	-	-

Total	-	-	1,593,917

On December 20, 2013, our shareholders approved our 2013 Long-Term Equity Incentive Plan (“2013 Plan”). Under the 2013 Plan, 1,593,917 ordinary shares are reserved for issuance in accordance with the plan’s terms to eligible employees, officers, directors and consultants. As of December 31, 2018, no awards had been made under the 2013 Plan.

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PRINCIPAL SECURITYHOLDERS

The table and accompanying footnotes set forth certain information as of December 31, 2018 with respect to the ownership of our ordinary shares by:

●	each person known to be the beneficial owner of more than 5% of our outstanding ordinary shares;
●	each director and each named executive officer; and
●	all current executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned		Approximate Percentage of Ordinary Shares Outstanding	Approximate Percentage of Ordinary Shares Outstanding After Offering

Directors and Named Executive Officers

Jose M. Daes	256,564	(2)	*	*
Chief Executive Officer and Director
Christian T. Daes	190,353	(2)	*	*
Chief Operating Officer and Director
Samuel R. Azout	13,590		*	*
Director
Luis F. Castro Vergara	-		-	-
Director
Santiago Giraldo	-		-	-
Chief Financial Officer
A. Lorne Weil	114,084	(3)	*	*
Chairman of the Board
Julio A. Torres	51,374		*	*
Director
Martha L. Byorum	81,767		*	*
Director
All directors and executive officers as a group (8 persons)	707,732		1.9%	1.6%
Five Percent Holders:
Energy Holding Corporation	24,282,197	(4)	63.7%	55.7%

* Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia.

(2)	Does not include shares held by Energy Holding Corporation, in which this person has an indirect ownership interest.

(3)	Does not include 253,000 ordinary shares held by Child’s Trust f/b/o Francesca Weil u/a dated March 4, 2010 and 253,000 ordinary shares held by Child’s Trust f/b/o Alexander Weil u/a dated March 4, 2010, irrevocable trusts established for the benefit of Mr. Weil’s children.

(4)	Represents all ordinary shares held by Energy Holding Corporation, of which Messrs. Joaquin Fernandez and Alberto Velilla Becerra are directors and may be deemed to share voting and dispositive power over such shares.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Transactions

Ventanas Solar S.A.

Ventanas Solar S.A., a Panama sociedad anonima, is an importer and installer of the Company’s products in Panama. Family members of the Company’s CEO and COO and other related parties own 100% of the equity in VS. The Company’s sales to VS for the year ended December 31, 2018, 2017 and 2016 were $2.9 million, $3.7 million and $8.3 million, respectively. Outstanding receivables from VS at December 31, 2018, 2017 and 2016 were $6.2 million, $6.3 million and $9.1 million, respectively, as a portion of receivables is tied up in retainage.

Indemnification Agreements

Effective March 5, 2014, we entered into indemnification agreements with each of our executive officers and members of our board of directors. The indemnification agreements supplement our Third Amended and Restated Memorandum and Articles of Association and Cayman Islands law in providing certain indemnification rights to these individuals. The indemnification agreements provide, among other things that we will indemnify these individuals to the fullest extent permitted by Cayman Islands law and to any greater extent that Cayman Islands law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the indemnification agreements, by reason of the fact that such individuals is or were our directors or executive officers, subject to certain exclusions and procedures set forth in the indemnification agreements, including the absence of fraud or willful default on the part of the indemnitee and, with respect to any criminal proceeding, that the indemnitee had no reasonable cause to believe his conduct was unlawful.

Related Person Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries are a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete directors’ and officers’ questionnaires that elicit information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Director Independence

We adhere to the NASDAQ Capital Market listing standards in determining whether a director is independent. Our board of directors consults with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors.

The NASDAQ Capital Market listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, we have affirmatively determined that Messrs. Weil, Azout, Castro Vergara, Torres and Ms. Byorum qualify as independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.

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DESCRIPTION OF SHARE CAPITAL

Ordinary Shares

As of December 31, 2018, 38,092,996 ordinary shares, par value $0.0001 per ordinary share, our only class of voting securities, were issued and outstanding. We are authorized to issue 100,000,000 ordinary shares. Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders.

Our board of directors is divided into three classes: Class A, Class B and Class C, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

The ordinary shares are listed on the NASDAQ Capital Market under the symbol TGLS and traded on the Bolsa de Valores de Colombia under the symbol TGLSC. We cannot assure you that our ordinary shares will continue to be listed or traded on such exchanges as we might not in the future meet certain continued listing standards.

The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

(a) the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

(b) the date on which the name of any person was entered on the register as a member; and

(c) the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preferred Shares

Our amended and restated memorandum and articles of association authorizes the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend or other distribution, voting, return of capital or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

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Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66.6% in value) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

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Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;
●	the shareholders have been fairly represented at the meeting in question;
●	the arrangement is such as a businessman would reasonably approve; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

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Shareholders’ Suits. Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;
●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or
●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of civil liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and may provide less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Law;
●	an exempted company’s register of members is not open to inspection;
●	an exempted company does not have to hold an annual general meeting;
●	an exempted company may issue negotiable or bearer shares or shares with no par value;
●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	an exempted company may register as a limited duration company; and
●	an exempted company may register as a segregated portfolio company.

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Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Money Laundering Regulations (2018 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a) the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b) the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c) the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (2018 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful fraud, willful default, civil fraud or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful neglect or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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DESCRIPTION OF INDEBTEDNESS

On January 30, 2017, we issued $210 million aggregate principal amount of 8.200% senior unsecured notes due 2022 (the “Notes”). The Notes were issued with original issue discount resulting in net proceeds (before commissions and expenses) of approximately $207 million. The Notes were issued pursuant to an indenture dated January 30, 2017 (the “Indenture”) between our company, each of TG and ES, Tecno Corporation and ESW LLC as guarantors (the “Subsidiary Guarantors”), and U.S. Bank National Association (the “Trustee”), as trustee, registrar, transfer agent and paying agent and Banque Internationale A Luxembourg SA, as Luxembourg Paying Agent, Luxembourg Transfer Agent and Luxembourg Listing Agent. The net proceeds were used to repay our outstanding indebtedness, including under our existing senior secured credit facility, and to fund our working capital needs and for general corporate purposes.

The Notes are our senior unsecured obligations and are guaranteed by the Subsidiary Guarantors, subject to subsequent release and/or replacement under the terms of the Indenture. The Notes are not secured by our nor any of the Subsidiary Guarantors’ assets or properties. As a result, if we or the Subsidiary Guarantors are required to pay, holders of the Notes would be unsecured creditors. The Notes are not be subordinated to any of our or the Subsidiary Guarantors’ other unsecured debt obligations. In the event of a bankruptcy or liquidation proceeding against us or any of the Subsidiary Guarantors, the Note Guarantees would rank equally in right of payment with all of our or such Subsidiary Guarantor’s other unsecured and unsubordinated debt.

The Indenture sets forth the terms of the Notes, including, without limitation:

Maturity. The Notes will mature on January 31, 2022.

Interest Payments. Interest on the Notes accrues at a rate of 8.200% per annum and is payable semi-annually in arrears on January 31 and July 31. The first interest payment was made on July 31, 2017 in respect of the period from (and including) January 30, 2017 to (but excluding) July 31, 2017.

Optional Redemption. We are not required to make mandatory redemption or sinking fund payments with respect to the Notes. We may acquire the Notes, at its option, by means of the redemption provisions below, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance to the Indenture provisions and upon the following circumstances:

●	at any time prior to January 31, 2020, we may redeem any of the Notes in whole or in part, at its option, at a “make-whole” redemption price equal to the greater of (A) 100% of the principal amount of such Notes and (B) the sum of the present value at such redemption date of (i) the redemption price of the Notes on January 31, 2020 (such redemption price being set forth in the Indenture) and (ii) all required interest payments thereon through January 31, 2020 (excluding accrued but unpaid interest to the redemption date), discounted to the redemption date on a semi-annual basis at the Treasury Rate as of such date of redemption plus 50 basis points; plus, in each case, any accrued and unpaid interest and Additional Amounts, if any, on such Notes to the redemption date;
●	on or after January 31, 2020, we may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest on the Notes redeemed, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning January 31 of each of the years indicated in the Indenture, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date;
●	we may redeem the Notes, in whole but not in part, at our discretion at any time at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to (but excluding) the date fixed by us for redemption, including any Additional Amounts, if any (a “Tax Redemption Date”), if on the next date on which any amount would be payable in respect of the Notes, the Applicable Payor is or would be required to pay Additional Amounts with respect to the Notes in excess of the Additional Amounts that it would pay if payments in respect of the Notes were subject to deduction or withholding at a rate greater than the rate in effect at the time the Tax Jurisdiction imposing the deduction or withholding tax became a Tax Jurisdiction under the Indenture, as a result of any change in the laws of the Tax Jurisdiction under the laws of which such Applicable Payor is organized or any regulations or rulings promulgated thereunder.

The indenture governing the notes contains certain restrictive covenants that, among other things and subject to certain exceptions, will limit our and our restricted subsidiaries’ ability to incur additional indebtedness; sell or lease back assets; make certain restricted payments and investments; incur liens; pay dividends or make other distributions; merge, consolidate, or sell, lease, assign, transfer, convey or otherwise dispose of all or substantially all their assets; transact with affiliates; or engage in business other than Permitted Business. These covenants are subject to a number of important qualifications and limitations.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon the closing of the offering, we will have 43,631,356 outstanding ordinary shares, assuming no exercise of the underwriters’ option to purchase additional ordinary shares. Of that amount, 5,000,000 ordinary shares will be publicly held by investors participating in this offering, and 38,631,653 ordinary shares will be held by our existing shareholders, some of who are our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The 38,631,653 ordinary shares held by existing shareholders are, and those ordinary shares issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-up Agreements

We and our executive officers, directors and other shareholders have agreed with the underwriters to certain lock-up restrictions for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions. See “Underwriting.” A total of 25,393,821 of our ordinary shares are subject to the lock-up agreements.

Rule 144

In general, under Rule 144 as currently in effect, and subject to the terms of any lock-up agreement, beginning 90 days after the date of this prospectus supplement, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned “restricted securities” within the meaning of Rule 144 for at least six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned “restricted securities” for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1.0% of the number of our ordinary shares then outstanding, which will equal approximately 466,313 ordinary shares immediately after this offering; or
●	the average weekly reported trading volume of our ordinary shares on the NASDAQ Capital Market during the four calendar weeks preceding the date on which a notice of the sale on Form 144 is filed with the SEC by such person.

Sales under Rule 144 by persons who are deemed to be our affiliates are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

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TAXATION

Cayman Islands Taxation:

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of such shares.

Tecnoglass has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and expects to obtain after the effectiveness of the registration statement of which this prospectus forms a part an undertaking from the Governor-in-Cabinet of the Cayman Islands in the following form:

The Tax Concessions Law
(2018 Revision)
Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Law (2018 Revision), the Governor-in-Cabinet undertakes with Tecnoglass Inc. (“the Company”):

1. That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2. In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1 On or in respect of the shares, debentures or other obligations of the Company; or

2.2 by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2018 Revision).

These concessions shall be for a period of twenty years from the date hereof.

United States Federal Income Taxation

The following summary of the material United States Federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

General

This section is a general summary of the material United States Federal income tax provisions relating to the acquisition, ownership and disposition of our ordinary shares for U.S. Holders (as defined below). This section does not address any aspect of United States Federal gift or estate tax, or the state, local or non-United States tax consequences of an investment in our ordinary shares.

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The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our ordinary shares that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that acquire our ordinary shares in this offering and own our ordinary shares as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

●	financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own 10 percent or more of our stock by vote or by value;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

●	persons that are subject to special tax accounting rules as a result of any item of gross income with respect to the ordinary shares being taken into account; or

●	U.S. Holders whose functional currency is not the U.S. dollar.

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This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our ordinary shares. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our ordinary shares will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service, or IRS, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES TO U.S. HOLDERS. WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Tax Reporting

Certain U.S. Holders who are individuals and certain entities may be required to file with such U.S. Holder’s income tax return Form 8938 (Statement of Specified Foreign Financial Assets) to report the ownership of shares or securities issued by a foreign corporation exceeding certain threshold amounts, subject to certain exceptions (including an exception for shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of our shares.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as capital gain from the sale or exchange of such ordinary shares. We currently do not, and we do not intend to, calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that any distribution will generally be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Dividends received by non-corporate U.S. Holders may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that (1) our ordinary shares are readily tradeable on an established securities market in the United States, (2) we are not a passive foreign investment company (as discussed below) for either the taxable year in which the dividend was paid or the preceding taxable year, (3) the U.S. Holder satisfies certain holding period requirements and (4) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to ordinary shares.

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Dividends on the ordinary shares generally will constitute foreign source income for foreign tax credit limitation purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends paid with respect to our ordinary shares will generally constitute “passive category income.” A U.S. Holder may not be able to claim a U.S. foreign tax credit for any dividend distribution tax payable by us. The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming an itemized deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.

Taxation on the Disposition of Ordinary Shares

Upon a sale or other taxable disposition of our ordinary shares, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at maximum regular rates of 15% or 20% depending upon the U.S. Holder’s level of taxable income. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares exceeds one year. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances. U.S. Holders who recognize losses with respect to a disposition of our ordinary shares should consult their own tax advisors regarding the tax treatment of such losses.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. Holder that is an individual with adjusted gross income that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases). This 3.8% tax will also apply to all or some portion of the undistributed net investment income of certain U.S. Holders that are estates and trusts. For these purposes, dividends and gains from the taxable dispositions of the ordinary shares will generally be taken into account in computing such a U.S. Holder’s net investment income.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS with respect to dividends or other distributions we may pay to you and proceeds from the sale of your ordinary shares. You will be subject to backup withholding on these payments if you fail to provide your taxpayer identification number to the paying agent or do not comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld with respect to your ordinary shares under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Passive Foreign Investment Company Rules

We would be classified as a PFIC for any taxable year if either: (a) at least 75% of our gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of our assets (determined on the basis of a quarterly average) produce or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions. For this purpose, we will be treated as owning the proportionate share of the assets, and earning the proportionate share of the income, of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock. Under the PFIC rules, if we were considered a PFIC at any time that a U.S. Holder holds our ordinary shares, we would continue to be treated as a PFIC with respect to such holder’s investment unless (i) we cease to be a PFIC and (ii) the U.S. Holder has made a “deemed sale” election under the PFIC rules.

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Based on the anticipated market capitalization following the offering (which will fluctuate from time to time), when the proceeds of the offering are expected to be used and the composition of our income and assets, as well as current and expected operations, we do not believe that we were a PFIC for the taxable year ended December 31, 2018 and we do not expect to be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. However, the actual market capitalization, the timing of the usage of our proceeds from the offering, and the expected income, assets and operations in the future could be significantly different from what is currently anticipated. In addition, the PFIC determination must be made annually after the close of each taxable year. Therefore there can be no assurance that we will not be classified as a PFIC for the current taxable year or for any future taxable year.

If we are considered a PFIC at any time that a U.S. Holder holds ordinary shares, any gain recognized by the U.S. Holder on a sale or other disposition of the ordinary shares, as well as the amount of any “excess distribution” (defined below) received by the U.S. Holder, would be allocated ratably over the U.S. Holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For the purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on its ordinary shares exceeds 125% of the average of the annual distributions on the ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Additionally, dividends paid by us would not be eligible for the reduced rate of tax applicable to “qualified dividend income” of non-corporate U.S. Holders if we are a PFIC in the taxable year in which the dividend is paid or the immediately preceding taxable year. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the ordinary shares.

If we are treated as a PFIC with respect to a U.S. Holder for any taxable year, the U.S. Holder will be deemed to own shares in any of our subsidiaries that are also PFICs and generally be subject to the treatment described above with respect to any distribution on or disposition of such shares. An election for mark-to-market treatment, however, would likely not be available with respect to any such subsidiaries. If we are considered a PFIC, a U.S. Holder will also be subject to information reporting requirements on an annual basis. U.S. Holders should consult their own tax advisors about the potential application of the PFIC rules to an investment in the ordinary shares.

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UNDERWRITING

Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of ordinary shares set forth opposite its name below.

Underwriter	Number of Ordinary Shares
Robert W. Baird & Co. Incorporated	1,850,000
Raymond James & Associates, Inc.	1,850,000
B. Riley FBR, Inc.	700,000
D.A. Davidson & Co.	300,000
Dougherty & Company LLC.	300,000
Total	5,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the ordinary shares sold under the underwriting agreement if any of these ordinary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the ordinary shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.252 per ordinary share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional ordinary shares.

	Per Ordinary Share	Without Option	With Option
Public offering price	$7.00	$35,000,000	$40,250,000
Underwriting discounts	$0.42	$2,100,000	$2,415,000
Proceeds, before expenses, to us	$6.58	$32,900,000	$37,835,000

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The expenses of the offering, not including the underwriting discount, are estimated at $400,000 and are payable by us. We have agreed to reimburse the underwriters for expenses relating to clearing this offering with the Financial Regulatory Authority in an amount of up to $20,000.

Option to Purchase Additional Ordinary Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 750,000 additional ordinary shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional ordinary shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors and affiliated shareholders have agreed not to sell or transfer any ordinary shares or securities convertible into, exchangeable for, exercisable for, or repayable with ordinary shares, for 90 days after the date of this prospectus supplement without first obtaining the written consent of each of Robert W. Baird & Co. Incorporated and Raymond James & Associates Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

●	offer, pledge, sell or contract to sell any ordinary shares,

●	sell any option or contract to purchase any ordinary shares,

●	purchase any option or contract to sell any ordinary shares,

●	grant any option, right or warrant for the sale of any ordinary shares,

●	lend or otherwise dispose of or transfer any ordinary shares,

●	request or demand that we file a registration statement related to the ordinary shares, or

●	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any ordinary shares whether any such swap or transaction is to be settled by delivery of ordinary shares or other securities, in cash or otherwise.

This lock-up provision applies to ordinary shares and to securities convertible into or exchangeable or exercisable for or repayable with ordinary shares. It also applies to ordinary shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Capital Market Listing

The ordinary shares are listed on the Nasdaq Capital Market under the symbol “TGLS.”

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Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the representatives may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ordinary shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of ordinary shares to close out the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the ordinary shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of ordinary shares and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our ordinary shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

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Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each member state of the European Economic Area, no offer of ordinary shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the Representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of ordinary shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of ordinary shares. Accordingly any person making or intending to make an offer in that Member State of ordinary shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of ordinary shares in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

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For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and any other material in relation to the equity shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom who are “qualified investors” or otherwise in circumstances which do not require publication by the Company of a prospectus pursuant to section 85(1) of the UK Financial Services and Markets Act 2000. Any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, investment professionals falling within Article 19(5), or high net worth entities falling within Article 49(2), of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or other persons to whom such investment or investment activity may lawfully be made available (together, “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.

Notice to Prospective Investors in Switzerland

The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The ordinary shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

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Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the ordinary shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The ordinary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ordinary shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

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Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law;
(d)	as specified in Section 276(7) of the SFA; or
(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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LEGAL MATTERS

Graubard Miller, New York, New York, is acting as our counsel in connection with the registration of our securities under the Securities Act of 1933. The validity of the ordinary shares offered in this prospectus supplement is being passed upon for us by Maples and Calder, Cayman Islands. Philippi Prietocarrizosa Ferrero Du & Uría S.A.S, is acting as our counsel for certain Colombian legal matters. Latham & Watkins LLP, New York, New York is acting as counsel to the underwriters for certain U.S. legal matters. Gómez-Pinzón Abogados S.A.S. is acting as counsel for the underwriters for certain Colombian legal matters.

EXPERTS

The financial statements as of December 31, 2018  and 2017 and for each of the three years in the period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2018 included in this Prospectus have been so included in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting)  of PricewaterhouseCoopers Ltda, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold or the offering is terminated:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (filed March 7, 2019); and

●	Form 8-A filed on February 22, 2012 registering our ordinary shares under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus supplement and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Any information that we file after the date of this prospectus supplement with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus supplement and in any document previously incorporated by reference in this prospectus supplement. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or other information, including exhibits to the foregoing, deemed to have been furnished and not filed in accordance with SEC rule.

Will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus supplement, without charge, upon written or oral request directed to Tecnoglass Inc., Attention: Investor Relations, Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, telephone number +(57)(5)3734000. You may also access the documents incorporated by reference as described under “Where You Can Find Additional Information.”

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5,000,000 Ordinary Shares

Tecnoglass Inc.

Baird

Raymond James

B. Riley FBR

D.A. Davidson & Co.
Dougherty

March 21, 2019

Tecnoglass Inc.

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Tecnoglass Inc.

Opinions on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying consolidated balance sheets of Tecnoglass Inc. and its subsidiaries (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2018, including the related notes (collectively referred to as the “consolidated financial statements”). We also have audited the Company's internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control - Integrated Framework (2013) issued by the COSO because a material weakness in internal control over financial reporting existed as of that date related to ineffective design and maintenance of controls over income tax accounts.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness referred to above is described in Management's Report on Internal Control over Financial Reporting appearing under Item 9A. We considered this material weakness in determining the nature, timing, and extent of audit tests applied in our audit of the 2018 consolidated financial statements, and our opinion regarding the effectiveness of the Company’s internal control over financial reporting does not affect our opinion on those consolidated financial statements.

Basis for Opinions

The Company's management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in management's report referred to above. Our responsibility is to express opinions on the Company’s consolidated financial statements and on the Company's internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the consolidated financial statements included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

Definition and Limitations of Internal Control over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers Ltda.

Bogota, Colombia

March 8, 2019

We have served as the Company’s auditor since 2014.

F-2

Tecnoglass Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$33,040	$40,923
Investments	1,163	1,680
Trade accounts receivable	92,791	110,464
Unbilled receivables on uncompleted contracts	-	9,996
Due from related parties	8,239	8,500
Inventories	91,849	71,656
Contract assets – current portion	46,018	-
Prepaid expenses	1,367	1,165
Other current assets	18,932	17,514
Total current assets	293,399	261,898

Long term assets:
Property, plant and equipment, net	149,199	168,701
Contract assets – non-current	6,986	-
Intangible assets	9,006	11,517
Goodwill	23,561	23,130
Deferred income tax	4,770	103
Other long term assets	2,853	2,651
Total long term assets	196,375	206,102
Total assets	$489,774	$468,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$21,606	$3,260
Trade accounts payable	65,510	55,182
Accrued interest expense	7,567	7,392
Dividend Payable	736	585
Due to related parties	1,500	975
Payable associated to GM&P acuiqisition	-	29,000
Taxes payable	7,154	12,076
Labor liabilities	1,733	1,550
Contract liabilities – current portion	16,789	-
Current portion of customer advances on uncompleted contracts	-	11,429
Total current liabilities	122,595	121,449

Deferred income taxes	2,706	2,317
Long Term Payable associated to GM&P acquisition	8,500	-
Long term note payable to related party	600	-
Customer advances on uncompleted contracts	-	1,571
Contract liabilities – non-current	1,436	-
Long-term debt	220,709	220,998
Total long term liabilities	233,951	224,886
Total liabilities	$356,546	$346,335

Commitments and contingencies

Shareholders’ equity
Preferred shares, $0.0001 par value, 1,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2018 and 2017	$-	$-
Ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 38,092,996 and 34,836,575 shares issued and outstanding at December 31, 2018 and 2017, respectively	4	3
Legal reserves	1,367	1,367
Additional paid-in capital	157,604	125,317
Retained earnings	10,439	22,212
Accumulated other comprehensive income (loss)	(37,058)	(28,651)
Shareholders’ equity attributable to controlling interest	132,356	120,248
Shareholders’ equity attributable to non-controlling interest	872	1,417
Total shareholders’ equity	133,228	121,665
Total liabilities and shareholders’ equity	$489,774	$468,000

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Tecnoglass Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

(In thousands, except share and per share data)

	Years ended December 31,
	2018	2017	2016

Operating revenue:
Customers	$365,646	$309,375	$295,274
Related Parties	5,338	5,081	9,742
Total Operating Revenue	370,984	314,456	305,016

Cost of sales	250,767	215,274	192,369
Gross profit	120,217	99,182	112,647

Operating expenses:
Selling	39,390	33,784	36,953
General and administration	33,632	31,034	27,846
Operating expenses	73,022	64,818	64,799

Operating income	47,195	34,364	47,848

Change in fair value of warrant liability	-	-	776
Change in fair value of earnout shares liability	-	-	4,674
Non-operating income, net	2,915	3,190	4,155
Foreign currency transaction gains (losses)	(14,461)	(3,028)	(1,387)
Loss on extinguishment of debt	-	(3,136)	-
Interest expense	(21,187)	(19,872)	(16,814)

Income before taxes	14,462	11,518	39,252

Income tax provision	5,976	5,793	16,072
Net income (loss)	$8,486	$5,725	$23,180

Less: Loss (income) attributable to non-controlling interest	545	(276)	-
Net income (loss) attributable to parent	9,031	5,449	23,180

Comprehensive income:
Net income (loss)	$8,486	$5,725	$23,180
Foreign currency translation adjustments	(8,407)	549	1,969
Total comprehensive income (loss)	$79	$6,274	$25,149
Less: Loss (income) attributable to non-controlling interest	545	(276)	-
Total comprehensive income attributable to parent	$624	$5,998	$25,149

Basic income (loss) per share	$0.23	$0.16	$0.71
Diluted income (loss) per share	$0.22	$0.15	$0.69
Basic weighted average common shares outstanding	37,511,851	36,836,075	32,864,628
Diluted weighted average common shares outstanding	38,062,635	37,386,858	33,415,412

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Tecnoglass, Inc. and Subsidiaries

Consolidated Statements of Shareholders’ Equity

For the Years Ended December 31, 2018, 2017 and 2016

(In thousands, except share data)

	Ordinary Shares, $0.0001 Par Value		Additional Paid in	Legal	Retained Earnings (Accumulated	Accumulated Other Comprehensive	Total Shareholders’ Equity Arreibutable	Non- Controlling	Total Shareholders’
	Shares	Amount	Capital	Reserve	Deficit)	Loss	to Parent	Interest	Equity
Balance at December 31, 2015	26,895,636	$3	$45,584	$1,367	$22,028	$(31,169)	$37,813	$-	$37,813

Issuance of common stock	2,500,000	-	30,279	-	-	-	30,279	-	30,279

Cash Dividend	-	-	-	-	(4,226)	-	(4,226)	-	(4,226)

Stock dividend	272,505	-	12,171	-	(12,171)	-	-	-	(0)

Exercise of warrants	2,690,261	-	30,437	-	-	-	30,437	-	30,437

Exercise of Unit Purchase Options	58,297	-	404	-	-	-	404	-	404

Share based compensation	21,045	-	292	-	-	-	292	-	292

ESWindows Distribution prior to acquisiiton	734,400	-	(4,320)	-	(2,263)	-	(6,583)	-	(6,583)

Foreign currency translation	-	-	-	-	-	1,969	1,969	-	1,969

Net income	-	-	-	-	23,180	-	23,180	-	23,180

Balance at December 31, 2016	33,172,144	$3	$114,847	$1,367	$26,548	$(29,200)	$113,565	$-	$113,565

Dividend	1,619,812	-	10,212	-	(9,785)	-	427	-	427

Exercise of Unit Purchase Options	8,559	-	-	-	-	-	-	-	-

Share based compensation	36,060	-	258	-	-	-	258	-	258

Non Controlling Interest GM&P	-	-	-	-	-	-	-	1,141	1,141

Foreign currency translation	-	-	-	-	-	549	549	-	549

Net income	-	-	-	-	5,449	-	5,449	276	5,725

Balance at December 31, 2017	34,836,575	$3	$125,317	$1,367	$22,212	$(28,651)	$120,248	$1,417	$121,665

Issuance of common stock	1,242,659	1	14,534	-	-	-	14,535	-	14,535

Adoption of ASC 606	-	-	-	-	(187)	-	(187)	-	(187)

Stock dividend	2,013,762	-	17,753	-	(20,617)	-	(2,864)	-	(2,864)

Foreign currency translation	-	-	-	-	-	(8,407)	(8,407)	-	(8,407)

Net income	-	-	-	-	9,031	-	9,031	(545)	8,486

Balance at December 31, 2018	38,092,996	$4	$157,604	$1,367	$10,439	$(37,058)	$132,356	$872	$133,228

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Tecnoglass Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	Years Ended December 31,
	2018	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$8,486	$5,725	$23,180
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	23,157	20,969	15,522
Provision for bad debts	369	3,128	4,686
Provision for obsolete inventory	(20)	80	238
Other fair value adjustments, net	(155)	(72)	(54)
(Gain) Loss on disposition of assets	33	17	(477)
Change in fair value of earnout share liability	-	-	(4,674)
Change in fair value of warrant liability	-	-	(776)
Director Stock compensation	-	284	300
Deferred income taxes	(3,289)	(6,137)	(247)
Extinguishment of Debt	-	2,558	-
Amortization of deferred financing costs	1,468	1,204	-
Changes in operating assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	(23,700)	2,497	(25,979)
Inventories	(28,064)	(16,447)	(4,305)
Prepaid expenses	(1,161)	22	799
Other assets	(4,645)	(2,004)	1,343
Unbilled receivables	-	(10,653)	(7,768)
Trade accounts payable	34,588	13,055	(985)
Accrued interest expense	466	3,769	2,559
Taxes payable	(4,315)	(8,542)	(2,299)
Labor liabilities	340	134	439
Related parties	(23)	1,815	2,259
Contract assets and liabilities	(8,566)	-	-
Advances from customers	-	2,807	(6,846)
CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(5,031)	$14,209	$(3,085)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(13,117)	(7,027)	(22,906)
Proceeds from sale of property and equipment	-	-	686
Acquisition of businesses and intangible assets	(6,000)	(7,873)	-
Proceeds from sale of investments	1,575	571	24,486
Purchase of investments	(1,184)	(600)	(26,975)
CASH USED IN INVESTING ACTIVITIES	$(18,726)	$(14,929)	$(24,709)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceed from bond issuance	-	201,801	-
Repayments of debt and capital leases	(8,860)	(205,330)	(163,126)
Proceeds from debt	28,600	20,761	196,468
Proceeds from the exercise of unit purchase options	-	-	404
Dividends paid	(2,714)	(2,471)	(741)
Subsidiary distributions prior to acquisition	-	-	(2,263)
Proceeds from the exercise of warrants	-	-	800
CASH PROVIDED BY FINANCING ACTIVITIES	$17,026	$14,761	$31,542

Effect of exchange rate changes on cash and cash equivalents	(1,152)	(36)	499

NET (DECREASE) INCREASE IN CASH	(7,883)	14,005	4,247
CASH - Beginning of year	40,923	26,918	22,671
CASH - End of year	$33,040	$40,923	$26,918

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$18,223	$15,774	$8,696
Taxes	$8,399	$17,834	$25,825

NON-CASH INVESTING AND FINANCING ACTIVITES:
Assets acquired under capital lease, financial obligations or credit	$447	$1,751	$19,641
Gain in extinguishment of GM&P payment settlement	$3,606	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Tecnoglass Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

Note 1.	General

Business Description

The Company manufactures hi-specification, architectural glass and windows for the global residential and commercial construction industries. Currently the Company offers design, production, marketing, and installation of architectural systems for buildings of high, medium and low elevation size. Products include windows and doors in glass and aluminum, office partitions and interior divisions, floating facades and commercial window showcases. The Company sells to customers in North, Central and South America, and exports about half of its production to foreign countries.

The Company manufactures both glass and aluminum products. Its glass products include tempered glass, laminated glass, thermo-acoustic glass, curved glass, silk-screened glass, acoustic glass and digital print glass. Its Alutions plant produces mill finished, anodized, painted aluminum profiles and rods, tubes, bars and plates. Alutions’ operations include extrusion, smelting, painting and anodizing processes, and exporting, importing and marketing aluminum products.

The Company also designs, manufactures, markets and installs architectural systems for high, medium and low rise construction, glass and aluminum windows and doors, office dividers and interiors, floating facades and commercial display windows.

On March 1, 2017, the Company entered into and consummated a purchase agreement with Giovanni Monti, the owner of 100% of the outstanding shares of GM&P. GM&P is a consulting and glazing contracting company located in Miami, Florida with over 15 years of experience in the design and installation of various building enclosure systems such as curtain window walls and a long-standing commercial relationship with the Company, working alongside it in different projects within the U.S, by providing engineering and installation services to those projects.

Note 2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation and Management’s Estimates

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”).

F-7

Prior year financial information has been retroactively adjusted for an acquisition under common control. As the acquisition of ESW LLC was deemed to be a transaction between entities under common control, the assets and liabilities were transferred at the historical cost of ESW LLC, with prior periods retroactively adjusted to include the historical financial results of the acquired company for the period they were controlled by ESW LLC in the Company’s financial statements. The accompanying financial statements and related notes have been retroactively adjusted to include the historical results and financial position of the acquired company prior to the acquisition date during the periods the assets were under common control. All financial information presented for the periods after the ESW LLC acquisition represent the consolidated results of operations, financial position and cash flows of the Company with retroactive adjustments of the results of operations, financial position and cash flows of the acquired company during the periods the assets were under common control.

The preparation of the accompanying consolidated financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities at the date of the Company’s financial statements. Actual results may differ from these estimates under different assumptions and conditions. Estimates inherent in the preparation of these consolidated financial statements relate to the collectability of account receivables, the valuation of inventories, estimated earnings on uncompleted contracts, useful lives and potential impairment of long-lived assets, and valuation of warrants and other derivative financial instruments.

Principles of Consolidation

These financial statements consolidate Tecnoglass, its indirect wholly-owned subsidiaries TG, ES and ESW LLC, its direct wholly owned subsidiaries GM&P, Tecno LLC and Tecno RE, and majority owned subsidiary Componenti, which are entities in which we have a controlling financial interest because we hold a majority voting interest. To determine if we hold a controlling financial interest in an entity, we first evaluate if we are required to apply the variable interest entity (“VIE”) model to the entity, otherwise the entity is evaluated under the voting interest model. All significant intercompany accounts and transactions are eliminated in consolidation.

Non-controlling interest

When the Company owns a majority of a subsidiary’s stock, the Company includes in its consolidated financial statements the non-controlling interest in the subsidiary. The non-controlling interest in the Consolidated Statements of Operations and Other Comprehensive Income is equal to the non-controlling proportionate share of the subsidiary’s net income and, as included in Shareholders’ Equity on the Consolidated Balance Sheet, is equal to the non-controlling proportionate share of the subsidiary’s net assets.

Foreign Currency Translation and Transactions

The consolidated financial statements are presented in U.S. Dollars, the reporting currency. Our foreign subsidiaries’ local currency is the Colombian Peso, which is also their functional currency as determined by the market analysis, costs and expenses, assets, liabilities, financing and cash flow indicators. As such, our subsidiaries’ assets and liabilities are translated at the exchange rate in effect at the balance sheet date, with equity being translated at the historical rates. Revenues and expenses of our foreign subsidiaries are translated at the average exchange rates for the period. The resulting cumulative foreign currency translation adjustments from this process are included as a component of accumulated other comprehensive income (loss). Therefore, the U.S. Dollar value of these items in our financial statements fluctuates from period to period.

Cash and Cash Equivalents

Cash and cash equivalents include investments with original maturities of three months or less. As of December 31, 2018, 2017 and 2016, cash and cash equivalents were primarily comprised of deposits held in operating accounts in Colombia, Panama and United States. As of December 31, 2018, 2017 and 2016 the Company had no restricted cash.

F-8

Investments

The Company’s investments are comprised of marketable securities, short term deposits and income producing real estate.

Investments which are held for trading are recorded at fair value and fluctuations in value are recorded as a non-operating income or expense. In addition, we have investments in long-term marketable equity securities which are classified as available-for-sale securities and are recorded at fair value.

Short- term deposits and other financial instruments with maturities greater than 90 days and shares in other companies that do not meet the requirements for equity method treatment are recorded for at cost.

We also have investments in income-producing real estate. This real estate is recorded at cost and is depreciated using the straight-line method over its estimated useful life. The depreciation and rental income associated with this real estate are recognized in the consolidated statement of operations. These investments are recorded within long term assets on the Company’s balance sheet.

Trade Accounts Receivable

Trade accounts receivable are recorded net of allowances for cash discounts for prompt payment, doubtful accounts and sales returns. The Company’s policy is to reserve for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance for doubtful accounts is necessary based on an analysis of past due accounts and other factors that may indicate that the collectability of an account may be in doubt. Other factors that the Company considers include its existing contractual obligations, historical payment patterns of its customers and individual customer circumstances, and a review of the local economic environment and its potential impact on the collectability of accounts receivable. Account balances deemed to be uncollectible are written off after all means of collection have been exhausted and the potential for recovery is considered remote.

On certain fixed price contracts, a portion of the amounts billed are withheld by the customer as a retainage which typically amount to 10% of the invoiced amount and can remain outstanding for several months until a final good receipt of the complete project to the customers satisfaction.

Concentration of Risks and Uncertainties

Financial instruments which potentially subject the Company to credit risk consist primarily of cash and trade accounts receivable. The Company mitigates its cash risk by maintaining its cash deposits with major financial institutions in the United States and Colombia. As discussed above, the Company mitigates its risk to trade accounts receivable by performing on-going credit evaluations of its customers.

Related party transactions

The Company has related party transactions such as sales, purchases, leases, guarantees, and other payments. We periodically performed a related party analysis to identify transactions to disclose. Depending on the transactions, we aggregate some related party information by type.

F-9

Inventories

Inventories of raw materials, which consist primarily of purchased and processed glass, aluminum, parts and supplies held for use in the ordinary course of business, are valued at the lower of cost or market. Cost is determined using a weighted-average method. Inventory consisting of certain job specific materials not yet installed (work in process) are valued using the specific identification method. Cost for finished product inventory are recorded and maintained at the lower of cost or market. Cost includes raw materials and direct and applicable indirect manufacturing overheads. Also, inventories related to contracts in progress are included within work in process and finished goods, and are stated at using the specific identification method and lower of cost or market, respectively, and are expected to turn over in less than one year.

Reserves for excess or slow-moving raw materials inventories are updated based on historical experience of a variety of factors including sales volume and levels of inventories at the end of the period. The Company does not maintain allowances for the lower of cost or market for inventories of finished products as its products are manufactured based on firm orders rather than built-to-stock.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Significant improvements and renewals that extend the useful life of the asset are capitalized. Interest caused while acquired property is under construction and installation are capitalized. Repairs and maintenance are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any related gains or losses are included in income as a reduction to or increase in selling, general and administrative expenses. Depreciation is computed on a straight-line basis, based on the following estimated useful lives:

Buildings	20 years
Machinery and equipment	10 years
Furniture and fixtures	10 years
Office equipment and software	5 years
Vehicles	5 years

The Company also records within fixed assets all the underlying assets of a capital lease. Initial recognition of these assets are done at the present value of all future lease payments. A capital lease is a lease in which the lessor transferred substantially all of the benefits and risks associated with the ownership of the property.

Long Lived Assets

The Company periodically reviews the carrying values of its long lived assets when events or changes in circumstances would indicate that it is more likely than not that their carrying values may exceed their realizable values, and record impairment charges when considered necessary.

When circumstances indicate that an impairment may have occurred, the Company tests such assets for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of such assets and their eventual disposition to their carrying amounts. If the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss, measured as the excess of the carrying value of the asset over its estimated fair value, is recognized. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.

Goodwill

We review goodwill for impairment each year on December 31st or more frequently when events or significant changes in circumstances indicate that the carrying value may not be recoverable. Under ASC 350-20-35-4 through 35-8A, the goodwill impairment test requires a comparison of the fair value of the reporting unit with its carrying amount, including goodwill. If the carrying amount of the reporting unit is greater than zero and its fair value exceeds its carrying amount, goodwill of the reporting unit is considered not impaired. The Company has only one reporting unit and as such the impairment analysis was done by comparing the Company’s market capitalization with its book value of equity. As of December 31, 2018, the Company’s market capitalization substantially exceeded its book value of equity and as such no impairment of goodwill was indicated. See Note 9- Goodwill and Intangible Assets for additional information.

F-10

Intangible Assets

Intangible assets with definite lives subject to amortization are amortized on a straight-line basis. We also review these intangibles for impairment when events or significant changes in circumstance indicate that the carrying value may not be recoverable. Events or circumstances that indicate that impairment testing may be required include changes in building codes and regulation, loss of key personnel or a significant adverse change in business climate or regulations. There were no triggering events or circumstances noted and as such no impairment was needed for the intangible assets subject to amortization. See Note 9 - Goodwill and Intangible Assets for additional information.

Common Stock Purchase Warrants

The Company classifies as equity any warrants contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

The Company assesses classification of its common stock purchase warrants and other freestanding derivatives, if any, at each reporting date to determine whether a change in classification between assets and liabilities is required. As of December 20, 2016, the Company no longer has warrants outstanding.

Financial Liabilities

Financial liabilities correspond to the financing obtained by the Company through bank credit facilities and accounts payable to suppliers and creditors. Financial liabilities are initially recognized based on their fair value, which is usually equal to the transaction value less directly attributable costs. Subsequently, such financial liabilities are carried at their amortized cost according to the effective interest rate method determined at initial recognition, and recognized in the results of the period during the time of amortization of the financial obligation.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, Compensation - Stock Compensation. ASC 718 requires compensation costs related to share-based transactions, including employee stock options, to be recognized based on fair value. The Company accounts for share-based awards exchanged for employee services at the estimated grant date fair value of the award. In October 2015, the Company authorized to grant each non-employee director $50 worth of ordinary shares of the Company payable annually and first payment was made in October 2016. In November 2016 the Company authorized additional payment of $8 on an annual basis to members of the Company´s Audit Committee members and $18 on an annual basis to the Chair of the Audit Committee, all of whom are members of the board of directors. The Company recorded director stock compensation of $284 and $247 during the years ended December 31, 2017 and 2016. In 2018 the Company began paying non employee directors in cash.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements, establishes a fair value hierarchy which requires us to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. We primarily apply the market approach for financial assets and liabilities measured at fair value on a recurring basis. Fair value is the price we would receive to sell and asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. In the absence of active markets for identical assets or liabilities, such measurements involve developing assumptions based on market observable data and, in the absence of such data, internal information that is consistent with what market participants would use in a hypothetical transaction that occurs at the measurement date.

F-11

The standard describes three level of inputs that may be used to measure fair value:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

See Note 13 - Fair Value Measurements.

Revenue Recognition

Our principal sources of revenue are derived from product sales, sometimes referred to as standard form sales, and supply and installation contracts, sometimes referred to as revenues from fixed price contracts. We identified one single performance obligation for both forms of sales. Revenue is recognized when control is transferred to our customers. For product sales, the performance obligations are satisfied at a point in time and control is deemed to be transferred upon delivery.

Approximately 43.3% of the Company’s consolidated net sales is generated supply and installation contracts with customers that require to design, develop, test, manufacture, and install windows according to the customers’ specifications. These contracts are primarily multi-year contracts with real estate general contractors and are generally priced on a fixed-price basis and are invoiced based on contract progress.

To determine the proper revenue recognition method, the Company first evaluates each of its contractual arrangements to identify its performance obligations. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. All the Company’s contracts have a single performance obligation because the promise to transfer the individual good or service is not separately identifiable from other promises within the contract and is, therefore, not distinct. These contractual arrangements either require the use of a highly specialized manufacturing process to provide goods according to customer specifications or represent a bundle of contracted goods and services that are integrated and together represent a combined output, which may include the delivery of multiple units.

These performance obligations are satisfied over time. Sales are recognized over time when control is continuously transferred to the customer during the contract. The continuous transfer of control to the customer is supported by contract clauses that provide for progress or performance-based payments. Generally, if a customer unilaterally terminates a contract, the Company has the right to receive payment for costs incurred plus a reasonable profit for products and services that do not have alternative use to the Company.

Sales are recorded using the cost-to-cost method on supply and installation contracts that include performance obligations satisfied over time. These sales are generally recorded at amounts equal to the ratio of actual cumulative costs incurred divided by total estimated costs at completion, multiplied by (i) the transaction price, less (ii) the cumulative sales recognized in prior periods.

F-12

Accounting for the sales and profits on performance obligations for which progress is measured using the cost-to-cost method involves the preparation of estimates of: (1) transaction price and (2) total costs at completion, which is equal to the sum of the actual incurred costs to date on the contract and the estimated costs to complete the contract’s statement of work. Incurred costs include labor, material, and overhead and represent work performed, which corresponds with and thereby represents the transfer of ownership to the customer. Performance obligations are satisfied over time when the risk of ownership has been passed to the customer and/or services are performed. The estimated profit or loss at completion on a contract is equal to the difference between the transaction price and the total estimated cost at completion.

Contract modifications routinely occur to account for changes in contract specifications or requirements. In most cases, contract modifications are for goods or services that are not distinct and, therefore, are accounted for as part of the existing contract. Transaction price estimates include additional consideration for submitted contract modifications or claims when the Company believes it has an enforceable right to the modification or claim, the amount can be reliably estimated and its realization is reasonably assured. Amounts representing modifications accounted for as part of the existing contract are included in the transaction price and recognized as an adjustment to sales on a cumulative catch-up basis.

The Company’s supply and installation contracts allow for progress payments to bill the customer as contract costs are incurred and the customer often retains a small portion of the contract price until satisfactory completion of the contractual statement of work, which is a retainage of approximately 10%. The Company records an asset for unbilled receivables due to completing more work than the progress payment schedule allows to collect at a point in time. For certain supply and installation contracts, the Company receives advance payments. Advanced payments are not considered a significant financing component because they are a negotiated contract term to ensure the customer meets its financial obligation, particularly when there are significant upfront working capital requirements. The Company records a liability for advance payments received in excess of sales recognized, which is presented as a contract liability on the balance sheet.

Revisions or adjustments to estimates of the transaction price, estimated costs at completion and estimated profit or loss of a performance obligation are often required as work progresses under a contract, as experience is gained, as facts and circumstances change and as new information is obtained, even though the scope of work required under the contract may not change. Revisions or adjustments may also be required if contract modifications occur. The impact of revisions in profit or loss estimates are recognized on a cumulative catch-up basis in the period in which the revisions are made. The revisions in contract estimates, if significant, can materially affect the Company’s results of operations and cash flows, as well as reduce the valuations of contract assets and inventories, and in some cases result in liabilities to complete contracts in a loss position. The Company recognizes a liability for non-recurring obligations as situations considering that projects actual costs are usually adjusted to estimated costs. The Company did not recognize sales for performance obligations satisfied in prior periods during year ended December 31, 2018.

Shipping and Handling Costs

The Company classifies amounts billed to customers related to shipping and handling as product revenues. The Company records and presents shipping and handling costs in selling expenses.

Sales Tax and Value Added Taxes

The Company accounts for sales taxes and value added taxes imposed on its goods and services on a net basis - value added taxes paid for goods and services purchased is netted against value added tax collected from customers and the net amount is paid to the government. The current value added tax rate in Colombia for all of the Company’s products is 19%. A municipal industry and commerce tax (ICA) sales tax of 0.7% is payable on all of the Company’s products sold in the Colombian market.

Product Warranties

The Company offers product warranties in connection with the sale and installation of its products that are competitive in the markets in which the products are sold. Standard warranties depend upon the product and service, and are generally from five to ten years for architectural glass, curtain wall, laminated and tempered glass, window and door products. Warranties are not priced or sold separately and do not provide the customer with services or coverages in addition to the assurance that the product complies with original agreed-upon specifications. Claims are settled by replacement of the warrantied products.

F-13

The Company evaluated historical information regarding claims for replacements under warranties and concluded that the costs that the Company has incurred in relation to these warranties have not been material.

Advertising Costs

Advertising costs are expensed as they are incurred and are included in general and administrative expenses. Advertising costs for the years ended December 31, 2018, 2017 and 2016 amounted to approximately $1,526, $1,385 and $1,293, respectively.

Employee Benefits

The Company provides benefits to its employees in accordance with Colombian labor laws. Employee benefits do not give rise to any long term liability.

Income Taxes

The Company’s operations in Colombia are subject to the taxing jurisdiction of the Republic of Colombia. Tecnoglass LLC and Tecnoglass RE LLC are subject to the taxing jurisdiction of the United States. Tecnoglass is subject to the taxing jurisdiction of the Cayman Islands. Annual tax periods prior to December 2014 are no longer subject to examination by taxing authorities in Colombia. GM&P, Componenti and ESW LLC are U.S. entities based in Florida subject to U.S. federal and state income taxes.

The Company accounts for income taxes using the asset and liability approach of accounting for income taxes (ASC 740 “Income Taxes”). Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. For each tax jurisdiction in which the Company operates, deferred tax assets and liabilities are offset against one another and are presented as a single noncurrent amount within the consolidated balance sheets.

The Company presents deferred tax assets and liabilities net as either a non-current asset or liability, depending on the net deferred tax position. The Company recognizes the financial statement effects of uncertain income tax positions when it is more likely than not, based on the technical merits, that the position will be sustained upon examination. The Company accrues for other tax contingencies when it is probable that a liability to a taxing authority has been incurred and the amount of the contingency can be reasonably estimated. Interest accrued related to unrecognized tax and income tax related penalties are included in the provision for income taxes. The uncertain income taxes positions are recorded in “Taxes payable” in the consolidated balance sheets.

Earnings per Share

The Company computes basic earnings per share by dividing net income by the weighted-average number of ordinary shares outstanding during the period. Income per share assuming dilution (diluted earnings per share) would give effect to dilutive options, warrants, and other potential ordinary shares outstanding during the period. See Note 16 - Shareholders’ Equity for further detail on the calculation of earnings per share.

F-14

Recently Issued Accounting Pronouncements

In November 2019, the FASB issued ASU 2018-19 – Codification Improvements to Topic 326, Financial Instruments – Credit Losses (“ASU 2018-19”). In June 2016, FASB issued Accounting Standards Update (ASU) 2016-13, Financial Instruments—Credit Losses (Topic 326). This ASU represents a significant change in the allowance for credit losses accounting model by requiring immediate recognition of management’s estimates of current expected credit losses. Under the prior model, losses were recognized only as they were incurred, which FASB has noted delayed recognition of expected losses that might not yet have met the threshold of being probable. The new model is applicable to all financial instruments that are not accounted for at fair value through net income, thereby bringing consistency in accounting treatment across different types of financial instruments and requiring consideration of a broader range of variables when forming loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, (with early application permitted). The Company is currently evaluating the potential effect of this ASU on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02 “Leases (Topic 842)” (“ASU 2016-02”). The FASB issued ASU 2016-02 to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Under ASU 2016-02, a lessee will recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-to-use asset representing its right to use the underlying asset for the lease term. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee have not significantly changed from current GAAP. ASU 2016-02 retains a distinction between finance leases (i.e. capital leases under current GAAP) and operating leases. The classification criteria for distinguishing between finance leases and operating leases will be substantially similar to the classification criteria for distinguishing between capital leases and operating leases under current GAAP. The amendments of this ASU are effective for reporting periods beginning after December 15, 2018, with early adoption permitted. In July 2018, the FASB provided entities the option to instead apply the provisions of the new leases guidance at the effective date, without adjusting the comparative periods presented. The Company expects to apply the provisions of the new leases guidance at the effective date, without adjusting the comparative periods presented. The Company is currently evaluating the potential effect of this ASU on its consolidated financial statements and expects no material impact to Consolidated Balance Sheet and Consolidated Statement of Operations.

Note 3.	New Accounting Standards Implemented

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, as amended (commonly referred to as ASC 606), which replaces numerous requirements in U.S. GAAP, including industry-specific requirements, and provides companies with a single revenue recognition model for recognizing revenue from contracts with customers and significantly expanded the disclosure requirements for revenue arrangements. The new standard, as amended, was effective for the Company for interim and annual reporting periods beginning on January 1, 2018.

As discussed in Note 2, the Company adopted ASC 606 using the modified retrospective transition method. Results for reporting periods beginning after December 31, 2017 are presented under ASC 606, while prior period comparative information has not been restated and continues to be reported in accordance with ASC 605, Revenue Recognition, the accounting standard in effect for periods ending prior to January 1, 2018. With the adoption of ASC 606, the Company recognizes sales over time by using the cost-to-cost method on all of its supply and installation contracts and measures the extent of progress toward completion using the cost-to-cost method after adjusting inventory for uninstalled materials and that control has not been passed to the customer. Previously, under ASC 605, the Company recognized sales over time by using the percentage of completion method on all of its fixed-type contracts and measured the extent of progress toward completion using the cost-to-cost method but adjusted inventory for uninstalled materials only for those projects were this method was not appropriately reflecting the progress on the contracts. Accordingly, the adoption of ASC 606 impacted all contracts that had uninstalled materials were control has not been passed to the customer regardless of the extent of progress toward completion.

Based on the analysis performed of the uninstalled materials at January 1, 2018, the Company recorded, upon adoption of ASC 606, a net decrease to retained earnings of $187, as shown on the table below. The adjustment to retained earnings primarily relates to contracts that had uninstalled material that were not previously included in inventory since the cost-to-cost method was appropriately reflecting the progress of these contracts.

The Company made certain presentation changes to its consolidated balance sheet on January 1, 2018 to comply with ASC 606. The components of contracts in process as reported under ASC 605, which included unbilled contract receivables and inventoried contract costs, have been reclassified as contract assets and inventories, respectively, after certain adjustments described below under ASC 606. The remainder of inventoried contract costs, primarily related to inventories not controlled by the Company’s customers, were reclassified to inventories. The Company expenses costs to obtain a contract and costs to fulfill a contract as incurred. Other revenues not related to fixed-type contracts did not result in any changes under ASC 606 and the revenues are still been recognized when control is transferred to the customer based on the sales terms.

F-15

The table below presents the cumulative effect of the changes made to the consolidated January 1, 2018 balance sheet due to the adoption of ASC 606.

	December 31, 2017 As Reported Under ASC 605	Adjustments Due to ASC 606	January 1, 2018 As Adjusted Under ASC 606
ASSETS
Trade accounts receivable, net	$110,464	$(30,223)	$80,241
Inventories	71,656	1,975	73,631
Unbilled receivables on uncompleted contracts	9,996	(9,996)	-
Contract assets	-	45,468	45,468
Other Assets	275,884	-	275,884
Total Assets	$468,000	$7,224	$475,224

LIABILITIES
Contract liabilities - current	-	18,945	18,945
Current portion of customer advances on uncompleted contracts	11,429	(11,429)	-
Other current liabilities	13,626	(105)	13,521
Customer advances on uncompleted contracts - non-current	1,571	(1,571)	-
Contract liabilities - current	-	1,571	1,571
Other Liabilities	319,709	-	319,709
Total liabilities	$346,335	$7,411	$353,746

SHAREHOLDERS’ EQUITY
Retained earnings	22,212	(187)	22,025
Total shareholders’ equity	$121,665	$(187)	$121,478

The adjustment of trade accounts receivable upon adoption of ASC 606 is related to the reclassification of retainage receivables to contract assets. See breakdown of contract assets further below.

The table below presents the impact of the adoption of ASC 606 on the Company’s balance sheet.

	December 31, 2018
	Under ASC 605	Effect of ASC 606	As Reported Under ASC 606

ASSETS
Trade accounts receivable	$117,106	$(24,315)	$92,791
Inventories	90,716	1,133	91,849
Unbilled receivables on uncompleted contracts	18,556	(18,556)	-
Contract assets - current portion	-	46,018	46,018
Other Assets	252,130	-	252,130
Contract assets - Non-current	6,986	-	6,986
Total Assets	$485,494	$4,280	$489,774

LIABILITIES
Contract liabilities - current	-	16,789	16,789
Current portion of customer advances on uncompleted contracts	12,396	(12,396)	-
Other current liabilities	105,806	-	105,806
Customer advances on uncompleted contracts - non-current	1,436	(1,436)	-
Contract liabilities - non-current	-	1,436	1,436
Other Liabilities	232,590	(75)	232,515
Total liabilities	$352,228	$4,318	$356,546

SHAREHOLDERS’ EQUITY
Retained earnings	10,477	(38)	10,439
Total shareholders’ equity	$133,266	$(38)	$133,228

F-16

The table below presents the impact of the adoption of ASC 606 on the Company’s statement of operations.

	Year ended December 31, 2018
	Under ASC 605	Effect of ASC 606	As Reported Under ASC 606

Operating Revenues	$372,230	$(1,246)	$370,984
Cost of Sales	251,900	(1,133)	250,767
Gross Profit	120,330	(113)	120,217

Operating Expenses	(73,022)		-73,022
Other Income and Expenses	47,308	(113)	47,195

Income Before Tax	14,575	(113)	14,462
Income Tax Provision	6,051	(75)	5,976
Net Income	8,524	(38)	8,486
Net Income Attributable to Parent	$9,069	$(38)	$9,031

Basic earnings per share	$0.23	$-	$0.23
Diluted earnings per share	$0.22	$-	$0.22

Disaggregation of Total Net Sales

The Company disaggregates its sales with customers by revenue recognition method for its only segment, as the Company believes these factors affect the nature, amount, timing, and uncertainty of the Company’s revenue and cash flows.

	Year ended December 31,
	2018	2017	2016
Supply and installation contracts	$160,503	$148,317	$48,725
Product sales	210,481	166,139	256,291
Total Revenues	$370,984	$314,456	$305,016

F-17

Remaining Performance Obligations

As of December 31, 2018, the Company had $251.7 million of remaining performance obligations, which represents the transaction price of firm orders minus sales recognized from inception to date. Remaining performance obligations exclude unexercised contract options, verbal commitments and potential orders under basic ordering agreements. The Company expects to recognize 100% of sales relating to existing performance obligations within three years, of which $217.4 million are expected to be recognized during the year ended December 31, 2019, and $34.4 million during the year ended December 31, 2020.

Contract Assets and Contract Liabilities

Contract assets represent accumulated incurred costs and earned profits on contracts with customers that have been recorded as sales but have not been billed to customers and are classified as current. Contract liabilities consist of advance payments and billings in excess of costs incurred and deferred revenue, and represent amounts received in excess of sales recognized on contracts. The Company classifies advance payments and billings in excess of costs incurred as current, and deferred revenue as current or non-current based on the expected timing of sales recognition. Contract assets and contract liabilities are determined on a contract by contract basis at the end of each reporting period. The non-current portion of contract liabilities is included in other liabilities in the Company’s consolidated balance sheets.

The table below presents the components of net contract assets (liabilities).

	December 31, 2018	January 1, 2018
Contract assets — current	$46,018	$45,468
Contract assets — non-current	6,986	-
Contract liabilities — current	(16,789)	(18,945)
Contract liabilities — non-current	(1,436)	(1,571)
Net contract assets	$34,779	$24,952

The components of contract assets are presented in the table below.

	December 31, 2018	January 1, 2018
Unbilled contract receivables, gross	$21,703	$15,245
Retainage	31,301	30,223
Total contract assets	53,004	45,468
Less: current portion	46,018	45,468
Contract Assets – non-current	$6,986	$-

F-18

The components of contract liabilities are presented in the table below.

	December 31, 2018	January 1, 2018
Billings in excess of costs	$4,393	$7,516
Advances from customers on uncompleted contracts	13,832	13,000
Total contract liabilties	18,225	20,516
Less: current portion	16,789	18,945
Contract liabilities – non-current	$1,436	$1,571

During the year ended December 31, 2018, the Company recognized $6,381 of sales related to its contract liabilities at January 1, 2018.

Note 4.	GM&P Acquisition

On March 1, 2017, the Company entered into and consummated a purchase agreement, as amended, with Giovanni Monti, the owner of 100% of the outstanding shares of GM&P. GM&P is a consulting and glazing contracting company located in Miami, Florida with over 15 years of experience in the design and installation of various building enclosure systems such as curtain window walls and a long-standing commercial relationship with the Company, working alongside it in the past in different projects within the U.S, by providing engineering and installation services to those projects.

The Company acquired all of the shares of GM&P for a purchase price of $35 million, of which the Company paid $6 million in May 2017 with the remaining $29 million of the purchase price to be paid by May 15, 2018. The Company paid an additional $6 million in cash on April 2018 and entered into a Debt Settlement Agreement to pay the remaining consideration price through a combination of stock, by issuing 1,238,095 ordinary shares valued at $10.50 per share and a $10 million Subordinated Seller´s Note. The Seller´s Note was subsequently reduced to $8.5 million to atone the Buyer for adjustments and process inefficiencies caused by changes in GM&P´s supply chain and other business optimization costs seen during the second quarter of 2018. Following our process optimization and changes in the supply chain process, we believe the associated cost impacts to be non-recurring. The Company originally intended to complete the payment for the acquisition in the short term but opted to classify the liability as long term in line with its contractual maturity as the Company prioritizes its short-term working capital needs to fund ongoing growth. The Seller’s Note bears semi-annual interest payments at approximately 6% per annum and matures in 2022.

Based on the implicit price at which the shares were issued, which at the time of the issuance in June 2018 was higher than the market price of those shares, the Company recorded a gain of $2,106. Additionally, including the reduction of the nominal amount of the Seller´s Note by $1,500, the Company recorded a gain on extinguishment of debt of $3,606. The gain on extinguishment of debt was recorded into Additional Paid-In Capital per guidance of ASC 470-50-40 because it is considered a related party transaction as the former owner of GM&P holds a management position within the Company.

With the acquisition of GM&P, the Company also acquired a 60% equity interest in Componenti, a subsidiary of GM&P that provides architectural specialties in the US, specializing in design-build systems for individual projects and with experience in value engineering to create products that comply with the architects’ original design intent, while maintaining focus on affordable construction methods and materials.

The following table summarizes the consideration transferred to acquire GM&P and the amounts of identified assets acquired and liabilities assumed at the acquisition date, as well as the fair value of the non-controlling interest in Componenti as of the acquisition date. Under ASC 805, a company can apply measurement period adjustments during the twelve-month period after the date of acquisition. During this period, the acquirer may adjust preliminary amounts recognized at the acquisition date to their subsequently determined final fair values. The allocation of the consideration transferred was based on management’s judgment after evaluation of several factors, including a preliminary valuation assessment. The analysis was completed on March 2018 and results in measurement period adjustments are included in the final purchase price allocation as shown on the table below. The goodwill from the GM&P acquisition represents the expected synergies from combining operations with Tecnoglass Inc., and is not deductible for tax purposes

F-19

The following table summarizes the purchase price allocation of the total consideration transferred:

Consideration Transferred:
Notes payable (Cash or Stock)	$35,000
Fair value of the non-controlling interest in Componenti	1,141

Recognized amounts of identifiable assets acquired and liabilities assumed:	Preliminary Purchase Price Allocation	Measurement Period Adjustments	Final Purchase Price Allocation
Cash and equivalents	$509		509
Accounts receivable	42,314		42,314
Other current assets	5,287	242	5,529
Property, plant, and equipment	684		684
Other non-current tangible assets	59		59
Trade name	980		980
Non-compete agreement	165		165
Contract backlog	3,090		3,090
Customer relationships	4,140		4,140
Accounts payable	(22,330)	275	(22,055)
Other current liabilities assumed	(13,967)	(673)	(14,640)
Non-current liabilities assumed	(3,634)	(3,231)	(6,865)
Total identifiable net assets	17,297	(3,387)	13,910
Goodwill (including Workforce)	$18,844	3,387	$22,231

The adjustment made to the preliminary purchase price allocation to Non-current liabilities assumed is related to an adjustment in deferred tax liability and billings in excess of cost incurred. The excess of the consideration transferred over the estimated fair values of assets acquired and liabilities assumed was recorded as goodwill. The identifiable intangible asset subject to amortization was the tradename, customer relationships, non-compete agreement, and backlog, which have a remaining useful life of two to five years. See Note 9 – Goodwill and Intangible Assets for additional information.

The following unaudited pro forma financial information assumes the acquisition had occurred as of January 1, 2017 which does not include GM&P actual results for the entire period. Pro forma results have been prepared by adjusting our historical results to include the results of GM&P adjusted for the amortization expense related to the intangible assets arising from the acquisition. The unaudited pro forma results below do not necessarily reflect the results of operations that would have resulted had the acquisition been completed at the beginning of the earliest periods presented, nor does it indicate the results of operations in future periods. The unaudited pro forma results do not include the impact of synergies, nor any potential impacts on current or future market conditions which could alter the following unaudited pro forma results.

	Pro-Forma	Pro-Forma
	Twelve months	Twelve months
	Ended	Ended
(in thousands, except per share amounts)	December 31, 2017	December 31, 2016
Pro Forma Results
Net sales	$324,523	$365,047

Net (loss) income attributable to parent	$4,719	$27,600

Net income per common share:
Basic	$0.14	$0.89

Diluted	$0.13	$0.85

F-20

Non-controlling interest

With the acquisition of GM&P, the Company also acquired a 60% equity interest in Componenti USA LLC, a subsidiary of GM&P that provides architectural specialties in the US, specializing in design-build systems for individual projects and with experience in value engineering to create products that comply with the architects’ original design intent, while maintaining focus on affordable construction methods and materials. The 40% non-controlling interest in Componenti is included in the opening balance sheet as of the acquisition date and its fair value amounted to $1,141. When the company owns a majority (but less than 100%) of a subsidiary’s stock, the Company includes in its Consolidated Financial Statements the non-controlling interest in the subsidiary. The non-controlling interest in the Consolidated Statements of Operations and Other Comprehensive Income is equal to the non-controlling interests’ proportionate share of the subsidiary’s net income and, as included in Shareholders’ Equity on the Consolidated Balance Sheet, is equal to the non-controlling interests’ proportionate share of the subsidiary’s net assets. In determining the fair value we used the income approach amd the market approach which was performed by third party valuation specialists under management.

Note 5.	Trade Accounts Receivable

Trade accounts receivable consists of the following:

	December 31,
	2018	2017
Current accounts receivable	$95,474	$82,970
Retainage (1)	-	30,223
Trade accounts receivable	95,474	113,193
Less: Allowance for doubtful accounts	(2,683)	(2,729)
	$92,791	$110,464

(1)	Retainage as of December 31, 2018 amount to $31,301 and is presented as contract assets as a result of the adoption of the new accounting standard for revenue recognition, ASC 606, further described in Note 3. New Accounting Standards Implemented.

The changes in the allowance for doubtful accounts for the years ended December 31, 2018 and 2017 are as follows:

	December 31,
	2018	2017
Balance at beginning of year	$2,729	$2,083
Provision for bad debts	369	3,128
Deductions and write-offs, net of foreign currency adjustment	(415)	(2,482)
Balance at end of year	$2,683	$2,729

F-21

Note 6.	Inventories

Inventories are comprised of the following

	December 31, 2018	December 31, 2017
Raw materials	$43,744	$40,509
Work in process	25,957	11,468
Finished goods	14,251	13,236
Stores and spares	7,437	6,134
Packing material	540	438
	91,929	71,785
Less: inventory allowances	(80)	(129)
	$91,849	$71,656

There are no third party liens or pledges on our inventories as of December 31, 2018.

Note 7.	Other Current Assets

Other assets consists of the following:

	December 31,
	2018	2017
Advances to Suppliers and Loans	$1,100	$795
Prepaid Income Taxes	16,000	15,573
Employee Receivables	418	455
Other Creditors	1,414	691
	$18,932	$17,514

F-22

Note 8.	Property, Plant and Equipment

Property, plant and equipment is comprised of the following:

	December 31, 2018	December 31, 2017

Building	$53,784	$59,237
Machinery and equipment	133,663	134,536
Office equipment and software	6,238	5,936
Vehicles	1,887	1,834
Furniture and fixtures	2,339	2,274
Total property, plant and equipment	197,911	203,817
Accumulated depreciation	(77,884)	(66,083)
Net book value of property and equipment	120,027	137,734
Land	29,172	30,967
Total property, plant and equipment, net	$149,199	$168,701

Depreciation expense was $18,807, $17,472 and $14,508 for the years ended December 31, 2018, 2017 and 2016, respectively.

The roll forward of Property, plant and equipment for the years ended December 31, 2018 and 2017 is as follows:

	December 31,
	2018	2017
Property, Plant and Equipment
Beginning balance	$234,784	$220,074
Beginning balance Acquisitions GM&P, Componenti	-	961
Acquisitions	13,563	8,782
Tax incentive on installation of solar panels	(1,531)
Disposals	(72)	(17)
Reclassification to investment property	-	5,459
Effect of Foreign currency translation	(19,662)	(475)
Ending Balance	$227,083	$234,784

Accumulated Depreciation
Beginning Balance	$(66,083)	$(49,277)
Beginning balance Acquisitions GM&P, Componenti	-	(277)
Depreciation Expense	(18,807)	(17,472)
Disposals	39	-
Reclassification to investment property	-	(585)
Effect of Foreign Currency Translation	6,967	1,528
Ending balance	$(77,884)	$(66,083)
Property, plant and Equipment, Net	$149,199	$168,701

F-23

The effect of foreign currency translation is the adjustment resulting from translating the amounts from Colombian Pesos, functional currency of some of the Company’s subsidiaries, into U.S. Dollars, the reporting currency.

Note 9.	Goodwill and Intangible Assets

Goodwill

The table below provides a reconciliation of the beginning and ending balances of the Goodwill recorded on the Company’s balance sheet:

Beginning balance - December 31, 2016	$1,330
GM&P Acquisition	21,800
Ending balance – December 31, 2017	$23,130
GM&P measurement period adjustment	431
Ending balance – December 31, 2018	$23,561

Intangible Assets, Net

Intangible assets include Miami-Dade County Notices of Acceptances (NOA’s), which are certificates in the required to market hurricane- resistant glass in Florida. Also, it includes the intangibles related to the acquisition of GM&P.

	December 31, 2018
	Gross	Acc. Amort.	Net
Trade Names	$980	$(359)	$621
Notice of Acceptances (NOAs), product designs and other intellectual property	10,881	(5,425)	5,456
Non-compete Agreement	165	(60)	105
Contract Backlog	3,090	(2,832)	258
Customer Relationships	4,140	(1,626)	2,514
Total	$19,256	$(10,302)	$8,954

F-24

	December 31, 2017
	Gross	Acc. Amort.	Net
Trade Names	$980	$(163)	$817
Notice of Acceptances (NOAs), product designs and other intellectual property	10,826	(5,467)	5,359
Non-compete Agreement	165	(28)	137
Contract Backlog	3,090	(1,287)	1,803
Customer Relationships	4,140	(739)	3,401
Total	$19,201	$(7,684)	$11,517

	December 31, 2016
	Gross	Acc. Amort.	Net
Notice of Acceptances (NOAs) and product designs	8,524	(3,969)	4,555

The weighted average amortization period is 5.2 years.

During the twelve months ended December 31, 2018, 2017 and 2016, the amortization expense amounted to $4,350, $3,497 and $825, respectively, and was included within the general and administration expenses in our consolidated statement of operations.

The estimated aggregate amortization expense for each of the five succeeding years as of December 31, 2018 is as follows:

Year ending	(in thousands)
2019	$2,545
2020	2,133
2021	2,103
2022	1,225
2023	760
Thereafter	188
$8,954

Note 10.	Other Long Term Assets

Other long term assets are comprised of the following:

	December 31,
	2018	2017
Real estate investments	$2,271	$2,069
Cost method investment	500	500
Other long term assets	82	82
	$2,853	$2,651

F-25

Note 11.	Debt

The Company’s debt is comprised of the following:

	December 31, 2018	December 31, 2017
Revolving lines of credit	$19,146	$638
Capital lease	380	245
Unsecured senior note	210,000	210,000
Other loans	17,804	20,293
Less: Deferred cost of financing	(5,015)	(6,918)
Total obligations under borrowing arrangements	242,315	224,258
Less: Current portion of long-term debt and other current borrowings	21,606	3,260
Long-term debt	$220,709	$220,998

As December 31, 2018 and December 31, 2017, the Company had $242,106 and $224,041 of debt denominated in US Dollars with the remaining amounts denominated in Colombian Pesos. The Company’s Other loans amounting to $17,804 have maturities ranging from sixty days to 11 years on a real estate mortgage. Our credit facilities bear interest at rates ranging from 3.9% to 8.2% and weighted average of 7.65%. Short term borrowings outstanding bear a weighted average interest rate of 4.7%. As December 31, 2018 and December 31, 2017, the Company had $208 and $216 of debt denominated in Colombian Pesos with the remaining amounts denominated in U.S. Dollars.

On January 23, 2017, the Company issued a U.S. dollar denominated, $210 million offering of 5-year senior unsecured notes at a coupon rate of 8.2% in the international debt capital markets under Rule 144A of the Securities Act to Qualified Institutional Buyers. The Company used approximately $179 million of the proceeds to repay outstanding indebtedness, including Capital leases, and as a result will achieve a lower cost of debt and strengthen its capital structure given the non-amortizing structure of the new bond. Of these repayments, $59,444 were used to refinance short term debt into long term debt. The senior note does not have negative covenants with an acceleration clause, however requires the Company to meet certain performance indicators in order to take on more debt.

The Company had $5,037 and $4,758 of property, plant and equipment pledged as collateral for various lines of credit as of December 31, 2018 and December 31, 2017, respectively.

Maturities of long term debt and other current borrowings are as follows as of December 31, 2018:

Year Ending December 31,
2019	$21,606
2020	2,447
2021	2,411
2022	212,412
2023	2,380
Thereafter	6,074
Total	$247,330

F-26

The Company had $18,257 and $19,146 available and outstanding in several lines of credit under a revolving note arrangement as of December 31, 2018. The floating interest rates on the revolving notes range between 3.9% and 7.9% and a weighted average interest rate of 4.7%. The Company had $4,250 and $638 available and outstanding in several lines of credit under a revolving note arrangement as of December 31, 2017.

As of December 31, 2018, the Company was obligated under various capital leases under which the aggregate present value of the minimum lease payments amounted to $380. Differences between capital lease obligations and the value of property, plant and equipment under capital lease arises from differences between the maturities of capital lease obligations and the useful lives of the underlying assets.

Interest expense for the year ended December 31, 2018, 2017 and 2016 was $21,187, $19,872 and $16,814, respectively. During the years ended December 31, 2018, 2017 and 2016, the Company capitalized interests in the amounts of $0, $10 and $377, respectively.

Note 12.	Income Taxes

The Company files income tax returns for TG and ES in the Republic of Colombia. On December 28, 2016, the Colombian congress enacted a structural tax reform that took effect on January 1, 2017 which reduces corporate income tax from 42% to 40% for fiscal year 2017, 37% in 2018 and 33% in 2019 and thereafter. As a result of the Colombian tax reform from December 28, 2016, the Company’s net deferred tax liability decreased $586 as of December 31, 2016.

GM&P, Componenti and ESW LLC are U.S. entities based in Florida subject to U.S. federal and state income taxes. The estimated combined state and federal income tax rate ranges between 34% and 39.5%. Tecnoglass Inc. as well as all the other subsidiaries in the Cayman Islands and Panama do not currently have any tax obligations. On December 20, 2017, the Tax Cuts and Jobs Act (the “2017 Act”) was signed into law. We analyzed the impact of the 2017 Act on our accounting for income taxes, including the remeasurement of our deferred tax assets and liabilities, and expect to see a reduction in U.S. tax expense as the new reform reduces the federal corporate tax rate from 35% to 21%.

The components of income tax expense (benefit) are as follows:

	December 31,
	2018	2017	2016
Current income tax
United States	$639	$4,558	$-
Colombia	8,626	7,372	16,318
	9,265	11,930	16,318

Deferred income Tax
United States	391	(2,328)	-
Colombia	(3,680)	(3,809)	(247)
	(3,289)	(6,137)	(247)
Total Provision for Income Tax	$5,976	$5,793	$16,071

F-27

A reconciliation of the statutory tax rate in Colombia to the Company’s effective tax rate is as follows:

	December 31,
	2018	2017	2016
Income tax expense at statutory rates	31.3%	37.0%	40.00%
Non-deductible expenses	13.0%	18.6%	1.20%
Non-taxable income	-3.0%	-20.4%	-0.30%
Effective tax rate	41.3%	35.3%	40.9%

The Company’s effective tax rate of 35.3% for the year ended December 2017 reflects $4,628 of non-taxable income, including 7.7% related to certain intercompany gains of foreign exempt subsidiaries of $1,740 and 5.5% an unrecognized tax benefit related to GM&P’s uncertain tax position of $1,255, further described below, as well as $4,230 of non-deductible expenses including withholding taxes on debt payments, and other non-deductible expenses. Comparably, the Company had nontaxable gains of $776 and $4,674 related to the change in the fair value of warrant liability and earnout share liability during the year ended December 31, 2016.

There were no other individual items that contributed 5 percentage points or more in the reconciliation of the Company’s effective tax rate and the statutory rate during the years ended December 31, 2016 and 2015.

The Company has the following deferred tax assets and liabilities:

	December 31,
	2018	2017
Deferred tax assets:
Accounts Receivable Clients - not delivered FOB	$(1,119)	$-
Property, plant and equipment adjustments	427	483
Tax benefit on installation of renewable energy project	448	-
Operating loss carryforward	1,581	-
Financial Liabilities	30	-
Deferred profit on other assets	99	108
Foreign currency transactions	6,560	1,552
Provision Inventory obsolescence	24	35
Total deferred tax assets	$8,050	$2,178

Deferred tax liabilities:
Inventory - not delivered FOB	$-	$(1,134)
Investments	(118)	-
Property, plant and equipment adjustment	(130)	-
Unbilled receivables uncompleted contracts	(3,293)	(726)
Depreciation and Amortization	(2,445)	(2,532)
Total deferred tax liabilities	$(5,986)	$(2,124)

Net deferred tax	$2,064	$(2,214)

Net deferred tax is presented on the balance sheet as follows:

	December 31,
	2018	2017
Long term deferred income tax asset	$4,770	$103
Less: long term deferred income tax liability	$2,706	$2,317

F-28

Note 13.	Fair Value Measurements

The Company accounts for financial assets and liabilities in accordance with accounting standards that define fair value and establish a framework for measuring fair value. The hierarchy prioritizes the inputs into three broad levels. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument. Level 3 inputs are unobservable inputs based on the Company’s assumptions used to measure assets and liabilities at fair value. A financial asset’s or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and advances from customers approximate their fair value due to their relatively short-term maturities. The Company bases its fair value estimate for long term debt obligations on its internal valuation.

As of December 31, 2018, financial instruments carried at amortized cost that do not approximate fair value consist of long-term debt. See Note 11 - Debt. The fair value of long-term debt was calculated based on an analysis of future cash flows discounted with our average cost of debt which is based on market rates, which are level 2 inputs.

The following table summarizes the fair value and carrying amounts of our long-term debt:

	December 31
	2018	2017
Fair Value	234,163	240,057
Carrying Value	220,709	220,998

Note 14.	Related Parties

The following is a summary of assets, liabilities, and income and expense transactions with all related parties, shareholders, directors and managers:

	December 31, 2018	December 31, 2017
Assets
Current Assets
Due from VS	$6,229	$6,240
Due from other related parties	2,010	2,260
	$8,239	$8,500

Liabilities
Due to related parties - Current	$1,500	$975
Due to related parties – Long Term	600	-

F-29

	December 31, 2018	December 31, 2017	December 31, 2016

Revenues	$5,338	$5,081	$9,742
Interest Income	-	-	235

Expenses
Paid to other related parties	6,925	4,254	2,395

Ventanas Solar S.A. (“VS”), a Panama sociedad anonima, is an importer and installer of the Company’s products in Panama. Family members of the Company’s CEO and COO and other related parties own 100% of the equity in VS. The Company’s sales to VS for the year ended December 31, 2018, 2017 and 2016 were, $2,938, $3,670 and $8,269, respectively.

Payments to other related parties during the periods indicated are comprised of the following:

	Year ended December 31,
	2018	2017	2016
Charitable contributions	1,263	2,787	1,340
Sales commissions	1,419	691	392

Note 15.	Commitments and Contingencies

Commitments

As of December 31, 2018, the Company has an outstanding obligation to purchase an aggregate of at least $31,264 of certain raw materials from a specific supplier before May 2026.

Additionally, in connection with the joint venture agreement the Company entered into with Saint-Gobain on January 11, 2019, further described in Note 21. Subsequent Events, the Company acquired a contingent obligation to purchase minimum volumes of float glass once the new plant located close to the Company’s actual manufacturing facilities commences operations, which are expected to initiate in 2022.

Guarantees

As of December 31, 2018, the Company does not have guarantees on behalf of other parties.

F-30

General Legal Matters

From time to time, the Company is involved in legal matters arising in the regular course of business. Some disputes are derived directly from our construction projects, related to supply and installation, and even though deemed ordinary, they may involve significant monetary damages. We are also subject to other type of litigations arising from employment practices, worker’s compensation, automobile claims and general liability. It is very difficult to predict precisely what the outcome of these litigations might be. However, with the information at out disposition as this time, there are no indications that such claims will result in a material adverse effect on the business, financial condition or results of operations of the Company.

Note 16.	Shareholders’ Equity

Preferred Shares

Tecnoglass is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors.

As of December 31, 2018, there are no preferred shares issued or outstanding.

Ordinary Shares

The Company is authorized to issue 100,000,000 ordinary shares with a par value of $0.0001 per share. As of December 31, 2018, a total of 38,092,996 Ordinary shares were issued and outstanding.

Legal Reserve

Colombian regulation requires that companies retain 10% of net income until it accumulates at least 50% of subscribed and paid in capital. The amount recorded meets this standard.

Earnings per Share

The following table sets forth the computation of the basic and diluted earnings per share for the years ended December 31, 2018, 2017 and 2016:

	December 31,
	2018	2017	2016
Numerator for basic and diluted earnings per shares
Net Income (Loss)	$8,486	$5,725	$23,180

Denominator
Denominator for basic earnings per ordinary share - weighted average shares outstanding	37,511,851	36,836,075	32,864,628
Effect of dilutive securities and stock dividend	550,784	550,784	550,784
Denominator for diluted earnings per ordinary share - weighted average shares outstanding	38,062,635	37,386,858	33,415,412

Basic earnings per ordinary share	$0.23	$0.16	$0.71
Diluted earnings per ordinary share	$0.22	$0.15	$0.69

F-31

As per ASC 260 – Earnings Per Share, 2,626,727 and 3,125,807 ordinary shares issued in connection with the share dividend paid since December 31, 2017 and 2016 are considered in the denominator for basic and diluted earnings per ordinary share, respectively.

The effect of dilutive securities includes 550,784 shares as of December 31, 2018, for shares potentially issued in relation to the dividend declared.

Long Term Incentive Compensation Plan

On December 20, 2013, our shareholders approved our 2013 Long-Term Equity Incentive Plan (“2013 Plan”). Under the 2013 Plan, 1,593,917 ordinary shares are reserved for issuance in accordance with the plan’s terms to eligible employees, officers, directors and consultants. As of December 31, 2018, no awards had been made under the 2013 Plan.

Dividend

Prior to April 2015, we had not paid any cash dividends on our ordinary shares. On April 14, 2015, our Board of Directors authorized the payment of regular quarterly dividends to holders of our ordinary shares at a quarterly rate of $0.125 per share (or $0.50 per share on an annual basis). Our Board of Directors subsequently authorized an increase in the dividends to $0.14 per share (or $0.56 per share on an annual basis) beginning on the third quarter of 2017 going forward. The dividends are paid in cash or ordinary shares, at the option of holders of ordinary shares during an election period. The value of the ordinary shares used to calculate the number of shares issued with respect to that portion of the dividend payable in ordinary shares was the average of the closing price of our ordinary shares on the NASDAQ Capital Market during a set period. If no choice was made during the election periods, the dividend was paid in ordinary shares.

We intend to continue to pay dividends on our ordinary shares, subject to our compliance with applicable law, and depending on, among other things, our results of operations, financial condition, level of indebtedness, capital requirements, contractual restrictions, restrictions in our debt agreements and in any preferred stock, business prospects and other factors that our Board of Directors may deem relevant. Our bond indenture currently restricts the type of dividend we can make while the bonds are outstanding. See “Description of Indebtedness” below for further information. The payment of any dividends is ultimately within the discretion of our Board of Directors. The payment of dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and our general financial condition and limitations imposed by our outstanding indebtedness.

Dividend declarations and the establishment of future record and payment dates are subject to the Board of Directors’ continuing determination that the dividend policy is in the best interests of the Company and its shareholders. The dividend policy may be changed or cancelled at the discretion of the Board of Directors at any time.

Note 17.	Segment and Geographic Information

The Company has one operating segment, Architectural Glass and Windows, which is also its reporting segment, comprising the design, manufacturing, distribution, marketing and installation of high-specification architectural glass and windows products sold to the construction industry.

F-32

In reviewing the Company’s segmentation, the Company followed guidance under ASC 280-10-50-1 which states that “an operating segment is a component of a public entity that has all of the following characteristics: (i) it engages in business activities from which it may earn revenues and incur expenses (including revenues and expenses relating to transactions with other components of the same public entity), (ii) its operating results are regularly reviewed by the public entity’s chief operating decision maker (CODM) to make decisions about resources to be allocated to the segment and assess its performance, and (iii) its discrete financial information is available. Based on the Company’s review discussed below, the Company believes that its identification of a single operating and reportable segment - Architectural Glass and Windows - is consistent with the objectives and basic principles of Segment Reporting, which are to “help financial statement readers better understand the public entity’s performance, better assess its prospects for future net cash flows and make more informed judgments about the public entity as a whole.”

The Company analyzed the Company’s segmentation after the acquisition of GM&P and concluded that the operations of GM&P fall within our single operating segment, Architectural Glass and Windows. The CODM reviews financial information of the Company on a consolidated basis including GM&P on a comparative basis including an analysis with the consolidated budget and forecast. This acquisition has not changed the products and services offered in prior years and as such the company believes that there is no need of an additional segment due to the aforementioned above. Furthermore, a large part of the strategy behind the acquisition of GM&P was to use this entity as a platform to sell the Company´s products into the U.S, serving our clients by providing a full “end to end” portfolio of products and services integrated into one.

The following tables present geographical information about external customers. Geographical information is based on the location where there the customer is located.

	Year ended December 31,
	2018	2017	2016
Colombia	$62,445	$63,539	$98,758
United States	296,534	238,529	189,985
Panama	4,248	4,259	9,444
Other	7,757	8,129	6,829
Total Revenues	$370,984	$314,456	$305,016

The following table presents revenues from external customer by product groups.

	December 31,
	2018	2017	2016
Glass and framing components	$104,032	$67,311	$89,850
Windows and architectural systems	266,952	247,144	215,166
Total Revenues	$370,984	$314,456	$305,016

During the year ended December 31, 2018 and 2017, no single customer accounted for more than 10% of our revenues. Only GM&P before being acquired by the Company in 2017 accounted for more than 10% or more of our net sales, amounting to $80.0 million, or 26% of total sales during the years ended December 31, 2016.

F-33

The Company’s long-lived assets are distributed geographically as follows:

	December 31,
	2018	2017	2016
Colombia	$146,544	$166,380	$172,478
United States	38,075	39,037	5,631
Total long lived assets	$184,619	$205,417	$178,109

Note 18.	Operating Expenses

Selling expenses for the years ended December 31, 2018, 2017 and 2016 were comprised of the following:

	December 31,
	2018	2017	2016
Shipping and Handling	$18,583	$13,068	$15,568
Personnel	6,707	6,219	5,679
Sales commissions	5,382	4,527	4,346
Services	2,502	2,024	1,723
Packaging	1,283	1,306	950
Accounts Receivable provision	369	3,128	4686
Other Selling Expenses	4,564	3,512	4,001
Total Selling Expense	$39,390	$33,784	$36,953

General and administrative expenses for the years ended December 31, 2018, 2017 and 2016 were comprised of the following:

	December 31,
	2018	2017	2016
Personnel	$12,281	$10,631	$7,938
Professional fees	4,705	4,207	5,395
Taxes	845	895	1,302
Services	2,918	2,850	2,302
Depreciation and Amortization	4,887	4,404	1,788
Bank charges and tax on financial transactions	1,075	1,647	2,881
Insurance	1,601	1,487	893
Rent expense	854	552	209
Charitable contributions	1,385	1,537	1,504
Other expenses	3,081	2,824	4,736
Total General and administrative expenses	$33,632	$31,034	$27,846

F-34

Note 19.	Non-Operating Income and Expenses

Non-operating income and expenses, net on our consolidated statement of operations amounted to $2,915, $3,190 and $4,155 for the years ended December 31, 2018, 2017 and 2016, respectively. These amounts are primarily comprised of income from interests on receivables and short-term investments, rent income and recoveries on scrap materials.

Note 20.	Selected Quarterly Financial Data (unaudited)

The following tables contain (unaudited) quarterly financial statement information for the years ended December 31, 2018 and 2017.

	2018 Quarters Ended
	March 31,	June 30,	September 30,	December 31,

Operating revenue	$87,160	$88,969	$96,992	$97,863
Gross profit	26,748	24,642	34,693	34,134
Net income (loss)	10,619	(3,870)	5,152	(4,415)
Net income (loss) attributable to parent	10,691	(3,658)	6,297	(22,361)
Basic income (loss) per share*	0.29	(0.10)	0.13	(0.12)
Diluted income (loss) per share*	$0.28	$(0.10)	$0.13	$(0.12)

	2017 Quarters Ended
	March 31,	June 30,	September 30,	December 31,

Operating revenue	$65,817	$80,976	$83,384	$84,279
Gross profit	22,252	22,544	27,184	27,202
Net income (loss)	1,031	(3,500)	7,025	1,169
Net income (loss) attributable to parent	1,019	(3,560)	6,924	1,066
Basic income (loss) per share*	0.03	(0.10)	0.19	0.03
Diluted income (loss) per share*	$0.03	$(0.10)	$0.19	$0.03

*Per share amounts have been retroactively adjusted to include the dilutive effect of shares issued in relation to a share dividend payment.

F-35

Note 21.	Subsequent Events

On January 9, 2019, we declared a regular quarterly dividend of $0.14 per share for the fourth quarter of 2018. The dividend will be payable on February 28, 2019 to shareholders of record as of the close of business on January 31, 2019. The dividend will be paid in cash or ordinary shares, to be chosen at the option of holders of ordinary shares during an election period beginning February 1, 2019 and lasting until 5:00 P.M. Eastern Time on February 15, 2019. The value of the ordinary shares to be used to calculate the number of shares to be issued with respect to that portion of the dividend payable in ordinary shares shall be the average of the closing price of the Company’s ordinary shares on NASDAQ during the period from February 1, 2019 through February 15, 2019. If no choice is made during this election period, the dividend for this election period will be paid in ordinary shares of the Company.

On January 11, 2019, we entered into a joint venture agreement with Saint-Gobain, a world leader in the production of float glass, a key component of our manufacturing process, whereby we will acquire an approximate 25% minority ownership interest in Vidrio Andino Holdings S.A.S, a Colombia-based subsidiary of Saint-Gobain. The purchase price for our interest in this entity is $34.1 million in cash and land worth $10.9 million near our facility in Barranquilla, which will be contributed on our behalf by our Chief Executive Officer and Chief Operating Officer, José M. Daes and Christian T. Daes with a third party valuation to be conducted. Vidrio Andino’s float glass plant located in the outskirts of Bogota, Colombia, had been one of our main suppliers of raw glass. We beleive this transaction will solidify our vertical integration strategy by acquiring an interest in the first stage of our production chain, while securing ample glass supply for our expected production needs.

Additionally, the joint venture agreement includes plans to build a new plant in Galapa, Colombia that will be located approximately 20 miles from our primary manufacturing facility, in which we will also have a 25% interest. The new plant will be funded with proceeds the original cash contribution made by the Company, operating cashflows from the Bogota plant, debt incurred at the joint venture level that will not consolidate into the Company and an additional contribution by us of approximately $12.5 million to be paid between 2020 and 2021. Under the joint venture agreement, Saint Gobain will retain a majority ownership position and will have control over the operations of both plants and as such, the transaction will be accounted for under the equity method. The acquisition will be consummated on or before May 2019, once the original cash and land contributions have been completed and the shares of Vidrio Andino have been contributed.

F-36

TECNOGLASS INC.

$200,000,000

ORDINARY SHARES, PREFERRED SHARES,
WARRANTS, DEBT SECURITIES, AND UNITS

We will offer and sell from time to time ordinary shares, preferred shares, warrants, debt securities, and/or units comprised of one or more of the foregoing classes of securities, with a maximum aggregate offering price not to exceed $200,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices, and on other terms to be determined at the time of each offering. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We may sell the securities directly to investors, to or through underwriters or dealers, or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

Our ordinary shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “TGLS” and are traded on the Bolsa de Valores de Colombia (“BVC”) under the symbol “TGLSC.” On October 16, 2018, the last reported sale price of our ordinary shares on Nasdaq was $9.5978 and on the BVC was COP 24,980.00 (or $8.09 using an exchange rate of 3,088.78 COP per dollar). As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

As of October 16, 2018, the aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates was $125,624,078, based on a last sale price of $9.5978 per ordinary share on Nasdaq and 13,088,841 outstanding ordinary shares held by non-affiliates as of such date. As of the date hereof, excluding the securities offered hereby, none of our securities have been sold pursuant to General Instruction I.B.6 of Form S-3 during the preceding 12 months.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 4 in this prospectus and elsewhere in any prospectus supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 8, 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless the context otherwise requires:

●	references to the “Company”, “TGI” and to “we, “ “us” or “our” are to Tecnoglass Inc., a Cayman Islands exempted company, and its subsidiaries;

●	references to “Tecnoglass Holding” are to Tecno Corporation;

●	references to “Tecnoglass” and “TG” are to Tecnoglass S.A.S.;

●	references to “ES” are to C.I. Energía Solar S.A.S. E.S. Windows;

●	references to “ESW” are to ES Windows LLC, our indirect wholly-owned subsidiary, based in Florida.

●	References to “VS” are to Ventana Solar S.A., a Panama-based company with which we have a strategic commercial relationship

●	references to “Tecno LLC” are to Tecnoglass LLC;

●	references to “Tecno RE” are to Tecno RE LLC; and

●	references to “GM&P” are to Giovanni Monti and Partners Consulting and Glazing Contractors.

Additionally, any share dividends described in this prospectus shall take effect as share capitalizations as a matter of Cayman Islands law.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” below and appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein, and those described in any applicable prospectus supplement.

Our Company

We are a leading manufacturer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries. We believe that we are the leading glass transformation company in Colombia, capturing 51% of the market share in 2017 by sales and volume based on our analysis of external sources. Headquartered in Barranquilla, Colombia, we operate out of a 2.7 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean and the Pacific. In 2015, we established our Solartec plant to produce low emissivity glass with high thermal insulation specifications using soft coat technology. We also produce aluminum products such as profiles, rods, bars, plates and other hardware used in the manufacture of windows.

Our products are installed in hotels, residential buildings, commercial and corporate centers, universities, airports and hospitals in a variety of applications such as floating facades, curtain walls, windows, doors, handrails, interior and bathroom spatial dividers. We are also a leader in the production of high-end windows, with more than 33 years of experience in the glass and aluminum structure assembly market in Colombia. We design, manufacture, market, and install architectural systems for high, medium, and low rise construction, glass and aluminum windows and doors, curtain walls, floating facades, office dividers and interiors, and commercial display windows.

We supply over 900 customers in North, Central, and South America, with the United States accounting for approximately 76% of revenues in 2017. Our tailored, high-end products are found on some of the world’s most distinctive properties, including the Washington University Mid Campus Center (St Louis), Via 57 West (New York), Trump Plaza (Panama), Salesforce Tower (San Francisco), and Torre Elemento (Bogotá).

We have a large presence in the Florida market, which has historically represented (and continues to represent) a substantial portion of our total sales and backlog. We grew in the Florida market not only through organic growth, but also through the asset acquisitions of Glasswall LLC and RC Aluminum, both in 2014, the acquisition of ES Windows LLC in 2016, and the acquisition of Giovanni Monti and Partners Consulting and Glazing Contractors in March of 2017. We have sought to proactively diversify our presence and product offering and expand U.S. sales outside of the Florida market with high value-added products, such as curtain walls and floating facades, that are in high demand and we believe represent a new trend in architecture. As an example, these have been used in the University of South Florida Tiedemann College of Business (St. Petersburg) and Cook County Health Center (Chicago) built in 2017 and 2018, respectively.

In Panama, we sell products primarily to companies participating in large construction projects in the exclusive areas of Panama City. For example, our products were supplied in the construction of the tallest building in Latin America, The Point, as well as in the construction of other modern hotels in the region, such as Megapolis, and in the development of the Soho Plaza, a complex consisting of a shopping mall and two skyscrapers.

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Additional Information about the Company

We maintain websites for our subsidiaries, TG, ES and GM&P, which can be found at www.tecnoglass.com, www.energiasolarsa.com, and www.gmpglazing.com, respectively. The corporate filings of Tecnoglass Inc., including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, our proxy statements and reports filed by our executive officers and directors under Section 16(a) of the Securities Exchange Act, and any amendments to those filings, are available free of charge on our investor relations page at investors.tecnoglass.com, which are updated as soon as reasonably practicable after we electronically file (or furnish in certain cases) such material with the Securities and Exchange Commission, and can also be found at the SEC’s website at http://sec.gov. We do not intend for information contained in any of our websites, including the investor relations pages, to be a part of this prospectus and you should not consider information contained on our website to be a part of this prospectus or in deciding whether to purchase our securities.

Our principal executive offices are located at Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia. Our telephone number is +(57)(5)3734000.

The Securities We May Offer

We may offer up to $200,000,000 of ordinary shares, preferred shares, warrants, debt securities, and/or units comprised of one or more of the foregoing classes of securities, in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Ordinary Shares

The holders of our ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. Subject to any preferential rights of any outstanding preferred shares, holders of our ordinary shares are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution, or winding up of our company, holders of our ordinary shares would be entitled to share ratably in our net assets legally available for distribution to shareholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred shares.

Preferred Shares

Our third amended and restated memorandum of association authorizes the issuance of preferred shares with such designations, rights, and preferences as may be determined from time to time by our board of directors, without shareholder approval. We have summarized some of the general terms and provisions of the preferred shares that we may issue in “Description of Capital Stock.” A prospectus supplement will describe the particular terms of any series of preferred shares offered from time to time, and may supplement or change the terms outlined below.

Warrants

We may issue warrants for the purchase of ordinary shares, preferred shares, debt securities, or any combination thereof. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of Warrants.” A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below.

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Debt Securities

We may offer any combination of senior debt securities or subordinated debt securities. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. We have summarized some of the general terms and provisions of the debt securities that we may issue in “Description of Debt Securities.” A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. We have summarized some of the general terms and provisions of the warrants that we may issue in “Description of the Units.” A prospectus supplement will describe the particular terms of any units offered from time to time, and may supplement or change the terms outlined below.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement or contained or incorporated by reference in this prospectus. Potential investors also should read and consider the risks and uncertainties discussed under the item “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2017 and our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and, June 30, 2018, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our securities could decline and you may lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of income before tax excluding fixed charges and the amortization of interests capitalized during previous periods. Fixed charges consist of interest expense, including the portion of interest inherent in rental expense, amortization of deferred cost of financing and capitalized interests. Where the ratio is less than 1:1 coverage, the deficiency is set forth. The information set forth in the table should be read in conjunction with the financial information incorporated by reference into this prospectus.

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	For the Six Months Ended	For the Year Ended December 31,
	June 30, 2018	2017	2016	2015	2014*	2013*
Total earnings	21,233	31,531	56,182	18,969	26,949	38,894
Fixed charges	10,411	19,882	17,191	10,657	9,045	7,886
Ratio of earnings (loss) to fixed charges	2.04	1.59	3.27	1.78	2.98	4.93
Deficiency of earnings available to cover fixed charges	-	-	-	-	-	-

*Amounts for the year ended 2014 and 2013 do not reflect the acquisition of ESW in December 2016. As the acquisition of ESW was deemed to be a transaction between entities under common control, the assets and liabilities were transferred at the historical cost of ESW, with prior periods retroactively adjusted to include the historical financial results of the acquired company for the period they were controlled by the previous owners of ESW in our financial statements for the years ended 2015 and 2016 until the acquisition.

We had no preferred shares outstanding for any period presented. As a result, the ratio of earnings to combined fixed charges and preferred share dividends is the same as the ratio of earnings to fixed charges.

NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement, and the documents incorporated by reference herein and therein include and will include forward-looking statements in addition to historical and current information. These forward-looking statements appear and will appear throughout such documents, including under “Prospectus Summary” in this prospectus; under “Risk Factors” in each prospectus supplement; and under the items “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and our quarterly reports on Form 10-Q. These forward-looking statements relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We may use the words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this prospectus.

The forward-looking statements contained in this prospectus are based on management’s current expectations and are subject to uncertainty and changes in circumstance. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include those risks and uncertainties described under “Risk Factors” in each prospectus supplement and under the item “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

Among the factors that could cause actual results to differ materially are: competition; business conditions and industry growth; rapidly changing consumer preferences and trends; general economic conditions; large variations in sales volume with significant customers; addition or loss of significant customers; continued compliance with government regulations; loss of key personnel; labor practices; product development; management of growth; increases of costs of operations or inability to meet efficiency or cost reduction objectives; timing of orders and deliveries of products; and foreign government regulations and risks of doing business abroad. Should one or more of those risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, including working capital, sales and marketing activities, product development, general and administrative matters, capital expenditures, and acquisitions. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

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DESCRIPTION OF SHARE CAPITAL

Introduction

In the discussion that follows, we have summarized selected provisions of our third amended and restated memorandum of association and the Companies Law (2018 Revision) of the Cayman Islands relating to our share capital. This summary is not complete. This discussion is subject to the relevant provisions of Cayman Islands law and is qualified in its entirety by reference to our third amended and restated memorandum of association. You should read the provisions of our third amended and restated memorandum of association as currently in effect for provisions that may be important to you.

Authorized Share Capital

We are authorized to issue up to 101,000,000 shares consisting of: 100,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value of $0.0001 per share. As of June 30, 2018, there were 37,041,669 ordinary shares issued and outstanding and no preferred shares issued and outstanding.

Ordinary Shares

The holders of ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Subject to any preferential rights of any outstanding preferred shares, holders of our ordinary shares are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a winding up, liquidation or dissolution of our company, holders of our ordinary shares would be entitled to share ratably in our net assets legally available for distribution to shareholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred securities. Holders of our ordinary shares do not have any conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Our ordinary shares are listed on Nasdaq under the symbol “TGLS” and traded on the BVC under the symbol “TGLSC”. We cannot assure you that our ordinary shares will continue to be listed or traded on such exchanges as we might not in the future meet certain continued listing standards.

Preferred Shares

Our third amended and restated memorandum of association authorizes the issuance of 1,000,000 preferred shares with such designations, rights, and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors will be empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of our ordinary shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying, or preventing a change in control of our company.

The following outlines some of the general terms and provisions of the preferred shares that we may issue. A prospectus supplement will describe the particular terms of any preferred shares offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the certificate of designations that sets forth the terms of the particular preferred shares we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such form of certificate of designations. We urge you to read the form of certificate of designations and the additional description of the terms of the preferred shares included in the prospectus supplement.

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If we offer a series of preferred shares, we will describe the specific terms of that series in a prospectus supplement, including:

●	the title of the series of preferred shares and the number of shares offered;

●	the price at which the preferred shares will be issued;

●	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred shares;

●	the voting rights of the preferred shares;

●	whether the preferred shares are redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred shares are convertible into any other securities, and the terms and conditions of any such conversion;

●	the liquidation preference of the preferred shares; and

●	any additional rights, preferences, and limitations of the preferred shares.

When the consideration for which the board of directors authorized the issuance of shares is received, the preferred shares will be fully paid and nonassessable.

Dividends

Our board has authorized the payment of four regular quarterly dividends to holders of ordinary shares at a quarterly rate of $0.125 per share, or $0.50 per share on an annual basis, with the first quarterly dividend payable on November 1, 2016. The dividends are payable in cash or ordinary shares, at the option of the holders of ordinary shares. On May 11, 2017, we announced that commencing with the declared quarterly dividend for the third quarter of 2017 through any future dividends to be declared and paid through the third quarter of 2018, a 12% increase to $0.14 per share, or $0.56 per share on an annual basis would apply.

We issued 1,619,812 shares for the share dividends paid during the year ended December 31, 2017. Through July 31, 2018, we issued 1,455,182 shares for share dividends.

Energy Holding Corp., the majority shareholder, has irrevocably elected to receive any quarterly dividends declared through the third quarter of 2018 in ordinary shares, as opposed to cash.

Dividend declarations and the establishment of future record and payment dates are subject to our board’s continuing determination that the dividend policy is in our best interests and the best interests of our shareholders. The dividend policy may be changed or cancelled at the discretion of our board at any time.

Warrants, Options, and Convertible Securities

We presently have no warrants outstanding.

On December 20, 2013, our shareholders approved our 2013 Long-Term Equity Incentive Plan (“2013 Plan”). Under the 2013 Plan, 1,593,917 ordinary shares are reserved for issuance in accordance with the plan’s terms to eligible employees, officers, directors, and consultants. As of June 30, 2018, no awards have been made under the 2013 Plan.

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Limitation on Directors’ Liability

Cayman Islands law does not limit the extent to which our memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful fraud, willful misconduct, civil fraud, or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful neglect or willful default.

Effective March 5, 2014, we entered into indemnification agreements with each of our executive officers and members of our board of directors. The indemnification agreements supplement our third amended and restated memorandum and articles of association and Cayman Islands law in providing certain indemnification rights to these individuals. The indemnification agreements provide, among other things, that we will indemnify these individuals to the fullest extent permitted by Cayman Islands law and to any greater extent that Cayman Islands law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the indemnification agreements, by reason of the fact that such individuals is or were our directors or executive officers, subject to certain exclusions and procedures set forth in the indemnification agreements, including the absence of fraud or willful default on the part of the indemnitee and, with respect to any criminal proceeding, that the indemnitee had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Provisions

Provisions of Cayman Islands Law and our third amended and restated memorandum and articles of association could make it more difficult to acquire us by means of a tender offer, a proxy contest, or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our shareholders.

Shareholder Actions. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are largely governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

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We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Classified Board. Our board of directors is divided into three classes. The number of directors in each class is as nearly equal as possible. Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. The classified board may extend the time required to make any change in control of the board when compared to a corporation with an unclassified board. It may take two annual general meetings for our shareholders to effect a change in control of the board.

Vacancies in the Board of Directors. Our third amended and restated memorandum and articles of association provides that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term for the class for which such director is chosen, or until the earlier of his or her death, resignation or removal.

Extraordinary General Meetings. Under our third amended and restated memorandum and articles of association, extraordinary general meetings may be called by the directors, and shall be at the request in writing of shareholders owning at least ten percent of the ordinary shares issued and outstanding and entitled to vote.

No Cumulative Voting. Our third amended and restated memorandum and articles of association does not provide for cumulative voting.

Listing

Our ordinary shares are listed for trading on the Nasdaq under the symbol “TGLS” and are traded on the BVC under the symbol “TGLSC.” As of the date of this prospectus, no other class of securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, and can be reached at (212) 509-4000. The transfer agent and registrar for any series of preferred shares will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary shares, preferred shares, debt securities, or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the ordinary shares, preferred shares, debt securities, or combination thereof that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares and price of ordinary shares or preferred shares, or the designation and aggregate principal amount of debt securities, that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the ordinary shares or preferred shares, or the principal amount of debt securities, being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

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DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. Further information regarding the trustee may be provided in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement. We urge you to read the indentures, the applicable indenture supplement and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

●	the person to whom any interest on a debt security of the series will be paid;

●	the rate or rates at which the debt securities will bear interest;

●	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

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●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, debt securities, ordinary shares, preferred shares, or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures; and

●	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, ordinary shares, preferred shares, or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the amount of debt securities, ordinary shares, preferred shares, or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

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If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange, and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

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Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger, and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

●	failure to pay any principal or deposit any sinking fund payment when due;

●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency or reorganization; and

●	any other event of default specified in the prospectus supplement.

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If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of notes;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

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Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

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Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

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PLAN OF DISTRIBUTION OF SECURITIES

We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers or a single purchaser; or

●	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a rights offering;

●	exercises of warrants or other rights;

●	an “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

●	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

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Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, as amended, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers, or agents could make sales in an “at-the-market” offering, directly on the Nasdaq Capital Market, the BVC, the existing trading market for our ordinary shares, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

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Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the ordinary shares, which are listed on Nasdaq and traded on the BVC, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

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LEGAL MATTERS

The validity of the securities offered will be passed on for us by our U.S. counsel, Graubard Miller, New York, New York, and our Cayman Islands counsel, Maples and Calder.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the GM&P business the registrant acquired during 2017, of PricewaterhouseCoopers Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our investor relations website at investors.tecnoglass.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold or the offering is terminated:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (filed March 14, 2018);

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 (filed May 9, 2018) and June 30, 2018 (filed August 10, 2018);

●	Current Reports on Form 8-K dated January 9, 2018 (filed January 16, 2018), March 8, 2018 (filed March 8, 2018), March 27, 2018 (filed March 30, 2018), May 4, 2018 (filed May 7, 2018), June 19, 2018 (filed June 19, 2018), and September 7, 2018 (filed September 11, 2018); and September 24, 2018 (filed September 24, 2018); and

●	Form 8-A filed on February 22, 2012 registering our ordinary shares under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or other information, including exhibits to the foregoing, deemed to have been furnished and not filed in accordance with SEC rule.

Will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to Tecnoglass Inc., Attention: Investor Relations, Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, telephone number +(57)(5)3734000. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

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TECNOGLASS INC.

ORDINARY SHARES

PREFERRED SHARES

WARRANTS

DEBT SECURITIES

UNITS

PROSPECTUS

November 8, 2018